Filed Pursuant to Rule 424(b)(5)
                                                    Registration No.: 333-132319
                                                         File No.: 333-132319-02

Prospectus
September 27, 2006

Citicorp Residential Mortgage Securities, Inc.
Depositor

Citicorp Trust Bank, fsb
Sponsor

Citicorp Residential Mortgage Trust Series 2006-2
Issuing entity

$829,820,000 (approximate)
REMIC Pass-Through Certificates

--------------------------------------------------------------------------------

consisting of approximately

o   $740,835,000, in 7 subclasses, of senior class A Certificates

o   $88,985,000, in 9 subclasses, of mezzanine class M Certificates

The assets of the issuing entity will consist primarily of sub-prime and non-prime mortgage loans secured by first priority liens on residential property. The Certificates are obligations of the issuing entity only and do not represent obligations of, or interests in, the depositor, the sponsor or any of their affiliates.

Monthly distributions will be made on the Certificates, commencing October 25, 2006.

The purchase price for the Certificates offered by each underwriter will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale. Total proceeds to the depositor (net of expenses) will be approximately 99.66638% of the aggregate initial principal balance of the offered Certificates, plus accrued interest from September 1, 2006 to the closing date.

Credit enhancement will be provided for the Certificates through overcollateralization, excess interest, subordination and loss allocation features.

The depositor does not intend to list the Certificates on a national securities exchange or the Nasdaq Stock Market.

            You should read "General risk factors," beginning on page
         2 of the core prospectus, and "Series risk factors," beginning on page S-10 of this supplement,
                      before you purchase any Certificates.

Citigroup

                                                                   Credit Suisse
--------------------------------------------------------------------------------

The Certificates are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

How to read this prospectus

This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all Series of Certificates. The supplement gives specific information about this Series of Certificates. You should note that some features described in the core prospectus may not apply to this Series of Certificates.

     You should carefully read both the core prospectus and the supplement before investing. In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

Forward-looking statements

In this prospectus we make certain forward-looking statements. These statements are found in the discussions (including the tables) set forth under "Series Risk Factors", "General Risk Factors" and "Sensitivity of Certificates to prepayment". Forward-looking statements are also found elsewhere in this prospectus and include words such as "expects", "intends", "anticipates" and similar words. Forward-looking statements are inherently subject to a variety of risks and uncertainties. Actual results may diverge substantially from those we anticipate or assume. Such divergence may be caused by, among other things,

o   economic conditions and industry competition,

o   political, social and economic conditions,

o   legal and governmental regulatory initiatives and

o   prevailing interest rates and fluctuations in interest rates.

     We will not update or revise any forward-looking statements to reflect changes in our expectations or assumptions or to reflect changes in the conditions or circumstances on which such statements were originally based.

CONTENTS


PROSPECTUS SUPPLEMENT
Summary..............................................S-4
Series risk factors.................................S-10
The mortgage loans..................................S-18
Credit enhancement..................................S-20
Payment priorities..................................S-24
Distributions of interest...........................S-25
Distributions of principal..........................S-27
Losses..............................................S-30
Sensitivity of Certificates to prepayment...........S-31
Voting Rights.......................................S-41
Additional ERISA considerations.....................S-41
Legal Investment....................................S-42
Accounting Considerations...........................S-42
Federal income tax consequences.....................S-42
Plan of distribution................................S-43
Legal opinions......................................S-44
Incorporation of additional SEC filings.............S-44
APPENDIX 1
ANNEX

CORE PROSPECTUS
Summary................................................1
General risk factors...................................2
Distributions on the Certificates......................5
The mortgage loans....................................13
Defective mortgage loans..............................16
Insurance and other credit support....................16
Mortgage documents....................................18
CRMSI and its affiliates..............................18
Static pool information...............................20
Mortgage loan underwriting............................21
Servicing.............................................24
Servicing events of default...........................28
Transfer of servicing.................................29
The Trustee...........................................29
The Trust.............................................30
The pooling agreement.................................30
Book entry and physical Certificates..................33
ERISA considerations..................................35
Legal investment considerations.......................36
Taxation of Certificate holders.......................38
Taxation of the Trust.................................47
Legal aspects of mortgage loans.......................48
Use of proceeds.......................................58
Plan of distribution..................................58
Additional information................................58
Index of Defined Terms................................60

Summary

This summary is an overview of the salient features of the offered Certificates and the Trust assets. Investors should also review the more detailed descriptions of those features in this supplement and the attached core prospectus.

Series overview - the Certificates

Offered by this prospectus


          Principal
         balance at
        cut-off date,   Annual interest        Special      Expected rating         Subordinated
Class   +/- up to 5%        rate(1)           features        S&P/Moody's                to
-----   -------------   ---------------     -------------   ----------------    -------------------
A-1a    $ 142,144,000        5.872%                             AAA/Aaa                  N/A
A-1b    $ 188,423,000        (2)            Floating Rate       AAA/Aaa                  N/A
A-2     $  69,840,000        5.557%                             AAA/Aaa                  N/A
A-3     $ 107,230,000        5.563%                             AAA/Aaa                  N/A
A-4     $ 103,520,000        5.775%                             AAA/Aaa                  N/A
A-5     $  55,594,000        6.036%                             AAA/Aaa                  N/A
A-6     $  74,084,000        5.665%              NAS            AAA/Aaa                  N/A
M-1     $  21,714,000        5.918%                             AA+/Aa1                   A
M-2     $  19,160,000        5.948%                              AA/Aa2                A, M-1
M-3     $  10,644,000        5.996%                             AA-/Aa3              A, M-1, M-2
M-4     $   7,664,000        6.077%                              A+/A1            A, M-1, M-2, M-3
M-5     $   7,664,000        6.176%                              A/A2            A, M-1, M-2, M-3,
                                                                                         M-4
M-6     $   5,109,000        6.275%                              A-/A3            A, M-1, M-2, M-3,
                                                                                      M-4, M-5
M-7     $   4,683,000        6.522%                            BBB+/Baa1         A, M-1, M-2, M-3,
                                                                                   M-4, M-5, M-6
M-8     $   5,109,000        7.018%                            BBB/Baa1          A, M-1, M-2, M-3,
                                                                                M-4, M-5, M-6, M-7
M-9     $   7,238,000        7.500%                            BBB-/Baa2         A, M-1, M-2, M-3,
                                                                                M-4, M-5, M-6, M-7,
                                                                                         M-8

--------------------
(1) Increases after the earliest date on which the clean-up call may be exercised. Limited at all times by net WAC rate. See "Distributions of interest".

(2) Interest will accrue on the class A-1b Certificates during each interest accrual period at a per annum rate equal to the sum of one-month LIBOR plus 0.08% (the class A-1b margin), subject to the net WAC rate, as described under "Distributions of interest" in this supplement. With respect to the first interest accrual period, interest will accrue on the class A-1b Certificates at a per annum rate equal to 5.40375%. During each interest accrual period relating to the distribution days after the earliest date on which the clean-up call may be exercised, the class A-1b margin will increase to 0.16%, if the clean-up call right is not exercised.


Not offered by this prospectus(3)

CE         N/A               N/A               Residual           N/A            A, M-1, M-2, M-3,
                                                                                M-4, M-5, M-6, M-7,
                                                                                      M-8, M-9
R          N/A               N/A               Residual           N/A                    N/A

-----------

(3) Initially retained by the depositor.

Issuing entity of the
  Certificates                 Citicorp Residential Mortgage Trust Series
                               2006-2, a New York common law trust (the Trust)

Sponsor Citicorp Trust Bank, fsb, a federally chartered savings bank (CTB)

Depositor                      Citicorp Residential Mortgage Securities, Inc.,
                               a Delaware corporation (CRMSI)
                               1000 Technology Drive
                               O'Fallon, Missouri 63368-2240
                               Phone: (636) 261-1313

Servicer and certificate
  administrator                CitiMortgage, Inc., a New York corporation (CMI).
                               750 Washington Blvd.
                               Stamford, Connecticut 06901
                               Phone: (800) 285-3000

Trustee                        U.S. Bank National Association

                               Corporate Trust Services One Federal Street--3rd Floor Boston, Massachusetts 02110 Phone: (617) 603-6402 Fax: (617) 603-6637

                               The Trustee, a national banking association organized under the laws of the United States, is a wholly-owned subsidiary of U.S. Bancorp, the sixth largest bank holding company in the United States with total assets at June 30, 2006 exceeding $213 billion. The Trustee has acted as trustee of mortgage-backed securities since 1987. As of June 30, 2006, the Trustee (and its affiliate, U.S. Bank Trust National Association) was acting as trustee on approximately 449 issuances of sub-prime residential mortgage-backed securities, with an outstanding aggregate principal balance of approximately $140,660,700,000.

Paying agent, authenticating
  agent  and certificate
  registrar                    Citibank, N.A.
                               Agency & Trust
                               388 Greenwich Street
                               New York, New York 10013
                               Attn: Structured Finance Group
                               Phone:(212) 816-5685
                               Fax: (212) 816-5527

                               The paying agent is a national banking
                               association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as paying agent through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank's Agency and Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 274 various residential mortgage-backed transactions.

Originator                     CTB

Ratings The offered Certificates will not be sold unless Standard & Poor's Ratings Group (S&P) and Moody's Investors Service, Inc. (Moody's) have rated the offered Certificates as shown above. You should evaluate these ratings independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. A rating agency may revise or withdraw a rating at any time.

                               The depositor anticipates that each rating agency named above will monitor the ratings of the offered Certificates while they remain outstanding.

Mortgage pool                  The Trust's assets are a pool of fixed rate,
                               daily simple interest mortgage loans (the Pool).

Credit enhancement             Subordination and overcollateralization, together
                               with excess interest and loss allocation features. For a particular class of Certificates, credit enhancement from subordination will be in an amount initially equal to the initial principal balances of all other classes with a lower seniority. Overcollateralization will provide credit enhancement to all classes of Certificates to the extent that the aggregate principal balance of loans in the Pool is greater than the aggregate principal balance of the Certificates. Overcollateralization will be maintained by application of excess interest as additional principal payments on the senior classes of Certificates. Losses allocable to the Certificates will be allocated to the classes of Certificates in reverse order of seniority.

Maintenance of
  overcollateralization        To the extent necessary to maintain or attain the
                               targeted level of overcollateralization, the amount of interest collections for the Pool, net of the servicing fee that is in excess of interest accrued on the Certificates, will be applied as an extra principal distribution on the class A Certificates.

Initial targeted
  overcollateralization
  level 2.55% of the initial mortgage loan balance, or approximately $21,714,131. On the closing date, the amount of overcollateralization will be approximately $21,714,560 or approximately 2.55% of the initial mortgage loan balance.

Distribution priorities        After payment of the servicing fee, collections
                               on the mortgage loans in the Pool will be distributed as principal and interest on the Certificates. First, collections will be applied to pay current accrued interest on the class A
                               Certificates and to reimburse the class A
                               Certificates for certain prior interest
                               shortfalls allocated to them, and then to pay current accrued interest on the class M
                               Certificates in order of seniority. Second, remaining collections will be applied to pay principal on the Certificates in accordance with the priorities set forth under "Payment priorities". Any remainder will be applied first to reimburse the Certificates for any prior losses or interest shortfalls allocated to them, and any remainder thereafter will be distributed to the class CE and class R Certificates in accordance with the pooling agreement.

                               Reductions, or "step-downs", in the amount of required overcollateralization that are permitted by satisfaction of loss and delinquency tests may allow additional funds to be paid to subordinated classes.

Loss allocations               Losses on the mortgage loans remaining after
                               application of excess interest and
                               overcollateralization will generally be allocated to the subclasses of class M Certificates, in inverse order of seniority. Principal losses will not be allocated to the class A Certificates.
                               However, principal losses occurring after overcollateralization has been reduced to zero and the total principal balance of the class M
                               Certificates has been reduced to zero may result in holders of the class A Certificates not receiving all amounts of principal and interest otherwise payable to them.

Denominations                  $100,000 and any whole dollar amount above
                               $100,000 except that one Certificate of each class may be in a different denomination.

Distribution                   days 25th day of each month (or if not a business
                               day, the next following business day), beginning
                               October 25, 2006.

Stated final maturity          September 25, 2036.

Clean-up call                  At any time that the principal balance of the
                               mortgage loans is less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date, CMI, as servicer, may purchase all the mortgage loans for their unpaid principal balance, plus accrued interest, and other property of the Trust for its fair market value after estimated liquidation expenses, less any unrecovered advances. Certificate holders would then receive a final distribution reducing the principal balance of their certificates, generally to zero. However, some certificates may receive less than their principal balance plus accrued interest to the extent that the fair market value of the other property, less estimated liquidation expenses and unrecovered advances, is less than the unpaid principal balance of the related mortgage loan.

Prepayment rate assumed in
   structuring Series          Building from 4% to 23% of the CPR prepayment
                               model over months 1 to 12, and 23% of the CPR prepayment model thereafter.

"Mortgage related
  securities" under SMMEA      The class A and class M-1, class M-2 and class
                               M-3 Certificates.

Record date                    For a distribution day, the close of business on:

                               o in the case of the class A-1b Certificates, the day preceding that distribution day, and

                               o in the case of all other classes, the last business day of the calendar month preceding that distribution day.

Closing date                   September 28, 2006

Repurchases and
  substitutions of loans       In the event that a representation relating to a
                               loan is breached in any material respect, the depositor will be obligated either to substitute a conforming loan or, failing that, to repurchase the loan at a price equal to the principal balance thereof plus accrued interest to the date of repurchase.

Servicing fee                  The servicing fee will be 0.50% per annum,
                               payable monthly.

Federal income tax
  considerations               Elections will be made to treat the Trust as
                               multiple REMICs. Each class of offered
                               Certificates will represent ownership of regular interests in a REMIC and generally will be treated as debt instruments for US federal income tax purposes. Offered Certificate holders will be required to include in income all interest and original issue discount, if any, on their Certificates in accordance with the accrual method of accounting regardless of the Certificate holder's usual method of accounting.
                               See "Federal income tax consequences" in the supplement and "Taxation of Certificate holders" and "Taxation of the Trust" in the core prospectus.

Conditions to closing          The Certificates offered by this prospectus will
                               not be sold unless each class has received at least the ratings set forth above.

                               The underwriters have agreed to purchase the offered Certificates on the closing date, subject to the satisfaction of customary closing conditions.

Series overview - the mortgage loans at September 1, 2006 (the cut-off date)

The mortgage loans in the Pool are all fixed rate mortgage loans with original maturities of five to thirty years. The percentages and amounts in the table below are approximate; for more precise data, see Appendix 1 to this supplement. (Percentages are of initial aggregate scheduled principal balance of mortgage loans.)

                                                     Pool

Number of mortgage loans                             5,342

Scheduled principal balance, +/- up to 5%            $851,534,560

Residential properties, of which

    single family dwellings                          90.58%
    condominiums                                     3.15%
    investment properties                            Less than 1%
    stated by homeowner as primary residence         99.24%

Range of principal balances

    $100,000 or less                                 12.96%
    $200,000 or less                                 54.68%
    $300,000 or less                                 80.07%
    $400,000 or less                                 92.83%
    greater than $417,000                            5.35%

Loan-to-value ratios at origination

    greater than 80%                                 50.11%
    greater than 90%                                 31.54%
    greater than 95%                                 20.45%
    weighted average LTV                             77.80%

Range of interest rates on mortgage loans            5.500% to 12.716% per annum
   (before deduction of servicing fee)

Weighted average mortgage interest rate              8.558% per annum
   (before deduction of servicing fee)

Servicing fee                                        0.50% per annum

Range of original maturities                         5 to 30 years

Latest scheduled maturity                            August 1, 2036

Weighted average remaining term to maturity          337 months

Weighted average original term to maturity           341 months

Originator                                           CTB (100%)

Mortgage loans originated using loan
  underwriting policies requiring full
  documentation                                      48.92%

Daily simple interest loans                          100%

    Bi-weekly loans                                  82.31%
    Monthly loans                                    10.25%
    Semi-monthly loans                               7.43%

Structure Summary

The servicer currently services the mortgage loans. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into the Trust, which is the issuing entity. The Trust will be formed by a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer, the paying agent and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

     The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:

          ----------------

               Sponsor

          ----------------
                |  ^
                |  |
 Mortgage Loans |  | Cash
                |  |
                v  |                Offered          ----------------
          ----------------        Certificates
                             ---------------------->   Underwriters
              Depositor      <---------------------
                                     Cash            ----------------
          ----------------                                 |  ^
                |  ^                                       |  |
                |  | All                           Offered |  | Cash
 Mortgage Loans |  | Certificates             Certificates |  |
                |  |                                       |  |
                v  |                                       v  |
          ----------------                            /-------------\
                                                     /               \
               Issuing                              |    Investors    |
               Entity                                \               /
                                                      \-------------/
          ----------------



Additional information

Information on the mortgage loans expected to be included in the Trust on the closing date is set forth on Appendix 1 to this supplement. The mortgage loans actually included in the Trust may differ from the description in the Summary and Appendix 1, but the differences will not be material.

     In addition, CMI, as certificate administrator, maintains a website at www.citimortgagembs.com that will contain payment statements, pool data and other information on this Series of Certificates. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. Also available on that website are historical performance data relating to the total owned portfolio of mortgage loans of CTB since January 2003. Loans originated or acquired by CTB have not been included in any securitized pools prior to 2006.

Series risk factors

You should consider the following risk factors for this Series, as well as the general risk factors for the Certificates discussed in the core prospectus, before you purchase any Certificates.

Credit enhancement may be inadequate to protect Certificates against all losses

Overcollateralization. Part of credit enhancement for the Certificates is overcollateralization, which exists when the total principal balance of the mortgage loans in the Pool is greater than the total principal balance of the Certificates. The existence of overcollateralization will provide additional security for the Certificates against realized losses and shortfalls, in addition to that provided by subordination. Overcollateralization will be achieved on the closing date because the total initial principal balance of the loans will be greater than the total initial principal balance of the Certificates and overcollateralization may be maintained to the extent that borrowers do not default on the mortgage loans. However, we can give no assurance as to the level or timing of borrowers' defaults on the mortgage loans.

     Overcollateralization also may be maintained because the weighted average net mortgage interest rate of the loans in the Pool is expected to be higher than the weighted average of the interest rates on the Certificates. This excess interest will not be needed to pay interest on the Certificates on a distribution day and will be applied to absorb realized losses on the mortgage loans in the Pool and to attain or maintain the required level of overcollateralization. If the amount of excess interest for the Pool on a distribution day exceeds the amount needed to cover current interest shortfalls on the Certificates, all or a part of that excess will be applied as an extra principal payment on the Certificates in order to attain the targeted level of overcollateralization, or to maintain the current required level of overcollateralization, as described below under "Credit Enhancement".

     Excess interest is the excess of interest received on the mortgage loans (net of the servicing fee) over the amount of interest accrued on the Certificates. Loans with higher interest rates will contribute more cash to excess interest. Loans with higher interest rates have historically prepaid faster than loans with relatively lower interest rates. Therefore, we can give no assurance as to the amount of excess interest available on any distribution day or as to the probable quantitative effect of the application of excess interest on the yield to maturity of any Certificate.

     On the closing date, the maximum level, or targeted level, of overcollateralization will be 2.55% of the aggregate initial principal balance of the Pool, or a Pool overcollateralization amount of approximately $21,714,131. This maximum level, or targeted level, of overcollateralization will be met on the closing date, but may decrease over the life of the transaction as the loans pay down and experience losses, especially if the amount of excess interest decreases. The targeted levels may also step down, as described under "Credit enhancement--Overcollateralization". The attaining and maintaining of any level of overcollateralization is dependent on the performance of the loans and, therefore, we cannot guarantee that targeted level will be maintained at that or any other level for any period of time. See "Credit enhancement" below.

     Subordination. The remaining component of credit enhancement for senior classes of Certificates is provided by the subordination of other more junior classes of Certificates. See "Distributions on the Certificates--Subordination" in the core prospectus and "Credit enhancement--Enhancement levels" and "Payment priorities" below in this supplement. The amount of this credit enhancement for any class of Certificates is limited and will decrease over the life of the Trust due to reductions of the principal balances of the subordinated classes through distributions of principal and allocation of principal losses to them.

Overcollateralization provisions will affect weighted average life and yield of Certificates

The overcollateralization provisions of this Series will affect the weighted average life and yield to maturity of the Certificates. Excess interest will be applied to cover principal losses on the mortgage loans and to attain or maintain the relevant targeted level of overcollateralization. This will be achieved by paying as extra principal on the class A Certificates an amount equal to the amount required to attain or maintain the targeted level, resulting in accelerated repayment of such class A principal. A faster or slower actual rate of principal repayment than you anticipated may result in a significantly different weighted average life and yield for your Certificates than you anticipated. See "Sensitivity of Certificates to prepayments" below.

Allocation of interest payments on the loans under the simple interest method may result in prepayment interest shortfalls and delays in collection of interest accrued on the loans, which may result in reductions or delays in distributions on the Certificates

As described under "The mortgage loans--daily simple interest loans" below, each of the mortgage loans is a "daily simple interest loan". As further described below, if a borrower makes his or her scheduled payment on a daily simple interest loan prior to the related due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. In such a case, there will be a reduction in interest collections available for allocation to distributions on the Certificates on the related distribution day.

     If a borrower makes a scheduled payment on a daily simple interest loan before the due date for that payment, the total reduction in interest payable on the loan during the related collection period will equal the interest that would have accrued, from the actual date of payment to the following due date, on the outstanding principal balance of the loan before giving effect to the principal portion of the payment. However, the amount of such a reduction is separable into two components. First, there is the portion equal to the interest that actually accrues, from the date of payment to the following due date, on the outstanding balance of the loan after giving effect to the principal portion of the payment. Such amount (a simple interest advanceable amount) will accrue on the loan, but will not be payable until a later collection period. Second, there is the portion that equals interest on the excess of (x) the principal balance of the loan before giving effect to the principal portion of the payment over
(y) the principal balance of the loan after giving effect to the principal portion of the payment, which would have accrued from the date of the payment to the following due date if the borrower had not made the payment until that due date. Such amount will never become payable on the loan and thus constitutes a type of prepayment interest shortfall (a simple interest prepayment shortfall).

     For each distribution day, CMI, as servicer, will be required to advance to the Trust, as part of its Periodic Interest Advances for the related collection period, the aggregate amount of simple interest advanceable amounts that occurred during the related collection period (except to the extent that CMI believes it will not subsequently be reimbursed for a given advance out of future receipts on the related loan). There can be no assurance, however, that CMI will be able to meet its obligation to make such advances and, if it fails to meet such obligation, distributions on your Certificates may be delayed or reduced.

     The servicer will be required to cover, through compensating interest, a portion of simple interest prepayment shortfalls and other prepayment interest shortfalls that occur during each collection period, but only up to the limit of the maximum compensating interest amount for such collection period. If a prepayment interest shortfall (including a simple interest prepayment shortfall) exceeds the amount covered by the servicer, you may incur a loss. See "--Prepayments on mortgage loans may result in reductions in available funds" below.

Payments on Equity Builder Loans on a bi-weekly or semi-monthly basis will result in prepayment interest shortfalls, which may result in reductions in distributions on the Certificates

As described under "The mortgage loans--Equity Builder Loans with bi-weekly or semi-monthly payments" below, approximately 82.31% of the total initial principal balance of the mortgage loans in the Pool are Equity Builder Loans with respect to which the mortgagor has chosen to make bi-weekly payments, and approximately 7.43% of the total initial principal balance of the mortgage loans in the Pool are Equity Builder Loans with respect to which the mortgagor has chosen to make semi-monthly payments. Because the principal balances of such loans are reduced more than once per month, the amount of interest paid on the bi-weekly loans and the semi-monthly loans during any collection period is less than the scheduled amount of interest that would be paid on those loans if the mortgagors made only the monthly scheduled payments required under the terms of the related mortgage notes. This reduction in interest paid on the bi-weekly loans and semi-monthly loans constitutes another category of prepayment interest shortfall (an equity builder prepayment shortfall).

     The servicer will be required to cover, through compensating interest, a portion of equity builder prepayment shortfalls and other prepayment interest shortfalls that occur during each collection period, but only up to the limit of the maximum compensating interest amount for such collection period. If a prepayment interest shortfall (including an equity builder prepayment shortfall) exceeds the amount covered by the servicer, you may incur a loss. See "--Prepayments on mortgage loans may result in reductions in available funds" below.

Payments on Equity Builder Loans on a bi-weekly basis will result in delays in collection of interest accrued on the loans, which may result in delays or reductions in distributions on the Certificates

As described under "The mortgage loans--Equity Builder Loans with bi-weekly or semi-monthly payments" below, in the case of Equity Builder Loans whose mortgagors choose bi-weekly payments, there will be a number of months in each calendar year during which only two bi-weekly payments, including approximately 28 days of interest, will be made on the loans. In months with 30 or 31 days, the remaining two or three days of interest will accrue on the loans, but such remaining interest will not be received until a subsequent collection period. Because interest on the Certificates accrues on the basis of a 360-day year with twelve 30-day months, such delays in interest collections could result in delays in or reductions of distributions on the Certificates. The amounts of such delayed interest collections attributable to bi-weekly loan payments are referred to in this supplement as bi-weekly interest advanceable amounts.

     For each distribution day, CMI, as servicer, will be required to advance to the Trust, as part of its Periodic Interest Advances for the related collection period, the aggregate amount of bi-weekly interest advanceable amounts that occurred during the related collection period (except to the extent that CMI believes it will not subsequently be reimbursed for a given advance out of future receipts on the related bi-weekly loan). There can be no assurance, however, that CMI will be able to meet its obligation to make such advances and, if it fails to meet such obligation, distributions on your Certificates may be delayed or reduced.

Prepayments on mortgage loans may result in reductions in available funds

     When a mortgage loan is prepaid in full, the homeowner is charged interest only up to the date on which payment is made, rather than for the entire month. This may result in a shortfall in interest collections available for payment on the next distribution day. In addition, a homeowner making a partial prepayment is not required to include interest on the amount of the prepayment that would have accrued if that amount had not been paid until due, which may also result in a shortfall in interest collections. Any such shortfalls in interest collections attributable to full or partial prepayments on mortgage loans are, together with simple interest prepayment shortfalls and equity builder prepayment shortfalls, referred to in this supplement as prepayment interest shortfalls.

     The servicer is required to cover a portion of prepayment interest shortfalls that occur during each collection period. However, the portion of such shortfalls that the servicer is required to cover is limited to the maximum compensating interest amount for such collection period. To the extent that a prepayment interest shortfall exceeds the amount covered by the servicer, you may incur a loss. If you suffer a loss on a distribution day as a result of prepayment interest shortfalls, you may recover such loss on future distribution days, to the extent there is sufficient cash available to reimburse such loss. See "Credit enhancement--Shortfalls that are not covered by subordination" and "Payment priorities" below.

Effects of mortgage interest rates and other factors on the certificate interest rates of the offered Certificates

     The mortgage interest rates on the mortgage loans are fixed and will not vary with any index, while the certificate interest rate on the class A-1b Certificates is based on one-month LIBOR, is subject to the net WAC rate and is adjusted monthly. The one-month LIBOR-based certificate interest rate on the class A-1b Certificates may increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on those certificates.

     This could result in the limitation of the interest rate on those certificates by the net WAC rate. The certificate interest rate of each other class of offered Certificates is also subject to the net WAC rate, as described in this supplement.

     If the interest rate of any class of offered Certificates is limited by the net WAC rate, such limitation could adversely affect the yield to maturity on that class of certificates. The net WAC rate will be, for a particular distribution day, a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans as of the first day of the related collection period (weighted on the basis of the respective principal balances of the mortgage loans as of such day). You should note that the net WAC rate will decrease if any of the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the mortgage pool with relatively low mortgage interest rates, which will increase the likelihood that the net

WAC rate will apply to limit the interest rates of the offered Certificates.

     If the certificate interest rate on any class of offered Certificates is limited by the net WAC rate for any distribution date, the resulting interest cap carryforward may be recovered by the holders of such class of Certificates on that same distribution day or on future distribution days, to the extent that on that distribution day or future distribution days there are any available funds remaining after certain other distributions on the Certificates and the payment of certain fees and expenses of the trust. However, no interest cap carryforward will be paid on a subclass of Certificates after the principal balance of that subclass has been reduced to zero. See "Distributions of interest--Interest shortfalls and carryforwards" in this prospectus supplement.

     The ratings on the offered Certificates will not address the likelihood of the receipt of any interest cap carryforwards.

Violations of consumer protection laws may adversely affect the servicer's ability to collect on loans, and may also subject the Trust to liability

The underwriting, servicing and collection of mortgage loans are subject to numerous federal, state and local laws and regulations. The business of sub-prime lending has received considerable attention from lawmakers and regulators in recent years. As a result, these laws have changed over time and have become more restrictive and stringent regarding activities of originators and servicers. Violations of these laws could subject an owner of loans (such as the Trust) and/or the servicer to severely adverse consequences, even if the owner or servicer was not responsible for those violations and was unaware of such violations. These adverse consequences vary depending on the applicable law and may vary depending on the type or severity of the violation, but they typically include

     o    the ability of the homeowner to rescind or cancel the loan.

     o the inability of the servicer to collect all of the principal and interest otherwise due on the loan.

     o the right of the homeowner to a refund of amounts previously paid (which may include amounts financed by the loan), or to set off those amounts against his or her future loan obligations.

     o the liability of the servicer and the owner of the loan (including the Trust) for actual damages, statutory damages and punitive damages, civil or criminal penalties, costs and attorneys' fees.

In addition, there is the increased risk that the servicer and the Trust may be involved in litigation over violations or alleged violations of these laws. Litigation would increase the amount of Trust expenses that must be covered before funds would be distributed on the Certificates, and could result in delays and/or reductions in receipts of amounts due on the loans.

     CRMSI will be obligated to repurchase or replace any mortgage loan that was not originated in accordance with all applicable federal, state or local laws, and will reimburse the Trust for any expenses, damages, costs or penalties incurred by the Trust as a result of a loan not being originated in accordance with such laws. However, if CRMSI is unable to fulfill its repurchase or replacement obligations for financial or other reasons, delays or shortfalls in amounts due on the Certificates could result.

     The Trust, as ultimate assignee of the originators of the loans, is generally subject to all claims and defenses of the homeowner that he or she could assert against the loan originator. See "General risk factors--Consumer protections laws" and "--Texas Home Equity Laws" in the core prospectus.

Geographic concentration may increase risk of delinquencies and losses

Approximately 18.32%, 7.58%, 6.47%, 6.00% and 5.08% of the total initial principal balance of the mortgage loans in the Pool are mortgage loans secured by mortgaged properties located in California, Florida, New York, New Jersey and Arizona, respectively. No other state contains mortgaged properties securing more than 5% of the initial principal balance of the mortgage loans.

     In recent years, some regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Concentration of mortgage loans in such regions may present risks greater than those generally present for similar mortgage-backed securities.

     Some regions have also experienced natural disasters such as earthquakes, fires, floods, landslides and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.

     Losses on mortgage loans may adversely affect the yield to maturity on your Certificates, especially if your Certificates are subordinated. In addition, delinquencies on mortgage loans may increase the likelihood of foreclosures and prepayments, which in turn may have an adverse effect on the yield to maturity of your Certificates.

High loan-to-value ratios and lack of primary mortgage insurance may present a higher risk of losses

Approximately 50.11% of the total initial principal balance of the mortgage loans in the Pool are loans with loan-to-value ratios at origination higher than 80%. These loans present a higher risk of loss. Factors such as an overall decline in the residential real estate market, a rise in interest rates and a decline in the condition of a mortgaged property may cause the value of a mortgaged property to be lower than its appraised value at origination. This lower property value will increase the risk that the proceeds from a sale or liquidation of the property may not cover the principal balance of the loan plus accrued interest. Lower property values will cause the equity of homeowners in their properties to decrease and, consequently, affected homeowners may be less inclined to make full and timely payments on their loans in order to protect that equity.

The housing price cycle may result in reductions in available funds

     In addition, none of the mortgage loans are covered by primary mortgage insurance. The absence of this insurance increases the risk that a loss will be realized on the loans if the loans were to go into default and be foreclosed upon and liquidated, and that the amount of the realized loss would be greater than would be the case if the loans were covered by this insurance. See "Distributions on the Certificates--Foreclosures and their effect" and "Servicing--Realizing on defaulted mortgage loans" in the core prospectus and, for more detailed information, see Appendix 1.

A number of commentators have recently suggested that home prices in the United States are at a cyclical high, and likely to fall substantially in the near future. A substantial fall in housing prices could cause an increase in defaults on the mortgage loans, and would reduce the amount that could be realized on foreclosure.

Existence of prepayment charges may affect the yield on your Certificates

The yield to maturity and weighted average life of your Certificates will be affected by the rate and timing of principal payments (including prepayments, liquidations and repurchases) on the mortgage loans, as discussed in the core prospectus under "General risk factors--Uncertainty of yields", "Distributions on the Certificates--Prepayments on mortgage loans", "--Effect of prepayments" and "--Types of prepayments". Approximately 82.15% of the mortgage loans in the Pool are loans containing prepayment charges. The rate of voluntary prepayments by homeowners on these loans may be lower than the rate of prepayments on similar loans that do not bear these charges. CMI does not enforce the collection of prepayment charges for longer than three years after the origination of the loan, even though state law and the terms of the loan would permit enforcement for a longer period. CMI also does not enforce collection of prepayment charges on loans refinanced with one of its affiliates. You should consider, for Certificates you purchase at a discount, the risk that a slower than anticipated prepayment rate could result in an actual yield that is lower than you anticipated and, for Certificates you purchase at a premium, the risk that a faster than anticipated prepayment rate could result in an actual yield that is lower than you anticipated. Any reinvestment risks resulting from a faster or slower incidence of prepayments on loans will be borne entirely by Certificate holders. See "Sensitivity of Certificates to prepayment" in this supplement.

Absence of escrow provisions will increase the risk of cash shortfalls and higher losses

None of the mortgage loans in this Trust include loan documentation requiring the homeowner to make escrow payments to the servicer. Escrow payments typically cover amounts representing property tax assessments, water and sewerage charges and similar state or municipal charges. Consequently, investors in Certificates must rely on the ability of homeowners to pay these assessments and charges. If a homeowner fails to do so, a lien may be imposed on the mortgaged property, and such lien may have a higher priority than the interest of the Trustee under the mortgage loan. Such a lien would have to be discharged before a property could be foreclosed upon and sold upon a homeowner default, thus reducing the proceeds realized upon liquidation of the loan and increasing the amount of any realized loss. If a homeowner failed to pay tax assessments, resulting in a tax sale, there is an increased risk of a larger (or total) realized loss on the loan. To the extent the servicer gains knowledge that a homeowner has failed to pay such assessments and charges, it may (but is not obligated to) advance the amounts thereof out of its own funds and seek reimbursement from the homeowner. If the homeowner does not reimburse the servicer for such amounts, then the servicer will be entitled to reimburse itself out of cash otherwise distributable to Certificate holders, which may result in shortfalls in distributions to holders.

Absence of insurance will increase the risk of losses

The servicer will generally "force place" fire and hazard insurance or required flood insurance if it has knowledge that the homeowner has failed to maintain such insurance on his or her mortgaged property. However, if the homeowner fails to maintain such insurance, or fails to maintain the proper amounts of insurance coverage thereunder, the servicer may not be aware of such failure until it attempts to foreclose on the property after the homeowner defaults and it discovers that the property has been subject to material damage that was not insured against, in whole or in part. In this event, the servicer will not attempt to repair the damage by expending its own funds unless it determines that the expenditure will be fully reimbursed out of proceeds from the ultimate sale of the property. The servicer will be entitled to such reimbursement before depositing any sale proceeds in the certificate account for distribution on the Certificates, which will increase the magnitude of any loss realized on the property. The servicer may determine that the property damage is so severe that repair and restoration of the property is not practicable, and therefore will attempt to sell the property at a reduced price, lower than the amount outstanding on the loan, thus adversely affecting the possible recovery on the loan. In an extreme case, the servicer may determine that the property is unsaleable and therefore abandon it, resulting in a total loss on the loan. The cost of force placed insurance will be added to amounts owed by the borrower under the mortgage loan but will not be available to make distributions to Certificate holders. See "Insurance and other credit support--Homeowners' policies" in the core prospectus.

     In addition, none of the loans in the Trust have the benefit of primary mortgage insurance.

Civil Relief shortfalls may result in shortfalls in interest collections

The servicer will not cover shortfalls in interest collections arising from the application of the Civil Relief Act or similar state laws.

     If you suffer a loss on a distribution day as a result of this shortfall, you may recover such loss on future distribution days, to the extent there is sufficient cash available to reimburse such loss. See "Credit enhancement--Shortfalls that are not covered by subordination" and "Payment priorities" below.

Nature of sub-prime mortgage loans may increase risk of loss

The Pool includes mortgage loans that are sub-prime credit quality; i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac. The originator makes sub-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios.

     As a result of these factors, delinquencies and liquidation proceedings are more likely with the sub-prime mortgage loans in the Pool than with mortgage loans that satisfy customary credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment, and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

Subordination provisions will affect amounts, and timing of amounts, paid to subordinated classes

The class M Certificates are subordinated classes. Consequently, shortfalls in payments received on the mortgage loans may result in shortfalls in distributions to the subordinated classes, in the following order of priority:

     o Class M-1 is subordinated to class A. Class M-1 will therefore not receive a distribution of interest on a distribution day until class A has received full distributions of interest on that day and, likewise, class M-1 will not receive a distribution of principal until class A has received full distributions of principal on that day.

     o Class M-2 is subordinated to classes A and M-1. Class M-2 will therefore not receive a distribution of interest on a distribution day until classes A and M-1 have received full distributions of interest on that day and, likewise, class M-2 will not receive a distribution of principal until class A and class M-1 have received full distributions of principal on that day.

     o Class M-3 is subordinated to classes A, M-1 and M-2. Class M-3 will therefore not receive a distribution of interest on a distribution day until classes A, M-1 and M-2 have received full distributions of interest on that day and, likewise, class M-3 will not receive a distribution of principal until classes A, M-1 and M-2 have received full distributions of principal on that day.

     o Similarly, classes M-4, M-5, M-6, M-7, M-8 and M-9 are subordinated to the class A Certificates and the class M Certificates having a lower class designation.

     In addition, so long as any class A Certificates are outstanding, the class M Certificates generally are not entitled to receive any distributions of principal before October 2009 or on any distribution day on which a trigger event is in effect. See "Payment priorities" and "Credit enhancement--Overcollateralization" below.

     As a result, the class A Certificates will receive principal payments in greater amounts than would be the case if all classes of Certificates received principal on a pro rata basis. A higher than anticipated rate of prepayments on the loans, particularly in the early years of the Trust, may adversely affect the weighted average life and yield to maturity of a class A subclass. See "General risk factors--Uncertainty of yields", "Distributions on the Certificates--Prepayments on mortgage loans", "--Effect of prepayments" and "--Types of prepayments" in the core prospectus and "Sensitivity of Certificates to prepayments" in this supplement.

     Principal losses are allocated to the class M Certificates, in inverse order of numerical class designation, when the current total principal balance of the Certificates on a distribution day (after giving effect to distributions on the Certificates on that day) is greater than the current total principal balance of the mortgage loans as of the end of the related collection period. If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal balance that can ultimately be distributed to that class. Principal losses realized on mortgage loans and allocated to the subordinated classes are allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the class M Certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans. See "Credit enhancement" below.

Yields on Class M Certificates will be affected by payment priorities

The payment priorities for the Certificates cause the yields to maturity of the class M Certificates to be particularly sensitive to prepayment rates and realized losses on the mortgage loans. Principal distributions on the class M Certificates are not expected to commence before October 2009, and may commence even later if the level of delinquencies on the mortgage loans is too high. Losses on the mortgage loans will be allocated to the class M Certificates, in inverse order of numerical class designation, if such losses are not covered by excess interest. See "Subordination provisions will affect amounts, and timing of amounts, paid to subordinated classes" directly above and "Losses" and "Sensitivity of Certificates to prepayments" in this supplement.

Ratings do not guarantee future performance

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of all distributions to which they are entitled. The rating process addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by homeowners, the reimbursement of any interest cap carry-forward amounts, or the degree to which prepayments will differ from those originally anticipated.

     Each rating agency rating the Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of Certificates, the liquidity and market value of those Certificates are likely to be adversely affected



The mortgage loans


Detailed information

The detailed description of the mortgage loans at the end of this supplement contains additional information on the mortgage loans expected to be included in the Trust on the closing date. The mortgage loans actually included in the Trust may differ from the description in this supplement, but the differences will not be material.

Equity Builder Loans

Approximately 96.89% of the total initial principal balance of the mortgage loans in the Pool are Equity Builder Loans. An Equity Builder Loan is a mortgage loan whose mortgagor is enrolled in CTB's Equity Builder program. The Equity Builder program is a program pursuant to which an enrolled mortgagor authorizes CTB to cause the servicer to deduct automatically from the mortgagor's personal bank account--on the loan's monthly scheduled due date, or if the mortgagor so chooses, on either a bi-weekly or semi-monthly basis--level periodic payments of principal and interest on the mortgagor's mortgage loan. In exchange for authorizing automatic debiting of mortgage payments from his or her account, the mortgagor receives a one-time 0.25% reduction in the mortgage interest rate on the loan. Such reduction does not result in a decrease in the mortgagor's periodic payments, but does result in a greater portion of each such payment being applied to principal. In the first instance, the mortgagor's periodic payments under the Equity Builder program are calculated on the basis of the scheduled monthly payment due under the terms of the related mortgage note. However, if the mortgagor so chooses, an additional partial principal prepayment will be included in the amount of each periodic payment. In such a case, the mortgagor has the option subsequently to choose to cease to make such additional partial prepayments. A mortgagor enrolled in the program may also choose at any time to change the periodic basis on which his or her mortgage payments are automatically debited. For example, a mortgagor who originally chose to have his payments debited on a bi-weekly basis may subsequently choose to have his payments debited on a semi-monthly basis or a monthly basis, instead.

     Mortgagors who are eligible for the Equity Builder program have the option to enroll in the program at any time, but only mortgagors who enroll at the time of loan origination receive the 0.25% interest rate reduction. Any mortgagor who has enrolled in the program may subsequently disenroll at any time, and if an enrolled mortgagor subsequently becomes ineligible (e.g., due to insufficient funds in the bank account to be automatically debited), he or she may be disenrolled by CTB from the program. Any previously enrolled mortgagor who chose to have bi-weekly or semi-monthly payments automatically deducted from his or her bank account and who disenrolls (or is disenrolled) from the Equity Builder program will, subsequent to such disenrollment, be required to make the scheduled monthly payments due under the terms of the related mortgage note but will not be required to make any such bi-weekly or semi-monthly payments that had been automatically deductible from the mortgagor's bank account while he or she was enrolled in the program. In addition, upon the disenrollment of a mortgagor who had received the rate reduction under the program, the mortgage interest rate on the related loan will increase by 0.25%. For more information on CTB's Equity Builder program and the mortgage loans that are subject to that program, see "The mortgage loans --Equity Builder loans" in the core prospectus.

Equity Builder Loans with bi-weekly or semi-monthly payments

Approximately 82.31% of the total initial principal balance of the mortgage loans in the Pool are Equity Builder Loans whose mortgagors have chosen to have mortgage payments automatically debited from their respective bank accounts on a bi-weekly basis (bi-weekly loans). Approximately 7.43% of the total initial principal balance of the mortgage loans in the Pool are Equity Builder Loans whose mortgagors have chosen to have mortgage payments automatically debited from their respective bank accounts on a semi-monthly basis (semi-monthly loans). The remainder of the mortgage loans are either loans whose mortgagors are not enrolled in the Equity Builder program or Equity Builder Loans whose mortgagors have opted to have their mortgage payments debited only on the scheduled monthly due dates specified in the related mortgage notes (collectively, monthly payment loans).

     Two payments are applied each month in the case of the semi-monthly loans, and either two or three scheduled payments are applied in a month in the case of the bi-weekly loans, and the portion of such second or third payment each month attributable to principal is treated by the servicer as a partial prepayment. As a result, the principal balance on which interest accrues during the latter part of the month is lower than the balance on which interest accrues during the earlier part of the month. For this reason, the amount of interest paid on the bi-weekly loans and the semi-monthly loans during any collection period is less than the scheduled amount of interest that would be paid on those loans if the mortgagors made only the monthly scheduled payments required under the terms of the related mortgage notes. This feature of the bi-weekly loans and semi-monthly loans thus creates prepayment interest shortfalls, to which we refer as equity builder prepayment shortfalls.

     The servicer will be required to cover, through compensating interest, a portion of equity builder prepayment shortfalls and other prepayment interest shortfalls that occur during each collection period. However, the portion of prepayment interest shortfalls that the servicer is required to cover for any collection period is limited to the maximum compensating interest amount for such collection period. As used in this supplement, maximum compensating interest amount means, for any collection period, an amount equal to the lesser of

     o one-half of the servicing fee that the servicer is entitled to retain out of the scheduled payments on the mortgage loans due during that collection period and

     o the amount of the servicing fee that the servicer actually receives for that collection period.

To the extent that a prepayment interest shortfall (including an equity builder prepayment shortfall) exceeds the amount covered by the servicer through compensating interest, you may incur a loss. If you suffer a loss on a distribution day as a result of prepayment interest shortfalls, you may recover such loss on future distribution days, to the extent there is sufficient cash available to reimburse such loss. See "Credit enhancement--Shortfalls that are not covered by subordination" and "Payment priorities" below.

     In addition, there will be a number of months in each calendar year during which only two bi-weekly payments, including approximately 28 days of interest, will be made on the loans. In months with 30 or 31 days, the remaining two or three days of interest will accrue on the loans, but such remaining interest will not be received until a subsequent collection period. Because interest on the Certificates accrues on the basis of a 360-day year with twelve 30-day months, such delays in interest collections could result in delays in or reductions of distributions on the Certificates.

     For each distribution day, CMI, as servicer, will be required to make Periodic Interest Advances for the related collection period (except to the extent that CMI believes it will not subsequently be reimbursed for a given Periodic Interest Advance out of future receipts on the related loan). Periodic Interest Advances include advances of bi-weekly interest advanceable amounts, as well as advances of simple interest advanceable amounts and delinquency advances (as described in the core prospectus). The Trust will reimburse CMI (without interest) for each Periodic Interest Advance out of interest payments received on the related loan during subsequent collection periods. In addition, if CMI determines that any Periodic Interest Advance has become non-recoverable, it will be reimbursed for that advance on the next distribution day out of cash that otherwise would be available for distributions to the Certificates.

Daily simple interest loans

Each mortgage loan is a "daily simple interest loan", rather than the more common "actuarial basis" loan. Both daily simple interest loans and actuarial basis loans require the borrower to make scheduled payments of a specified amount on each due date, as specified in the related note. The difference between the two types of loans is based on how that scheduled periodic payment is allocated to principal and interest. For an actuarial basis loan, a portion of each scheduled payment is used to pay 30 days of interest in the case of a monthly payment loan, 15 days of interest in the case of a semi-monthly loan or 14 days of interest in the case of a bi-weekly loan, in each case on the applicable outstanding principal balance at the related mortgage interest rate; and the remainder of the payment is allocated to principal based on an amortization schedule. Moreover, whether the scheduled payment is received before the related due date, on the due date, or after the due date, the same portion of the scheduled payment is allocated to interest for an actuarial basis loan. Thus, making payments on an actuarial basis loan on days other than the due date will not change the amortization of the loan.

     By contrast, for a daily simple interest loan, each periodic payment includes an installment of interest calculated on the basis of the principal balance of the mortgage loan multiplied by the mortgage interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such mortgage loan. As payments are received under the mortgage loans, the amount received is first applied to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed periodic installment on a mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date. Conversely, if a borrower pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

     Under certain circumstances, the amount of accrued interest on a mortgage loan could exceed the amount of the scheduled periodic payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled periodic payment due after one or more scheduled periodic payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on the mortgage loans during the periods in which the prepaid periodic payments would have become due. In such event, the entire amount of the payment will be allocated to interest. Although some accrued interest will remain unpaid, the unpaid amount will not be added to the principal balance of the mortgage loan and will not bear interest, but will be carried over and owed by the borrower in a subsequent period as part of the next scheduled periodic payment.

     Because the amount of interest received on the mortgage loans will vary depending on the days on which scheduled periodic payments are actually received, whereas the Certificates are entitled to the same number of days of interest on each distribution day, CMI, as servicer, will be required to advance to the Trust, as part of its Periodic Interest Advances for a collection period, the aggregate of the simple interest advanceable amounts for such collection period (except to the extent that CMI believes it will not subsequently be reimbursed for a given advance out of future receipts on the related loan). The servicer will also be required to cover, through compensating interest, a portion of simple interest prepayment shortfalls and other prepayment interest shortfalls that occur during each collection period; however, the portion of prepayment interest shortfalls that the servicer is required to cover for any collection period is limited to the maximum compensating interest amount for such collection period.

Rate reduction loans

Approximately 39.18% of the total initial principal balance of the mortgage loans in the Pool are mortgage loans that are eligible for a one-time rate reduction of either 0.50% or 1.00% in either the 24th month, the 36th month or the 48th month after origination, if the related borrower has made on time each of the scheduled payments due during the preceding 24 months. The borrowers are given three opportunities to qualify for such a rate reduction. For more information about this rate reduction feature, see "The mortgage loans--Rate reduction loans" in the core prospectus.

Credit enhancement

The dollar amount of credit enhancement available to a particular class on a distribution day is the sum of the current amount of overcollateralization and the principal balances of all classes subordinate to it.

Enhancement levels

     The degree of credit enhancement enjoyed by a particular class may be measured by that class's enhancement level. On any distribution day, prior to applying any principal payments on that day, a class's enhancement level is the percentage equivalent of

     o the sum of the current principal balances of all classes that are subordinated to that class plus the current amount of overcollateralization, divided by

     o the total principal balance of the mortgage loans in the Pool at the end of the related collection period.

On the closing date, the amount of overcollateralization will equal the targeted level, so that the following classes will have the following approximate enhancement levels:

Class A:             13.00%

Class M-1:           10.45%

Class M-2:           8.20%

Class M-3:           6.95%

Class M-4:           6.05%

Class M-5:           5.15%

Class M-6:           4.55%

Class M-7:           4.00%

Class M-8:           3.40%

Class M-9:           2.55%

     To preserve these enhancement levels, for at least three years after the closing date all principal payments made on the Certificates will be paid solely to class A. This disproportionate allocation of principal will result in a faster reduction of class A's principal balance than would have occurred if allocations of principal were made proportionately over all classes of Certificates. As a result, class A's principal balance will decrease, and the sum of the aggregate principal balance of those classes subordinated to class A plus the overcollaterization represented by the class CE Certificates, as a percentage of the total principal balance of the mortgage loans (i.e., class A's enhancement level attributable to subordination), will, in the absence of losses allocated to the Certificates, increase. The amount of principal paid to class A may decrease to the minimum amount necessary to maintain class A's enhancement level, calculated on the basis of the then current loan balances, at least equal to the specified enhancement level of 26.00%, but only if a trigger event is not in effect. See "Overcollateralization" below for an explanation of a trigger event.

     Class M is also entitled to a degree of credit enhancement throughout the life of the transaction. Beginning on the stepdown date, the class M Certificates will receive principal payments. The class M subclasses will receive such principal payments as will maintain their respective enhancement levels at not less than the following levels:

Class M-1:           20.90%

Class M-2:           16.40%

Class M-3:           13.90%

Class M-4:           12.10%

Class M-5:           10.30%

Class M-6:           9.10%

Class M-7:           8.00%

Class M-8:           6.80%

Class M-9:           5.10%

Overcollateralization

The targeted level of overcollateralization is initially 2.55% of the initial principal balances of the mortgage loans, or approximately $21,714,131. On the closing date, the actual level of overcollateralization will equal the targeted level. Beginning on the first distribution day, the amount of excess interest will be applied, to the extent necessary to maintain the targeted level of overcollateralization, to make an extra principal distribution on the Certificates, as described below under "Distributions of principal". Application of excess interest as an extra principal distribution may cause the aggregate balance of the Certificates to pay down faster than the aggregate balance of the Pool of loans, thus maintaining overcollateralization. Excess interest will continue to be so applied as extra principal on each distribution so that the applicable targeted level is maintained or attained, subject always to the availability of sufficient excess interest. As described in the next paragraph, the targeted level may be lowered ("stepped down") on or after the stepdown date. Any excess interest not needed to maintain the targeted level or to cover losses will be applied as described below under "Payment priorities". If principal losses on the loans are experienced so that the current amount of overcollateralization is less than the current targeted level, excess interest will once again be applied as principal payments in order to restore the applicable targeted level of overcollateralization.

     Step down of targeted level. The targeted level of overcollateralization is permitted to decrease, or "stepdown", on or after the stepdown date, which will be the earlier to occur of:

     o the distribution day on which the total principal balance of the class A Certificates has been reduced to zero, and

     o    the later to occur of:

          o    the distribution day in October 2009 and

          o the first distribution day on which the class A enhancement level is at least 26.00%.

     The targeted level may be stepped down to an amount equal to a percentage of the current total loan principal balance for the Pool (5.10%). However, the targeted level is not permitted to step down below the OC floor amount, which is an amount equal to 0.50% of the total initial principal balance of the mortgage loans in the Pool (approximately $ 4,257,673).

     Furthermore, even in the case of a distribution day on or after the stepdown date, the targeted level will not decrease if a trigger event exists on that day on or after the stepdown date.

     A trigger event will exist on a distribution day if:

     o cumulative realized losses on the mortgage loans in the Pool (expressed as a percentage of the total initial principal balance of the mortgage loans) from the cut-off date are greater than:

               (a) for distribution days in October 2008 through September 2009, 0.70%,

               (b) for distribution days in October 2009 through September 2010, 1.55%,

               (c) for distribution days in October 2010 through September 2011, 2.65%,

               (d) for distribution days in October 2011 through September 2012, 3.50%, and

               (e) for distribution days after September 2012, 4.15%, or

     o if the rolling sixty-day delinquency rate for the outstanding mortgage loans exceeds 50% of the current class A enhancement level.

As used in this supplement, rolling sixty-day delinquency rate means, for any distribution day on or after the stepdown date, the average of the sixty-day delinquency rates for the distribution day and the two immediately preceding distribution days. As used in this supplement, sixty-day delinquency rate means, for any distribution day, the percentage equivalent of a fraction, the numerator of which is the total principal balance of the mortgage loans in the Pool delinquent more than 60 days (including, for this purpose, all loans in foreclosure or bankruptcy and all real estate owned) as of the last day of the related collection period, and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of that collection period.

     On a distribution day on or after the stepdown date, if no trigger event exists, an amount of funds equal to the release amount will be available to make payments in accordance with "Payment priorities" below. See also "Distributions of principal".

Interest and principal funds

On each determination day, the servicer will separately determine the amounts of cash representing interest funds and principal funds that were received on loans during the preceding collection period or prepayment collection period, as applicable. Interest funds will be comprised of

     o The interest portion of all payments received for due days during that collection period (net of the servicing fee).

     o All Periodic Interest Advances made by the servicer during that collection period.

     o All compensating interest applied by the servicer to cover prepayment interest shortfalls that occurred during that collection period.

     o The interest portion of all liquidation proceeds received during that prepayment collection period (net of liquidation expenses and unreimbursed advances).

     o The interest portion of the repurchase price for each defective mortgage loan repurchased during that prepayment collection period.

     o The interest portion of any amount deposited with the Trustee in connection with a substitution of a new loan for a defective loan during that prepayment collection period.

     o The interest portion of the purchase price for the mortgage loans paid by the servicer on a clean-up call date.

     Principal funds will be comprised of

     o The principal portion of all payments received for due days during that collection period.

     o All prepayment principal received during the related prepayment collection period.

     o The principal portion of net liquidation proceeds received during that prepayment collection period.

     o The principal balance of each defective mortgage loan repurchased during that prepayment collection period.

     o The principal portion of any amount deposited with the Trustee in connection with a substitution of a new loan for a defective loan during that prepayment collection period.

     o The principal portion of the purchase price for the mortgage loans paid by the servicer on a clean-up call date.

     The principal balance of a daily simple interest loan on a distribution day will be the actual principal balance of the loan at the end of the related collection period, i.e., for an October collection period relating to a November distribution day, the principal balance of a daily simple interest loan on the distribution day will be the actual balance on October 31, reflecting all principal payments received during the October collection period.

Protection against losses and shortfalls

Subordination protects the senior classes and the more senior classes of subordinated certificates against losses and shortfalls in receipts of interest and principal on the mortgage loans caused by

     o the portion of delinquent scheduled payments that are not covered by a delinquency advance,

     o mortgage loans that have gone into default where the net proceeds of insurance, foreclosure sales and any other receipts do not cover the unpaid principal balance plus accrued interest on the loans.

     The general principle is that a class will not experience any shortfalls in required interest distributions so long as there is a more subordinated class outstanding. However, see "--Shortfalls that are not covered by subordination" below.

     Principal losses on the loans in the Pool on a distribution day, that are in an amount greater than the amount of available excess interest for the Pool, will first be allocated to reduce the current amount of overcollateralization. If principal losses exceed available excess interest and the current overcollateralization amount, then principal losses will be allocated to the subordinated classes, for so long as they are outstanding, until the principal balance of the Certificates equals the principal balance of the mortgage loans in the Pool. However, once the principal amounts of the class M Certificates are reduced to zero and overcollateralization has been reduced to zero, all credit enhancement for the class A Certificates from subordination will be gone. The date on which this occurs is the subordination depletion date.

     Principal losses will not be allocated to class A Certificates. However, principal losses that occur after overcollateralization is reduced to zero and the principal amounts of the class M Certificates are reduced to zero may result in holders of class A Certificates not receiving all amounts of principal and interest otherwise payable to them.

Shortfalls that are not covered by subordination

There are two exceptions to the general principle that a senior class will not experience any shortfall in accrued interest so long as a more subordinated class is outstanding.

     o If a scheduled interest payment received from a homeowner is reduced by operation of the Civil Relief Act or similar state law, then there may be a shortfall of interest. If the amount of interest received is less than a full period's accrued interest on the loan at a per annum rate equal to the current weighted average interest rate on the Certificates, then the shortfall (called a Civil Relief shortfall) will be allocated over all interest-bearing classes, in proportion to interest accrued.

     o If, during a collection period, any mortgage loans experience prepayment interest shortfalls, on the related distribution day the servicer will apply an amount up to the maximum compensating interest amount for that collection period, as compensating interest to reduce the prepayment interest shortfall. To the extent a net prepayment interest shortfall remains (an unsupported prepayment interest shortfall), it will be allocated in the same manner as described above for a Civil Relief shortfall.

     The amount of any Civil Relief shortfalls and unsupported prepayment interest shortfalls allocated to holders of Certificates as described above will be reimbursed to them on the same or a future distribution day, but only to the extent of sufficient funds. No amount of Civil Relief shortfall or unsupported prepayment interest shortfall will accrue interest.


Payment priorities

Payment priorities reflect the subordination feature of credit enhancement. On each distribution day, cash in the Trust that is available for distribution will be distributed as follows:

    The sum of interest funds and principal funds available to make payments to Certificate holders, after withdrawal by the Servicer from the collection account of any indemnification payments (or reimbursement of such payment made by the Servicer) as described under "Servicing--Fees; Expenses and indemnities payable to Trustee and others; Reimbursement of such payments from Interest Funds," will be applied sequentially, in the following order of priority:

     1. concurrently, to the class A Certificates, pro rata, to pay current accrued interest and any current interest due and remaining unpaid from prior distribution days.

     2. sequentially, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 Certificates, in that order, current accrued interest for such distribution day.

     3. to the class A Certificates, an amount equal to the senior principal distribution amount, sequentially, in the following order of priority:

          i. to the class A-6 Certificates, up to the amount determined in accordance with "Distributions of principal -- Special rule for NAS class" below; and

          ii. sequentially, to the class A-1a and class A-1b Certificates (pro rata), the class A-2 Certificates, the class A-3 Certificates, the class A-4 Certificates, the class A-5 Certificates and the class A-6 Certificates, in that order, until their respective principal balances have been reduced to zero;

provided, however, that notwithstanding the priorities in this clause 3, on each distribution day on or after the subordination depletion date, distributions of principal on the class A subclasses that are then outstanding will be made pro rata until their respective principal balances have been reduced to zero.

     4. to the class M-1 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-1 principal distribution amount.

     5. to the class M-2 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-2 principal distribution amount.

     6. to the class M-3 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-3 principal distribution amount.

     7. to the class M-4 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-4 principal distribution amount.

     8. to the class M-5 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-5 principal distribution amount.

     9. to the class M-6 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-6 principal distribution amount.

     10. to the class M-7 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-7 principal distribution amount.

     11. to the class M-8 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-8 principal distribution amount.

     12. to the class M-9 Certificates, until their principal balance is reduced to zero, an amount equal to the class M-9 principal distribution amount.

     13. sequentially to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 Certificates, in that order, an amount equal to any shortfalls of current interest due on such subclasses and remaining unpaid from prior distribution days and then, sequentially, in that order, an amount equal to any realized losses for such subclasses for such distribution day or previously allocated thereto.

     14. first, concurrently, to the class A subclasses, pro rata, any Civil Relief shortfalls and unsupported prepayment interest shortfalls for such subclasses, and then sequentially to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 Certificates, in that order, any Civil Relief shortfalls and unsupported prepayment interest shortfalls for such subclasses.

     15. first, concurrently, to the class A subclasses, pro rata, any interest cap carryforward for such subclasses, and then sequentially to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 Certificates, in that order, any interest cap carryforward for such subclasses.

     16. to the class CE and class R Certificates, in accordance with the pooling agreement, any remaining amount.

     The amounts of interest distributable on the Certificates will be calculated as described below under "Distributions of interest", and the amounts of principal distributable on the Certificates will be calculated as described below under "Distributions of principal". These calculations will be made by the certificate administrator, and such calculation will not be independently verified by any other party. Interest shortfalls and interest cap carryforwards are discussed under "Distributions of interest--Interest shortfalls and carryforwards" below, and Civil Relief shortfalls and unsupported prepayment interest shortfalls are discussed under "Credit enhancement--Shortfalls that are not covered by subordination" above.

     The servicing fee is equal to 0.50% per annum of the total current principal balance of the mortgage loans. CMI, as servicer, will pay the administration, trustee and paying agent fees out of the servicing fee. The servicer will withhold the servicing fee each month from interest payments on the mortgage loans during the related collection period, before remitting collections on the loans for distribution on the related distribution day.


Distributions of interest

Interest will be distributed on the principal balance of each class as described below, subject to

     o    the distribution priorities described in "Payment priorities", above,

     o    the net WAC rate,

     o the class's proportionate share of any Civil Relief shortfalls and unsupported prepayment interest shortfalls; and

     o    the availability of sufficient cash.

     On each distribution day, the amount of interest accrued on a class will be calculated for the related accrual period. The accrual period for all classes of Certificates other than the class A-1b Certificates will be, for each distribution day, the calendar month preceding the month in which the distribution day occurs. The accrual period for the class A-1b Certificates, for a given distribution day, will be from the immediately preceding distribution day (or, in the case of the first distribution day, from the closing date) through the day before such given distribution day. With respect to each class of Certificates other than the class A-1b Certificates, interest will accrue on the basis of a 360-day year comprised of twelve 30-day months. In the case of the class A-1b Certificates, interest will be calculated on the basis of the actual number of days in the related accrual period and a 360-day year.

     The paying agent maintains an Internet site (www.sf.citidirect.com) at which holders may obtain information on current rates of interest on classes of Certificates. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

Certificate interest accrual

Each class of Certificates will accrue interest at the interest rate for such class set forth on page S-4 for all accrual periods ending before the clean-up call date, provided that the amount of interest that would otherwise be accrued on any class of Certificates during any accrual period will be reduced by that class's proportionate share of Civil Relief shortfalls and unsupported prepayment interest shortfalls for the related distribution day. If a subclass other than class A-1b remains outstanding after that date, interest will increase by an additional 0.50% per annum. If the class A-1b Certificates remain outstanding after that date, the class A-1b margin will increase to double its original percentage. The pass-through rate of each class of Certificates is, in all cases, capped at the net WAC rate.

Interest shortfalls and carryforwards

In the event that on a distribution day before the subordination depletion date, there is not enough available cash from the Pool to distribute all accrued interest on the class A Certificates, interest will be distributed to the class A subclasses in proportion to their accrued interest for the preceding accrual period. If there is not sufficient available cash to distribute all accrued interest on the class M Certificates, available cash will be applied to pay accrued interest to the class M subclasses in order of seniority.

     Any shortfall in accrued interest distributed to a class (an interest shortfall) will be carried forward to the next distribution day. Interest will accrue on any unpaid interest shortfall at the interest rate from time to time in effect for the affected class.

     For each accrual period in which interest accrual on any class of Certificates is limited by application of the net WAC rate, the difference between the amount of interest that would accrue on that class at the fixed rate (or floating rate, in the case of class A-1b) and the amount of interest that accrued on that class at the net WAC rate will be carried forward (an interest cap carryforward), and will accrue interest on the amount thereof at the fixed rate for that class (or floating rate, in the case of class A-1b) from time to time in effect until paid. (No interest cap carryforward will be paid on a subclass of Certificates after the principal balance of that subclass has been reduced to zero, however.)

     The net WAC rate will be, for a particular distribution day, a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans as of the first day of the related collection period (weighted on the basis of the respective principal balances of the mortgage loans as of such day). The net mortgage interest rate of a mortgage loan is the interest rate on such loan minus the servicing fee rate of 0.50% per annum.

     On each distribution day, available cash for interest distributions to the class A Certificates will first be used to distribute accrued interest for the preceding accrual period pro rata with any interest shortfalls that have been carried forward, as described under "Payment priorities" above.

     For the class M subclasses, available cash for interest distributions will be used to distribute accrued interest for the preceding accrual period only. Reimbursement of unpaid interest shortfalls on prior distribution days will be made only if funds are available after payment of class M principal.

     Reimbursement of a subclass's interest cap carryforwards on prior distribution days will be made only if funds are available after all payments of accrued interest, interest shortfalls and principal on the Certificates and reimbursements for realized losses allocated to the Certificates have been made. In addition, no interest cap carryforward will be paid on a subclass of Certificates after the principal balance of that subclass has been reduced to zero.

Distributions of principal


On each distribution day, funds remaining after payment of current accrued interest on the class A and class M Certificates and after reimbursement to the class A Certificates of any interest shortfalls will be applied to attain or maintain the current targeted level of overcollateralization and to pay principal on the Certificates.

Principal distributions

Principal distributions will be allocated, subject to subordination and priorities, as follows:

     o On each distribution day prior to stepdown date, and on any later distribution day on which a trigger event is in effect, the class A subclasses as a group will be entitled to receive a principal distribution equal to 100% of all principal funds plus any excess interest applied to maintain the current targeted level of overcollateralization minus any release amount for such day (the principal distribution amount).

     o On all other distribution days, subject to the availability of sufficient cash, the class A subclasses as a group will be entitled to receive a principal distribution in an amount equal to the excess of
          (x) the total principal balance of the class A Certificates, over (y) the lesser of

          o the total current principal balance of the mortgage loans minus the OC floor amount and

          o 74.00% of the total current principal balance of the mortgage loans.

The amount so allocated to the class A Certificates as a group as principal is the senior principal distribution amount, which will be allocated among such class A subclasses according to the priorities set forth under "Payment priorities" above. Principal distributed to a class A subclass will be distributed proportionately among holders of Certificates of that subclass.

     Any excess of the principal distribution amount over the senior principal distribution amount will be allocated to class M as described below under "--Class M principal" below.

Special rule for NAS class

Class A-6 is a non-accelerated senior, or NAS class. So long as any other class A subclass is outstanding, class A-6 will not receive a principal distribution for the first 36 distribution days (i.e., not before October 2009). For distribution day 37 and each distribution day thereafter, class A-6 will be eligible to receive the percentage (set forth in the table below) of its proportional share of the senior principal distribution amount for that distribution day. Class A-6's proportional share will be based on the ratio of class A-6's principal balance to the aggregate principal balances of all class A subclasses.

Distribution Days     Percentage
-----------------     ----------
37 to 60                  45%
61 to 72                  80%
73 to 84                 100%
85 and thereafter        300%

However, if before a distribution day the balances of all other class A Certificates have been reduced to zero, class A-6 will receive the entire senior principal distribution amount for that distribution day as a principal distribution, until its principal balance is reduced to zero.

     Class A-6's weighted average life will be longer, and could be significantly longer, than if it received on each distribution day a principal distribution proportional to its principal balance.

Class M principal

The class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 principal distribution amounts will be determined for a distribution amount as follows:

     o If the principal balances of all class A subclasses have not been reduced to zero and either the distribution day is prior to the stepdown date or a trigger event is in effect on that day, the class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 principal distribution amount will be equal to zero;

     o If the principal balances of all class A subclasses have been reduced to zero and either the distribution day is prior to the stepdown date or a trigger event is in effect,

          (1) the class M-1 principal distribution amount will be equal to the lesser of (x) 100% of the principal distribution amount and (y) the principal balance of class M-1;

          (2) the class M-2 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clause (1) and (y) the principal balance of class M-2;

          (3) the class M-3 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1) and (2) and (y) the principal balance of class M-3;

          (4) the class M-4 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2) and (3) and (y) the principal balance of class M-4;

          (5) the class M-5 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2), (3) and (4) and (y) the principal balance of class M-5;

          (6) the class M-6 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2), (3), (4) and (5) and (y) the principal balance of class M-6;

          (7) the class M-7 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5) and (6) and (y) the principal balance of class M-7;

          (8) the class M-8 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5), (6) and (7) and
     (y) the principal balance of class M-8; and

          (9) the class M-9 principal distribution amount will be equal to the lesser of (x) the remainder of the principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5), (6), (7) and (8) and (y) the principal balance of class M-9.

     o If the distribution day is on or after the stepdown date and no trigger event is in effect,

         (1) the class M-1 principal distribution amount will be equal to the total current principal balances of the class A subclasses (after giving effect to principal payments to those subclasses on that distribution day) and class M-1 (before giving effect to such payments) minus the lesser of
     (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 79.10% of the total current principal balance of the mortgage loans;

         (2) the class M-2 principal distribution amount will be equal to the total current principal balances of the class A subclasses and class M-1 (after giving effect to principal payments to those subclasses on that distribution day) and class M-2 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 83.60% of the total current principal balance of the mortgage loans;

         (3) the class M-3 principal distribution amount will be equal to the total current principal balance of the class A subclasses and classes M-1 and M-2 (after giving effect to principal payments to those subclasses on that distribution day) and class M-3 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 86.10% of the total current principal balance of the mortgage loans;

         (4) the class M-4 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2 and M-3 (after giving effect to principal payments to those subclasses on that distribution day) and class M-4 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 87.90% of the total current principal balance of the mortgage loans;

         (5) the class M-5 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2, M-3 and M-4 (after giving effect to principal payments to those subclasses on that distribution day) and class M-5 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 89.70% of the total current principal balance of the mortgage loans;

         (6) the class M-6 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2, M-3, M-4 and M-5 (after giving effect to principal payments to those subclasses on that distribution day) and class M-6 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 90.90% of the total current principal balance of the mortgage loans;

         (7) the class M-7 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2, M-3, M-4, M-5 and M-6 (after giving effect to principal payments to those subclasses on that distribution day) and class M-7 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 92.00% of the total current principal balance of the mortgage loans;

         (8) the class M-8 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2, M-3, M-4, M-5, M-6 and M-7 (after giving effect to principal payments to those subclasses on that distribution day) and class M-8 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 93.20% of the total current principal balance of the mortgage loans; and

         (9) the class M-9 principal distribution amount will be equal to the total current principal balances of the class A subclasses and classes M-1, M-2, M-3, M-4, M-5, M-6, M-7 and M-8 (after giving effect to principal payments on those subclasses on that distribution day) and class M-9 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the mortgage loans minus the OC floor amount and (y) 94.90% of the total current principal balance of the mortgage loans.

Reduction of overcollateralization

If on a distribution day the targeted level of overcollateralization is permitted to be reduced, or "stepped down", an amount of funds equal to the amount of such reduction (the release amount) will be released to make payments in accordance with the order of priority described under "Payment priorities" above.

Clean-up call

CMI, as servicer, may, on any distribution day after the total current principal balance of the mortgage loans is less than 10% of their initial principal balance (the clean-up call date), purchase all mortgage loans in the Trust and any other property owned by the Trust. CMI is not, however, obligated to so purchase the loans and other property. If CMI does so purchase,

     Certificate holders would then receive a final distribution on their Certificates. The purchase price will be equal to the sum of

     o the aggregate principal balance of the mortgage loans at the end of the related collection period plus accrued interest thereon (net of the servicing fee) plus

     o the fair market value of all other property owned by the Trust, after liquidation expenses,

in each case reduced by unrecovered advances.

     If any of the relevant parties is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, this option to purchase the mortgage loans may not be exercised unless the aggregate fair market value of the mortgage loans and the other property owned by the Trust is greater than or equal to the purchase price described above.

     The distribution of principal on the Certificates upon a repurchase will be made according to the distribution priorities described above under "Payment priorities". Interest on the Certificates will not accrue from the date of sale to the distribution day on which the final distribution of sale proceeds is made.

     Some Certificates may not receive a distribution equal to their principal balance plus accrued interest to the extent that the purchase price for the Trust's other property is based on the fair market value of that other property, less estimated liquidation expenses and unrecovered advances, that is less than the unpaid principal balance of the related mortgage loan.

     Notice of the exercise of the clean up call will be given to the Trustee not less than 30 days prior to the distribution day on which the final distribution on the Certificates is to be made.

     CMI may transfer its right to purchase the mortgage loans to a third party.



Losses


Realized losses

If the net liquidation proceeds on a liquidated mortgage loan are less than loan's principal balance plus accrued and unpaid interest at the mortgage loan interest rate through the date on which the related mortgaged property became an REO property, the difference will be a realized loss.

     A mortgage loan becomes a liquidated loan if the servicer either

     o determines that all recoverable liquidation and insurance proceeds have been received or

     o accepts payment for the release of the mortgage of less than the unpaid principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the unpaid principal balance.

     Liquidation proceeds are amounts received or property acquired by the servicer in liquidating a defaulted mortgage loan. In calculating a liquidated loan loss, net liquidation proceeds (after reimbursement to the servicer for unreimbursed advances and liquidation expenses on the mortgage loan) are applied first to accrued interest on the loan and then to principal.

Loss allocations

Any interest portion of a realized loss in a Pool will first reduce the amount of any excess interest and then will reduce the amount of interest funds available to pay accrued interest on the Certificates. Cash available to pay Certificate interest will be allocated as described above under "Payment priorities". Allocation to a class of part or all of the interest portion of a realized loss on a mortgage loan will reduce interest payments to be received by the class.

     Realized principal losses in a Pool will be allocated to the subordinated Certificates only if, after taking into account principal payments (including the application of excess interest) to the Certificates on a distribution day, the amount of realized principal losses exceeds the overcollateralization amount. In that event, principal losses will be allocated to the subordinated Certificates until the principal balance of the Certificates equals the principal balance of the mortgage loans in the Pool.

     Allocation to a class of part or all of the principal portion of a realized loss on a mortgage loan will reduce the class's principal balance by the amount of the loss allocated to the class. A principal loss can therefore not be allocated to a class that exceeds the principal balance of the class.

     Realized losses will be allocated to the classes in accordance with their subordination priorities. That is, losses will be allocated first to class M-9 until its principal balance is reduced to zero, then to class M-8 until its principal balance is reduced to zero, then to class M-7 until its principal balance is reduced to zero, and so on. If the principal balances of the subordinated Certificates have been reduced to zero, further realized losses will be not be allocated to any class A subclass.

     However, realized losses after the subordination depletion date may result in reduced distributions to class A holders.

     Example: Suppose the current amount of overcollateralization is $1,000 and the current balance of class M-9 is $1,000 and of class M-8 is also $1,000. Then a realized principal loss of $2,500 remaining after application of excess interest would be allocated to reduce the amount of overcollateralization to zero. The remaining $1,500 of the loss would be allocated to class M-9 until its principal balance is reduced to zero. The remaining $500 of the loss would then be allocated to class M-8, reducing its principal balance to $500.

     Losses allocated to a class will be allocated to the Certificates in the class in proportion to their principal balances.

Recoveries

Recoveries of amounts (net of collection expenses and certain foreclosure profits) relating to realized losses previously allocated to the class M subclasses will be added to current collections on the mortgage loans. If any such net recoveries are collected during a prepayment collection period, then immediately prior to the related distribution day, an amount equal to the aggregate of those net recoveries will be added to the outstanding principal balances of the class M subclasses (sequentially, beginning with the subclass having the lowest numerical designation) whose principal balances were previously reduced due to allocations of realized losses. In no case, however, will the amount of any such increase exceed the amount of such previous reduction. To the extent of funds available for such purpose pursuant to the payment priority in clause 13 under "Payment Priorities" above, reimbursements of realized losses will be paid to each class M subclass that has unreimbursed losses allocated to it, beginning with such subclass having the lowest numerical designation.


Sensitivity of Certificates to prepayment


The prepayment model

As discussed in the core prospectus ("Distributions on the Certificates--Effect of prepayments"), the rate at which mortgage loans are prepaid affects a Certificate's

     o    weighted average life, and

     o for Certificates purchased at a premium or a discount, yield to maturity.

     Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. "Prepayment" includes full prepayments, curtailments, refinancings, liquidations and repurchases by CRMSI.

     The prepayment model used for the mortgage loans is the pricing prepayment curve (PPC), which assumes a rate of prepayment each month relative to the then current balance of a pool of loans for the life of the loans. 100% PPC assumes prepayment rates of 4% CPR in the first month and an additional 1.72727% CPR in each month thereafter up to the twelfth month. Beginning in the thirteenth month and thereafter, 100% PPC assumes a constant prepayment rate of 23% CPR. CPR, the Constant Prepayment Rate, represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans. For example, 10% CPR assumes constant prepayment rates of 10% per annum of the then-outstanding principal balance of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Pool.

     There is no assurance that prepayment of the mortgage loans will conform to any particular level of the prepayment model. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.

     Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.

     Because the amount of principal distributions on each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than their stated final maturity of September 25, 2036.

     The following tables of weighted average lives to maturity and weighted average lives to call have been prepared using the following structuring assumptions:

     o The classes of Certificates have the characteristics set forth in "Summary - Series overview" above, without regard to any variation or approximation provided for in that section.

     o The mortgage loans are comprised of representative mortgage loans with the characteristics set forth in the table below.

     o    The servicing fee is 0.50% per annum.

     o Scheduled payments of principal and interest on the mortgage loans are received in full and in a timely manner on their due dates in each collection period.

     o Distributions on the Certificates are made on the 25th of each month, commencing October 25, 2006.

     o    There are no Civil Relief shortfalls.

     o The targeted level of overcollateralization is set initially as specified under "Credit enhancement--Overcollateralization" above and thereafter increases and decreases in accordance with the provisions described in that section.

     o The prepayment rates are the percentages of PPC set forth in the tables.

     o Principal prepayments in full are received on the last day of each calendar month, commencing in September 2006.

     o The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortizing term such that each loan will amortize in amounts sufficient to repay its remaining principal balance by such term.

     o    You purchase your Certificates on the closing date.

     o CMI does not make a clean-up call (except in the case of calculating the weighted average life to call).

     o The mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

     o The amortized remaining term shown in the mortgage loan characteristics is calculated from the actual loan characteristics to account for both participation in the Equity Builder Program, where applicable, and the payment frequency.

     o    One-month LIBOR is equal to 5.33%.

     o The interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months and mortgage loan payments are due on the first of the month, so that declining balance shortfalls are not taken into account.

     o Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.

     The prepayment model and the structuring assumptions are made for illustrative purposes only. It is highly unlikely that the mortgage loans will prepay at a constant rate until maturity. The characteristics of the actual mortgage loans are also likely to differ from the structuring and other assumptions. As a result, the actual principal balances and weighted average lives of the Certificates are likely to differ from those shown in following tables in this section, even if all of the mortgage loans prepay at the indicated rates. You are urged to consult your investment advisor and to make your investment decision based on your own determination as to anticipated rates of prepayment under a variety of scenarios and the suitability of a class of Certificates to your investment objectives.

     In the following tables, references to 100% means 100% of PPC, and so on.

Weighted average lives

Weighted average life refers to the average amount of time from the date a Certificate is purchased until its principal balance is reduced to zero. The weighted average life of each class shown in the following tables is determined by (1) multiplying the amount of each distribution of principal by the number of years from the closing date to the related distribution day, (2) adding the results and (3) dividing the sum by the initial principal balance of the class.

     The following tables have been prepared on the basis of the structuring assumptions, including the assumption that the Pool consists of mortgage loans having the characteristics set forth below:


                                                  Original Term   Amortizing Remaining   Remaining Term
  Current       Gross Mortgage   Rate Reduction    to Maturity      Term to Maturity      to Maturity         Age
Balance ($)        Rate (%)        Amount (%)      (in months)       (in months)(1)       (in months)     (in months)
-------------   --------------   --------------   -------------   --------------------   --------------   -----------
    60,112.14          8.86000          0.50000             100                     82               94             6
    74,442.85          9.36421          1.00000             108                     93              107             1
 6,855,631.72          7.66768          0.00000             120                    103              117             3
   956,673.69          8.98373          0.50000             120                    101              117             3
    89,616.49          8.02700          0.00000             120                    101              117             3
 1,642,151.57          8.95093          0.50000             120                    103              117             3
   759,196.18          9.43281          1.00000             120                    108              117             3
 1,029,975.08          8.09373          0.00000             144                    121              142             2
    78,227.40          7.44000          0.00000             151                    124              145             6
   703,606.17          8.02033          0.00000             156                    130              153             3
   350,706.52          9.29819          0.50000             156                    132              153             3
    24,957.09          9.21200          1.00000             156                    129              153             3
    41,964.66          9.72446          1.00000             168                    162              167             1
24,414,592.66          7.81835          0.00000             180                    151              177             3
 2,566,023.82          8.77212          0.50000             180                    150              177             3
 5,082,329.15          8.93913          0.50000             180                    154              177             3
 3,389,363.27          9.44302          1.00000             180                    151              177             3
   197,746.42          7.50621          0.00000             192                    159              190             2
   622,253.33          7.82628          0.00000             204                    175              200             4
   131,494.56         10.38800          0.50000             204                    159              201             3
    60,114.19          9.26282          1.00000             204                    164              202             2
   141,734.64          8.70875          0.50000             212                    171              211             1
   273,880.78          9.02400          0.50000             216                    205              214             2
   104,224.75          9.76744          1.00000             216                    169              214             2
   108,323.93          8.20500          0.50000             220                    206              215             5
   191,764.82          7.95712          0.00000             228                    184              227             1
   112,114.96          8.78400          0.50000             228                    176              222             6
31,077,507.75          7.88895          0.00000             240                    195              236             4
 3,034,040.42          8.55478          0.50000             240                    191              237             3
   113,947.95          8.29500          1.00000             240                    188              237             3
    92,166.17         10.46200          0.00000             240                    178              235             5
 8,224,926.78          9.11047          0.50000             240                    193              237             3
 3,788,164.62          9.73778          1.00000             240                    196              237             3
    93,076.50          9.75000          0.50000             252                    192              251             1

----------------------------------------------------

(1) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.


                                                  Original Term   Amortizing Remaining   Remaining Term
  Current       Gross Mortgage   Rate Reduction    to Maturity      Term to Maturity      to Maturity         Age
Balance ($)        Rate (%)        Amount (%)      (in months)       (in months)(1)       (in months)     (in months)
-------------   --------------   --------------   -------------   --------------------   --------------   -----------
   135,854.25          8.79700          1.00000             252                    190              246             6
   306,534.42          8.17587          0.00000             264                    242              262             2
   215,987.93          9.08710          1.00000             264                    199              262             2
   206,895.65          7.31000          0.00000             276                    211              269             7
   229,698.46          8.22871          0.00000             288                    216              285             3
   106,173.17          9.21007          0.50000             288                    212              287             1
    63,405.06          7.72100          0.00000             296                    275              294             2
 9,733,563.55          7.92349          0.00000             300                    232              297             3
   841,442.18          8.40003          0.50000             300                    238              296             4
 1,319,569.87          8.98411          0.50000             300                    228              296             4
 1,319,403.61          9.63484          1.00000             300                    220              297             3
    52,601.36          9.46268          0.50000             310                    285              309             1
   169,254.52          9.42300          1.00000             311                    219              308             3
   193,941.87         10.80010          1.00000             312                    212              311             1
    59,783.81          7.49000          0.00000             321                    283              314             7
   736,548.83          7.81946          0.00000             324                    239              321             3
 1,427,677.33          7.54836          0.00000             336                    245              331             5
   105,721.89          8.25000          0.50000             336                    238              331             5
   362,128.11          8.36985          0.50000             336                    257              330             6
   397,072.28          8.74247          0.00000             348                    261              346             2
   278,223.18          8.95297          0.50000             348                    237              343             5
436,571,656.81         8.08439          0.00000             360                    264              356             4
77,975,850.82          8.93984          0.50000             360                    259              356             4
   784,204.01          8.78989          1.00000             360                    250              355             5
 2,804,006.76          8.57434          0.00000             360                    257              356             4
136,662,987.52         9.32702          0.50000             360                    255              356             4
81,641,137.09          9.86336          1.00000             360                    256              356             4
   148,996.21          8.20780          0.50000              60                     55               57             3
   130,250.70          9.46928          0.50000              60                     60               60             0
    44,239.79          8.36300          1.00000              60                     51               57             3
    22,696.12          9.02400          1.00000              84                     72               81             3

----------------------------------------------------

(1) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.

Principal balance as percentage of initial principal balance at the following percentages of PPC


                       Class A-1a                           Class A-1b                           Class A-2
Distribution day in      0%     50%   100%   150%    200%     0%     50%    100%   150%   200%     0%     50%     100%   150%   200%
--------------------   -----   ----   ----   ----   -----   -----   -----   ----   ----   ----   -----   -----   -----   ----   ----
Initial                  100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2007        95     71     47     23       0      95      71     47     23      0     100     100     100    100     91
September 25, 2008        89     40      0      0       0      89      40      0      0      0     100     100      83      0      0
September 25, 2009        83     13      0      0       0      83      13      0      0      0     100     100       0      0      0
September 25, 2010        77      0      0      0       0      77       0      0      0      0     100      58       0      0      0
September 25, 2011        70      0      0      0       0      70       0      0      0      0     100       0       0      0      0
September 25, 2012        63      0      0      0       0      63       0      0      0      0     100       0       0      0      0
September 25, 2013        55      0      0      0       0      55       0      0      0      0     100       0       0      0      0
September 25, 2014        49      0      0      0       0      49       0      0      0      0     100       0       0      0      0
September 25, 2015        42      0      0      0       0      42       0      0      0      0     100       0       0      0      0
September 25, 2016        34      0      0      0       0      34       0      0      0      0     100       0       0      0      0
September 25, 2017        25      0      0      0       0      25       0      0      0      0     100       0       0      0      0
September 25, 2018        16      0      0      0       0      16       0      0      0      0     100       0       0      0      0
September 25, 2019         5      0      0      0       0       5       0      0      0      0     100       0       0      0      0
September 25, 2020         0      0      0      0       0       0       0      0      0      0      69       0       0      0      0
September 25, 2021         0      0      0      0       0       0       0      0      0      0      21       0       0      0      0
September 25, 2022         0      0      0      0       0       0       0      0      0      0       0       0       0      0      0
Weighted Average
Life to Maturity
(Years)                 7.56   1.76   1.00   0.71    0.56    7.56    1.76   1.00   0.71   0.56   14.44    4.12     2.2   1.49   1.13
Weighted Average
Life to Call (Years)    7.56   1.76   1.00   0.71    0.56    7.56    1.76   1.00   0.71   0.56   14.44    4.12     2.2   1.49   1.13

Principal balance as percentage of initial principal balance at the following percentages of PPC


                         Class A-3                          Class A-4                             Class A-5
Distribution day in      0%     50%   100%   150%    200%     0%     50%    100%   150%   200%     0%     50%     100%   150%   200%
--------------------   -----   ----   ----   ----   -----   -----   -----   ----   ----   ----   -----   -----   -----   ----   ----
Initial                  100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2007       100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2008       100    100    100     35       0     100     100    100    100     30     100     100     100    100    100
September 25, 2009       100    100     36      0       0     100     100    100      3      0     100     100     100    100      0
September 25, 2010       100    100      0      0       0     100     100     87      0      0     100     100     100     82      0
September 25, 2011       100     81      0      0       0     100     100     43      0      0     100     100     100     29      0
September 25, 2012       100     46      0      0       0     100     100     15      0      0     100     100     100     12      0
September 25, 2013       100     17      0      0       0     100     100      0      0      0     100     100      95      8      0
September 25, 2014       100      2      0      0       0     100     100      0      0      0     100     100      91      8      0
September 25, 2015       100      0      0      0       0     100      84      0      0      0     100     100      75      8      0
September 25, 2016       100      0      0      0       0     100      66      0      0      0     100     100      58      7      0
September 25, 2017       100      0      0      0       0     100      48      0      0      0     100     100      43      3      0
September 25, 2018       100      0      0      0       0     100      31      0      0      0     100     100      31      0      0
September 25, 2019       100      0      0      0       0     100      16      0      0      0     100     100      22      0      0
September 25, 2020       100      0      0      0       0     100       3      0      0      0     100     100      14      0      0
September 25, 2021       100      0      0      0       0     100       0      0      0      0     100      84       7      0      0
September 25, 2022        82      0      0      0       0     100       0      0      0      0     100      65       2      0      0
September 25, 2023        49      0      0      0       0     100       0      0      0      0     100      49       0      0      0
September 25, 2024        14      0      0      0       0     100       0      0      0      0     100      36       0      0      0
September 25, 2025         0      0      0      0       0      74       0      0      0      0     100      24       0      0      0
September 25, 2026         0      0      0      0       0      31       0      0      0      0     100      11       0      0      0
September 25, 2027         0      0      0      0       0       0       0      0      0      0      69       0       0      0      0
September 25, 2028         0      0      0      0       0       0       0      0      0      0       0       0       0      0      0
Weighted Average
Life to Maturity
(Years)                16.99   6.04   3.00   1.95    1.44   19.58   11.02   5.00   2.67   1.93   21.27   17.25   10.93   5.13   2.42
Weighted Average
Life to Call (Years)   16.99   6.04   3.00   1.95    1.44   19.58   11.00   5.00   2.67   1.93   20.58   13.83    8.01   4.62   2.42

Principal balance as percentage of initial principal balance at the following percentages of PPC


                            Class A-6
Distribution day in          0%     50%     100%    150%    200%
------------------------   -----   -----   -----   -----   -----
Initial                      100     100     100     100     100
September 25, 2007           100     100     100     100     100
September 25, 2008           100     100     100     100     100
September 25, 2009           100     100     100     100      44
September 25, 2010            99      92      89      94      44
September 25, 2011            97      84      78      76      39
September 25, 2012            94      74      62      53      20
September 25, 2013            89      63      46      33       9
September 25, 2014            76      38      18      19       2
September 25, 2015            63      22       7       9       0
September 25, 2016            52      13       3       1       0
September 25, 2017            41       7       1       *       0
September 25, 2018            31       4       *       0       0
September 25, 2019            22       2       *       0       0
September 25, 2020            15       1       *       0       0
September 25, 2021            11       1       *       0       0
September 25, 2022             7       *       *       0       0
September 25, 2023             4       *       0       0       0
September 25, 2024             2       *       0       0       0
September 25, 2025             1       *       0       0       0
September 25, 2026             *       *       0       0       0
September 25, 2027             *       0       0       0       0
September 25, 2028             0       0       0       0       0
Weighted Average
Life to Maturity (Years)   10.56    7.53    6.55    6.38    4.27
Weighted Average
Life to Call (Years)       10.56    7.51    6.37    5.08    3.26

-----------
* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Principal balance as percentage of initial principal balance at the following percentages of PPC


                        Class M-1                           Class M-2                            Class M-3
Distribution day in      0%     50%   100%   150%    200%     0%     50%    100%   150%   200%     0%     50%     100%   150%   200%
--------------------   -----   ----   ----   ----   -----   -----   -----   ----   ----   ----   -----   -----   -----   ----   ----
Initial                  100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2007       100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2008       100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2009       100    100    100    100     100     100     100    100    100    100     100     100     100    100    100
September 25, 2010       100    100     67     36     100     100     100     67     36     45     100     100      67     36     18
September 25, 2011       100     98     50     23       9     100      98     50     23      9     100      98      50     23      9
September 25, 2012       100     84     37     15       5     100      84     37     15      *     100      84      37     15      0
September 25, 2013       100     71     28      9       0     100      71     28      9      0     100      71      28      9      0
September 25, 2014       100     60     20      6       0     100      60     20      5      0     100      60      20      0      0
September 25, 2015       100     51     15      0       0     100      51     15      0      0     100      51      15      0      0
September 25, 2016       100     42     11      0       0     100      42     11      0      0     100      42      11      0      0
September 25, 2017       100     35      8      0       0     100      35      8      0      0     100      35       8      0      0
September 25, 2018       100     29      6      0       0     100      29      4      0      0     100      29       0      0      0
September 25, 2019       100     24      1      0       0     100      24      0      0      0     100      24       0      0      0
September 25, 2020       100     19      0      0       0     100      19      0      0      0     100      19       0      0      0
September 25, 2021        92     15      0      0       0      92      15      0      0      0      92      15       0      0      0
September 25, 2022        80     12      0      0       0      80      12      0      0      0      80      12       0      0      0
September 25, 2023        68      9      0      0       0      68       9      0      0      0      68       9       0      0      0
September 25, 2024        56      6      0      0       0      56       6      0      0      0      56       2       0      0      0
September 25, 2025        42      2      0      0       0      42       0      0      0      0      42       0       0      0      0
September 25, 2026        28      0      0      0       0      28       0      0      0      0      28       0       0      0      0
September 25, 2027        12      0      0      0       0      12       0      0      0      0      12       0       0      0      0
September 25, 2028         0      0      0      0       0       0       0      0      0      0       0       0       0      0      0
Weighted Average
Life to Maturity
(Years)                18.31   10.09  5.90   4.48    4.63   18.31   10.06   5.87   4.37   4.18   18.30   10.03    5.83   4.29   3.94
Weighted Average
Life to Call (Years)   18.20    9.52  5.41   4.14    3.83   18.20    9.52   5.41   4.05   3.83   18.20    9.52    5.40   4.00   3.73

-----------


* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Principal balance as percentage of initial principal balance at the following percentages of PPC


                       Class M-4                            Class M-5                           Class M-6
Distribution day in      0%     50%   100%    150%   200%     0%     50%   100%   150%   200%     0%    50%    100%   150%   200%
--------------------   -----   ----   ----    ----   ----   -----   ----   ----   ----   ----   -----  -----   ----   ----   ----
Initial                  100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2007       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2008       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2009       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2010       100    100     67      36     18     100    100     67     36     18     100    100     67     36     18
September 25, 2011       100     98     50      23      9     100     98     50     23      7     100     98     50     23      0
September 25, 2012       100     84     37      15      0     100     84     37     15      0     100     84     37     15      0
September 25, 2013       100     71     28       9      0     100     71     28      6      0     100     71     28      0      0
September 25, 2014       100     60     20       0      0     100     60     20      0      0     100     60     20      0      0
September 25, 2015       100     51     15       0      0     100     51     15      0      0     100     51     15      0      0
September 25, 2016       100     42     11       0      0     100     42     11      0      0     100     42     10      0      0
September 25, 2017       100     35      5       0      0     100     35      0      0      0     100     35      0      0      0
September 25, 2018       100     29      0       0      0     100     29      0      0      0     100     29      0      0      0
September 25, 2019       100     24      0       0      0     100     24      0      0      0     100     24      0      0      0
September 25, 2020       100     19      0       0      0     100     19      0      0      0     100     19      0      0      0
September 25, 2021        92     15      0       0      0      92     15      0      0      0      92     15      0      0      0
September 25, 2022        80     12      0       0      0      80     12      0      0      0      80     12      0      0      0
September 25, 2023        68      9      0       0      0      68      3      0      0      0      68      0      0      0      0
September 25, 2024        56      0      0       0      0      56      0      0      0      0      56      0      0      0      0
September 25, 2025        42      0      0       0      0      42      0      0      0      0      42      0      0      0      0
September 25, 2026        28      0      0       0      0      28      0      0      0      0      28      0      0      0      0
September 25, 2027        12      0      0       0      0      12      0      0      0      0      12      0      0      0      0
September 25, 2028         0      0      0       0      0       0      0      0      0      0       0      0      0      0      0
Weighted Average
Life to Maturity
(Years)                18.30   10.00  5.79    4.25   3.83   18.29   9.96   5.75   4.19   3.73   18.28   9.91   5.71   4.16   3.66
Weighted Average
Life to Call (Years)   18.20    9.52  5.40    3.98   3.63   18.20   9.52   5.40   3.95   3.55   18.20   9.52   5.40   3.95   3.50

Principal balance as percentage of initial principal balance at the following percentages of PPC

                       Class M-7                            Class M-8                           Class M-9
Distribution day in      0%     50%   100%    150%   200%     0%     50%   100%   150%   200%     0%    50%    100%   150%   200%
--------------------   -----   ----   ----    ----   ----   -----   ----   ----   ----   ----   -----  -----   ----   ----   ----
Initial                  100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2007       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2008       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2009       100    100    100     100    100     100    100    100    100    100     100    100    100    100    100
September 25, 2010       100    100     67      36     18     100    100     67     36     18     100    100     67     36     12
September 25, 2011       100     98     50      23      0     100     98     50     23      0     100     98     50     23      0
September 25, 2012       100     84     37      15      0     100     84     37     14      0     100     84     37      0      0
September 25, 2013       100     71     28       0      0     100     71     28      0      0     100     71     28      0      0
September 25, 2014       100     60     20       0      0     100     60     20      0      0     100     60     20      0      0
September 25, 2015       100     51     15       0      0     100     51     15      0      0     100     51      1      0      0
September 25, 2016       100     42      0       0      0     100     42      0      0      0     100     42      0      0      0
September 25, 2017       100     35      0       0      0     100     35      0      0      0     100     35      0      0      0
September 25, 2018       100     29      0       0      0     100     29      0      0      0     100     29      0      0      0
September 25, 2019       100     24      0       0      0     100     24      0      0      0     100     24      0      0      0
September 25, 2020       100     19      0       0      0     100     19      0      0      0     100     17      0      0      0
September 25, 2021        92     15      0       0      0      92     15      0      0      0      92      1      0      0      0
September 25, 2022        80      5      0       0      0      80      0      0      0      0      80      0      0      0      0
September 25, 2023        68      0      0       0      0      68      0      0      0      0      68      0      0      0      0
September 25, 2024        56      0      0       0      0      56      0      0      0      0      56      0      0      0      0
September 25, 2025        42      0      0       0      0      42      0      0      0      0      42      0      0      0      0
September 25, 2026        28      0      0       0      0      28      0      0      0      0      28      0      0      0      0
September 25, 2027        10      0      0       0      0       0      0      0      0      0       0      0      0      0      0
September 25, 2028         0      0      0       0      0       0      0      0      0      0       0      0      0      0      0
Weighted Average
Life to Maturity
(Years)                18.27   9.86   5.67    4.10   3.59   18.26   9.79   5.61   4.05   3.54   18.22   9.65   5.50   3.98   3.44
Weighted Average
Life to Call (Years)   18.20   9.52   5.40    3.92   3.45   18.20   9.52   5.40   3.91   3.43   18.20   9.52   5.40   3.91   3.38

Yield to maturity

If a Certificate is purchased at a discount from par (as described below), and the anticipated yield to maturity of the Certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a Certificate is purchased at a premium to par, and the anticipated yield to maturity of the Certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Par is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.

Yields on class M Certificates

The yield to maturity on the class M Certificates will be extremely sensitive to the amount and timing of losses on the mortgage loans, because if such losses are allocated to the Certificates, the losses will be entirely allocated to the class M Certificates, in inverse order of seniority, until the principal balance of the class M Certificates is reduced to zero.

Effects of net WAC rate on yields

If the certificate interest rate on any class of Certificates is limited by the net WAC rate, the yield to maturity on that class of certificates may be adversely affected. In a rising interest rate environment, there may be an increased possibility that the interest rate on the class A-1b Certificates will be limited by the net WAC rate, and if one-month LIBOR increases, there will be a corresponding rise in the amount by which the yield to maturity of the class A-1b Certificates may decrease in the case of such a limitation. See "Series Risk Factors--Effects of mortgage interest rates and other factors on the certificate interest rates of the offered Certificates" in this supplement.


Voting Rights


At all times, the voting rights of holders of the Certificates will be allocated among the Certificates in proportion to their principal balances.

Additional ERISA considerations

The U.S. Department of Labor has granted each of the underwriters an administrative exemption (the underwriter exemption) from some of ERISA'S prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter exemption. The underwriter exemptions were most recently amended and restated as PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002). These underwriter exemptions should apply to the acquisition, holding, and resale of the offered Certificates by an ERISA plan, provided that specified conditions are met, including

     o the acquisition of the offered Certificates by an ERISA plan is on terms (including the purchase price) that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,

     o the offered Certificates acquired by the ERISA plan have received a rating at the time of their acquisition that is in one of the four highest generic rating categories from any of S&P, Moody's or Fitch,

     o the ERISA plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act,

     o the sum of all payments made to the underwriters for the distribution of the offered Certificates is no more than reasonable compensation for underwriting the certificates, and

     o the sum of all payments made to and retained by the servicer is no more than reasonable compensation for the servicer's services and reimbursement of its reasonable expenses.

     The underwriter exemptions do not apply to the acquisition and holding of offered Certificates by ERISA plans sponsored by CRMSI, the underwriter, the Trustee or any of their affiliates. Moreover, such exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements

     o an ERISA plan's investment in each subclass of offered Certificates does not exceed 25% of that subclass at the time of the acquisition and

     o immediately after the acquisition, no more than 25% of the assets of an ERISA plan for which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.


Legal Investment


The class A, class M-1, class M-2 and class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA).

The class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 Certificates will not be "mortgage related securities" under SMMEA. Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the offered Certificates and should consult their own legal, tax, financial and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the offered Certificates.


Accounting Considerations


Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered Certificates.


Federal income tax consequences


For federal income tax purposes, an election will be made to treat the Trust as multiple separate REMICs organized in a tiered REMIC structure, an upper-tier REMIC and one or more lower-tier REMICs. Each REMIC will hold interests in the lower-tier REMIC immediately below it in the tiered structure. The regular interests represented by the offered Certificates generally will be treated as debt instruments for US federal income tax purposes. In addition, the beneficial interest of the offered Certificates in the right to receive interest cap carryforward payments will be treated as a grantor trust for US federal income tax purposes.

     It is anticipated that

     o the class A-1a, class A-2, class A-3, class A-4, class A-5, class A-6, class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7 and class M-8 Certificates will be issued at a premium,

     o    the class M-9 Certificates will be issued with de minimis OID, and

     o    the class A-1b Certificates will be issued without OID or premium.

     The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a prepayment rate assumed in structuring the Series, which is equal to 100% PPC. No representation is made that the mortgage loans will prepay at that rate or at any other rate.

     Holders of the offered Certificates will be required to include in income interest on their Certificates in accordance with the accrual method of accounting.

Interest cap carryforward

Each purchaser of an offered Certificate must allocate the Certificate's purchase price between the related REMIC regular interest and the right to receive interest cap carryforward payments, based on the relative fair market values of each property right. CRMSI is required to allocate the issue price, and the allocation will be binding on a holder unless the holder explicitly discloses on its tax return that its allocation is different from CRMSI's allocation.

CRMSI intends to treat interest cap carryforward payments as includible in the income of holders of offered Certificates based on IRS regulations relating to "notional principal contracts." If this treatment of interest cap carryforward payments is respected, holders will be able to amortize the separate price paid for the right to the payments under a level payment method, as if the price represented the present value of a series of equal payments made over the life of the interest cap carryforward arrangement (adjusted to take into account decreases in principal amount) discounted at a rate equal to the rate used to determine the price of the right to receive interest cap carryforward payments, or some other reasonable rate.

Interest cap carryforward payments should be ordinary income to holders of offered Certificates as such amounts accrue to the Trust. The IRS could contend that the payments represent capital gain, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain treatment would presumably apply only prospectively.

Under the notional principal contract regulations, upon the sale of an offered Certificate, the amount of the sale price allocated to the seller's right to receive interest cap carryforward payments would be considered a "termination payment," and the seller would have gain or loss equal to the termination payment minus the unamortized portion of any amount the seller is deemed to have paid for the right to receive interest cap carryforward payments. Such gain or loss will generally be treated as capital gain or loss. Moreover, for a bank or thrift institution, Internal Revenue Code section 582(c) would likely not apply to treat such gain or loss as ordinary income.

Holders of offered Certificates will receive annual information returns with respect to their share of income and amortization of allocated purchase price with respect to the interest cap carryforward arrangement (as if such holders were original holders) for the preceding calendar year.

Holders of offered Certificates are advised to consult their own tax advisors regarding the allocation of the purchase price of their Certificates, the appropriate method of amortizing the price of their right to receive interest cap carryforward payments, and the timing and character of income and deductions resulting from the ownership of these Certificates.

Other

The offered Certificates (other than the portion of the basis of an offered Certificate allocable to the interest cap carryforward arrangement) will be treated as

     o "loans . . . secured by an interest in real property which is... residential real property" and "regular interests in a REMIC" for domestic building and loan associations, generally, in the same proportion that the assets of the Trust would be treated, and

     o "real estate assets" for real estate investment trusts generally, in the same proportion that the assets of the Trust would be treated.

     The offered Certificates will not be treated as "qualified mortgages" for another REMIC.

     For further information regarding federal income tax consequences of investing in the offered Certificates, see "Taxation of Certificate holders" and "Taxation of the Trust" in the core prospectus.


Plan of distribution


Subject to the terms and conditions of the underwriting agreement among CTB, CRMSI and the underwriters, the underwriters will purchase the offered Certificates from CRMSI upon issuance. The underwriters have committed to purchase all the offered Certificates if any offered Certificates are purchased. The underwriters will distribute the offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

All of the expenses of this offering (other than the underwriters' out of pocket costs and the fees of their counsel) will be payable by CRMSI.

Proceeds to CRMSI will be approximately 99.74110% of the aggregate initial principal balance of the offered Certificates, plus accrued interest and before deducting expenses of approximately $620,000 payable by CRMSI. In connection with the purchase and sale of the offered Certificates, the underwriters may be deemed to have received compensation from CRMSI in the form of underwriting discounts.

CRMSI has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the percentage of the principal balance of each class of offered Certificates set forth below opposite the underwriter's name:

                         A-1a   A-1b    A-2    A-3
Citigroup Global         85%    85%    85%    85%
   Markets Inc.
Credit Suisse            15%    15%    15%    15%
Securities (USA) LLC

                          A-4    A-5    A-6    M-1
Citigroup Global         85%    85%    85%    85%
   Markets Inc.
Credit Suisse            15%    15%    15%    15%
Securities (USA) LLC

                          M-2    M-3    M-4    M-5
Citigroup Global         85%    85%    85%    85%
   Markets Inc.
Credit Suisse            15%    15%    15%    15%
Securities (USA) LLC

                          M-6    M-7    M-8    M-9
Citigroup Global         85%    85%    85%    85%
   Markets Inc.
Credit Suisse            15%    15%    15%    15%
Securities (USA) LLC

CRMSI has been advised by each underwriter that it intends to make a market in the offered Certificates, but no underwriter is obligated to do so.

The underwriting agreement provides that CRMSI and CTB will indemnify the underwriters against, or contribute to payments the underwriter may be required to make in respect of, certain civil liabilities under the Securities Act of 1933.

Citigroup Global Markets Inc. is an affiliate of CRMSI and CTB. This prospectus may be used by Citigroup Global Markets Inc., to the extent required, in connection with market making transactions in the offered Certificates. Citigroup Global Markets Inc. may act as principal or agent in such transactions.

In connection with this offering, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the offered Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.


Legal opinions


Certain legal matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York. The legality of the offered Certificates and certain tax matters with respect thereto will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


Incorporation of additional SEC filings


The following documents filed with the SEC by CRMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates: all reports on Form 10-D and Form 8-K subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the Certificates.

Appendix 1--Description of the loans

The following tables give additional information about the mortgage loans as of the cut-off date. The mortgage loans actually included in the Trust may differ from their description below, but the differences will not be material.



                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.


                                                               Collateral Summary       Ranges (if applicable)
--------------------------------------------------------------------------------------------------------------
Total Number of Loans...................................             5,342
Total Outstanding Principal Balance.....................        $851,534,560.19
Average Loan Principal Balance..........................          $159,403.70          $14,186.79 - $887,573.90
Weighted Average Mortgage Rate..........................             8.558%                 5.500% -12.716%
Weighted Average Original Term (months).................           341 months           60 months - 360 months
Weighted Average Remaining Term (months)................           337 months           53 months - 360 months
Weighted Average Original LTV Ratio.....................             77.80%                 7.73% - 100.00%
Weighted Average Combined LTV Ratio.....................             78.17%                 7.73% - 100.00%
Weighted Average FICO Score.............................              691                      476 - 851
Weighted Average Seasoning (months).....................            4 months              0 months - 7 months
Weighted Average Debt-to-Income Ratio...................             42.96%                 0.10% - 68.62%
First Liens (%).........................................            100.00%
First Liens with Silent Seconds (%).....................             3.67%
Property Type
    Single Family.......................................             90.58%
    PUD.................................................             3.53%
    Condominium.........................................             3.15%
    Two Family..........................................             2.52%
    Three Family........................................             0.21%
Occupancy Status
    Primary Home........................................             99.24%
    Investment..........................................             0.39%
    Second Home.........................................             0.37%
Loan Purpose
    Cash-out Refinancing................................             99.97%
    Rate-Term Refinancing...............................             0.03%
Geographic Distribution
    California..........................................             18.32%
    Florida.............................................             7.58%
    New York............................................             6.47%
    New Jersey..........................................             6.00%
    Arizona.............................................             5.08%
Payment Frequency
    Bi-Weekly...........................................             82.31%
    Monthly.............................................             10.25%
    Semi-Monthly........................................             7.43%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.


                       Product Type of the Mortgage Loans


                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date
Product Type                                 Loans         Balance              Loan Balance
------------------------------------------------------------------------------------------------
Fixed-Rate, Daily Simple Interest              5,342           $851,534,560.19      100.00%
------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                    Original Mortgage Loan Principal Balances

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date
Range of Balances ($)                        Loans         Balance              Loan Balance
-------------------------------------------------------------------------------------------------
15,077.13 - 25,000.00                             16              $ 338,336.33        0.04%
25,000.01 - 50,000.00                            205              8,056,591.18        0.95
50,000.01 - 75,000.00                            533             33,828,586.67        3.97
75,000.01 - 100,000.00                           759             66,191,759.53        7.77
100,000.01 - 125,000.00                          795             89,001,898.79       10.45
125,000.01 - 150,000.00                          676             91,904,673.73       10.79
150,000.01 - 175,000.00                          545             87,704,352.82       10.30
175,000.01 - 200,000.00                          458             85,414,120.22       10.03
200,000.01 - 225,000.00                          296             62,404,854.09        7.33
225,000.01 - 250,000.00                          268             63,382,378.15        7.44
250,000.01 - 275,000.00                          178             46,307,967.94        5.44
275,000.01 - 300,000.00                          154             44,001,697.95        5.17
300,000.01 - 325,000.00                          108             33,531,415.58        3.94
325,000.01 - 350,000.00                          102             34,253,319.42        4.02
350,000.01 - 375,000.00                           60             21,699,216.09        2.55
375,000.01 - 400,000.00                           55             21,261,330.36        2.50
400,000.01 - 450,000.00                           71             29,799,987.12        3.50
450,000.01 - 500,000.00                           32             15,011,041.26        1.76
500,000.01 - 550,000.00                           21             10,892,621.63        1.28
550,000.01 - 600,000.00                            4              2,262,670.44        0.27
600,000.01 - 650,000.00                            2              1,269,007.38        0.15
650,000.01 - 700,000.00                            1                675,807.89        0.08
700,000.01 - 750,000.00                            2              1,453,351.72        0.17
850,000.01 - 892,071.57                            1                887,573.90        0.10
-------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.


                    Current Mortgage Loan Principal Balances

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date
Range of Balances ($)                        Loans         Balance              Loan Balance
---------------------------------------------------------------------------------------------------
14,186.79 - 25,000.00                             18              $ 385,780.31        0.05%
25,000.01 - 50,000.00                            211              8,368,417.25        0.98
50,000.01 - 75,000.00                            553             35,538,837.99        4.17
75,000.01 - 100,000.00                           751             66,102,021.54        7.76
100,000.01 - 125,000.00                          800             90,129,254.50       10.58
125,000.01 - 150,000.00                          671             91,766,863.52       10.78
150,000.01 - 175,000.00                          541             87,507,178.84       10.28
175,000.01 - 200,000.00                          458             85,784,282.42       10.07
200,000.01 - 225,000.00                          296             62,784,413.03        7.37
225,000.01 - 250,000.00                          266             63,259,852.27        7.43
250,000.01 - 275,000.00                          178             46,744,641.82        5.49
275,000.01 - 300,000.00                          151             43,454,280.70        5.10
300,000.01 - 325,000.00                          104             32,509,127.68        3.82
325,000.01 - 350,000.00                          100             33,731,731.77        3.96
350,000.01 - 375,000.00                           59             21,444,654.26        2.52
375,000.01 - 400,000.00                           54             20,966,367.02        2.46
400,000.01 - 450,000.00                           70             29,502,070.02        3.46
450,000.01 - 500,000.00                           31             14,611,883.21        1.72
500,000.01 - 550,000.00                           22             11,486,776.21        1.35
550,000.01 - 600,000.00                            2              1,170,384.94        0.14
600,000.01 - 650,000.00                            2              1,269,007.38        0.15
650,000.01 - 700,000.00                            1                675,807.89        0.08
700,000.01 - 750,000.00                            2              1,453,351.72        0.17
850,000.01 - 887,573.90                            1                887,573.90        0.10
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                        below are as of the cut-off date.


                                 Mortgage Rates

                                             Number of                          Percentage of
Range of Mortgage                            Mortgage      Cut-off Date Loan    Cut-off Date Loan
Rates (%)                                    Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
5.500 - 6.000                                      1               $143,425.70        0.02%
6.001 - 6.500                                      3                319,099.23        0.04
6.501 - 7.000                                     28              4,062,973.02        0.48
7.001 - 7.500                                    619             94,632,617.13       11.11
7.501 - 8.000                                  1,081            184,456,738.88       21.66
8.001 - 8.500                                    856            137,430,814.81       16.14
8.501 - 9.000                                  1,102            180,889,601.36       21.24
9.001 - 9.500                                    688            111,053,766.97       13.04
9.501 - 10.000                                   458             66,263,116.57        7.78
10.001 - 10.500                                  328             47,511,701.57        5.58
10.501 - 11.000                                  150             20,337,579.47        2.39
11.001 - 11.500                                   24              3,630,099.16        0.43
11.501 - 12.000                                    2                198,600.84        0.02
12.001 - 12.500                                    1                493,664.28        0.06
12.501 - 12.716                                    1                110,761.20        0.01
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%



                            Original Term to Maturity



                                             Number of                          Percentage of
Original Term to                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Maturity (Months)                            Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
60 - 240                                         873            $96,740,159.35       11.36%
241 - 300                                         99             14,571,604.65        1.71
301 - 360                                      4,370            740,222,796.19       86.93
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.


                           Remaining Term to Maturity

                                             Number of                          Percentage of
Remaining Term to Maturity                   Mortgage      Cut-off Date Loan    Cut-off Date Loan
(Months)                                     Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
53 - 59                                            4               $193,236.00        0.02%
60 - 240                                         869             96,546,923.35       11.34
241 - 300                                         99             14,571,604.65        1.71
301 - 360                                      4,370            740,222,796.19       86.93
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%


                         Seasoning of the Mortgage Loans

                                             Number of                          Percentage of
Seasoning                                    Mortgage      Cut-off Date Loan    Cut-off Date Loan
(Months)                                     Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
0                                                 11             $1,817,592.84        0.21%
1-3                                            2,802            461,233,962.48       54.17
4-7                                            1,713            274,299,726.96       32.21
7                                                816            114,183,277.91       13.41
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                             FICO Score Distribution

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
FICO Score Range                             Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
415 - 500                                          4               $333,635.37        0.04%
501 - 525                                         13              1,837,187.34        0.22
526 - 550                                         63              8,034,688.96        0.94
551 - 575                                        174             21,998,667.99        2.58
576 - 600                                        302             41,603,559.94        4.89
601 - 625                                        416             58,042,414.18        6.82
626 - 650                                        506             79,237,153.28        9.31
651 - 675                                        637            104,466,189.00       12.27
676 - 700                                        785            132,153,425.76       15.52
701 - 725                                        802            139,379,072.41       16.37
726 - 750                                        733            123,939,792.98       14.55
751 - 775                                        549             89,426,460.29       10.50
776 - 800                                        276             39,945,805.68        4.69
801 - 850                                         81             10,984,079.82        1.29
851 - 851                                          1                152,427.19        0.02
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.

                          Original Loan-to-Value Ratio

                                             Number of                          Percentage of
Original Loan-to-Value                       Mortgage      Cut-off Date Loan    Cut-off Date Loan
Ratios (%)                                   Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
7.73 - 10.00                                       1                $27,800.35        0.00%
10.01 - 15.00                                     23              1,251,619.20        0.15
15.01 - 20.00                                     28              1,706,169.94        0.20
20.01 - 25.00                                     42              3,937,631.61        0.46
25.01 - 30.00                                     52              4,741,086.91        0.56
30.01 - 35.00                                     92             10,092,598.86        1.19
35.01 - 40.00                                    123             15,922,096.60        1.87
40.01 - 45.00                                    152             21,592,934.87        2.54
45.01 - 50.00                                    185             25,367,675.68        2.98
50.01 - 55.00                                    212             31,454,696.65        3.69
55.01 - 60.00                                    243             39,061,320.51        4.59
60.01 - 65.00                                    265             46,174,862.42        5.42
65.01 - 70.00                                    325             57,418,170.95        6.74
70.01 - 75.00                                    378             65,613,925.39        7.71
75.01 - 80.00                                    609            100,503,399.35       11.80
80.01 - 85.00                                    418             73,144,044.82        8.59
85.01 - 90.00                                    495             84,984,519.51        9.98
90.01 - 95.00                                    563             94,367,079.18       11.08
95.01 - 100.00                                 1,136            174,172,927.39       20.45
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%



                          Combined Loan-to-Value Ratio

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Combined Loan-to-Value Ratios (%)            Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
7.73 - 10.00                                       1                $27,800.35        0.00%
10.01 - 20.00                                     49              2,720,855.94        0.32
20.01 - 30.00                                     93              8,684,561.25        1.02
30.01 - 40.00                                    212             25,558,645.24        3.00
40.01 - 50.00                                    326             44,797,050.30        5.26
50.01 - 60.00                                    453             69,753,158.64        8.19
60.01 - 70.00                                    576             99,879,692.92       11.73
70.01 - 75.00                                    374             66,286,165.30        7.78
75.01 - 80.00                                    617            101,581,170.23       11.93
80.01 - 85.00                                    409             71,413,994.16        8.39
85.01 - 90.00                                    496             85,276,798.95       10.01
90.01 - 95.00                                    560             94,318,452.90       11.08
95.01 - 100.00                                 1,176            181,236,214.01       21.28
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                        below are as of the cut-off date.

                              Silent Second Status

                                             Number of                          Percentage of
Silent Second                                Mortgage      Cut-off Date Loan    Cut-off Date Loan
Status                                       Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
None                                           5,162           $820,310,638.19       96.33%
Has Silent Second                                180             31,223,922.00        3.67
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                                 Occupancy Type

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Occupancy Type                               Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Primary                                        5,280           $845,036,070.99       99.24%
Investor                                          36              3,331,887.46        0.39
Second Home                                       26              3,166,601.74        0.37
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                                  Property Type

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Property Type                                Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Single Family                                  4,898           $771,361,783.89       90.58%
PUD                                              147             30,096,339.94        3.53
Condominium                                      181             26,848,188.82        3.15
Two Family                                       107             21,433,373.49        2.52
Three Family                                       9              1,794,874.05        0.21
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                                  Loan Purpose

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Loan Purpose                                 Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Cash-Out Refinance                             5,340           $851,295,699.98       99.97%
Rate/Term Refinance                                2                238,860.21        0.03
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                        below are as of the cut-off date.


                               Documentation Type

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Documentation Type                           Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Full                                           2,650           $416,558,509.69       48.92%
Alternative                                    2,533            403,408,552.70       47.37
Model Verified Income                             89             17,038,545.32        2.00
No Income Qualifier (CTB - Stated
Income Program for
Self-employed)                                    70             14,528,952.48        1.71
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%



                           Property Valuation Type(1)

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Property Valuation Type                      Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Full Appraisal                                 4,366           $716,196,533.31       84.11%
Automated Valuation Model                        729            104,883,391.19       12.32
Exterior Inspection Only                         212             26,420,397.95        3.10
Appraisal from Prior Loan                         15              2,613,500.79        0.31
Field Review                                      19              1,370,349.08        0.16
Broker Price Opinion                               1                 50,387.87        0.01
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

-----------

(1) A full appraisal must be completed in accordance with Uniform Standards of Professional Appraisal Practices and with CTB standards. See "Mortgage loan underwriting--Property valuations--Appraisals" in the core prospectus. Other types of appraisals include exterior inspection only, appraisal from prior loan, field review and recertification of value. With each of these appraisal types, an independent appraiser confirms a value previously communicated in connection with the mortgaged property. The automated valuation model is a computerized valuation tool, which is further described in "Mortgage loan underwriting--Property valuations--Automated valuation model" in the core prospectus. A broker price opinion is an opinion of a real estate professional as to the value of the mortgaged property based on publicly available information.

                                  Lien Position

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Lien Position                                Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
First Lien                                     5,342           $851,534,560.19      100.00%
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                       below are as of the cut-off date.

                            Geographical Distribution

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Location                                     Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
California                                       665           $156,022,092.79       18.32%
Florida                                          371             64,573,833.68        7.58
New York                                         274             55,065,335.02        6.47
New Jersey                                       222             51,110,256.95        6.00
Arizona                                          251             43,241,490.08        5.08
Illinois                                         267             38,178,725.45        4.48
Georgia                                          217             31,713,702.94        3.72
Virginia                                         147             26,706,275.83        3.14
Washington                                       155             26,503,597.15        3.11
Wisconsin                                        151             20,321,342.16        2.39
Oklahoma                                         203             19,502,430.98        2.29
Pennsylvania                                     156             19,209,656.45        2.26
Nevada                                            85             19,155,644.38        2.25
Missouri                                         159             17,525,318.34        2.06
Maryland                                         110             16,974,913.11        1.99
Utah                                              90             16,718,577.30        1.96
Minnesota                                        100             15,334,912.54        1.80
Massachusetts                                     77             14,561,368.38        1.71
Texas                                            115             13,832,704.85        1.62
Michigan                                         173             13,764,307.98        1.62
Ohio                                             118             12,655,852.36        1.49
Colorado                                          77             12,403,396.92        1.46
Iowa                                             126             11,648,797.45        1.37
Oregon                                            62             11,011,932.11        1.29
Connecticut                                       65             10,190,795.48        1.20
Idaho                                            100              9,883,608.19        1.16
Kansas                                            68              9,668,980.83        1.14
Tennessee                                         69              8,484,108.52        1.00
New Hampshire                                     31              7,874,718.01        0.92
Hawaii                                            44              7,853,354.86        0.92
South Carolina                                    59              7,214,982.17        0.85
Alabama                                           62              6,269,573.43        0.74
Louisiana                                         51              5,994,803.11        0.70
Mississippi                                       56              5,360,061.59        0.63
Kentucky                                          44              5,275,934.75        0.62
Nebraska                                          51              5,269,640.46        0.62
Delaware                                          32              5,165,820.31        0.61
Indiana                                           47              4,969,666.34        0.58
New Mexico                                        39              4,838,344.07        0.57
Arkansas                                          43              4,813,544.62        0.57
Alaska                                            24              4,588,987.47        0.54
North Carolina                                    31              3,286,361.65        0.39
Vermont                                           12              1,718,411.28        0.20
Rhode Island                                       8              1,336,004.78        0.16
South Dakota                                      11              1,190,891.58        0.14
Wyoming                                            5                791,244.53        0.09
Maine                                              9                773,211.55        0.09
West Virginia                                      6                631,367.26        0.07
Montana                                            2                201,719.58        0.02
North Dakota                                       2                151,958.57        0.02
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed
                        below are as of the cut-off date.

                              Debt-to-Income Ratio

                                             Number of                          Percentage of
Debt-to-Income                               Mortgage      Cut-off Date Loan    Cut-off Date Loan
Ratios (%)                                   Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
0.10 - 10.00                                      14             $1,133,247.86        0.13%
10.01 - 20.00                                    233             22,428,961.09        2.63
20.01 - 30.00                                    920            114,285,585.93       13.42
30.01 - 40.00                                  1,372            205,860,645.87       24.18
40.01 - 50.00                                  1,315            223,546,208.73       26.25
50.01 - 60.00                                  1,344            253,198,742.46       29.73
60.01 - 69.55                                    144             31,081,168.25        3.65
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                             Historical Delinquency

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Historical Delinquency                       Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
0 x 30 Days Delinquent                         5,275           $841,901,217.85       98.87%
1 x 30 Days Delinquent                            31              3,966,293.52        0.47
2 x 30 Days Delinquent                             8              1,240,153.57        0.15
3 x 30 Days Delinquent                             4                439,369.39        0.05
4 x 30 Days Delinquent                             3                252,611.04        0.03
5 x 30 Days Delinquent                             2                160,633.35        0.02
1 x 60 Days Delinquent                             4                810,820.50        0.10
1 x 90 Days Delinquent                             9              1,532,764.30        0.18
2 x 90 Days Delinquent                             6              1,230,696.67        0.14
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%



                          Rate Reduction Program Status

                                             Number of                          Percentage of
Rate Reduction                               Mortgage      Cut-off Date Loan    Cut-off Date Loan
Program Status                               Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
None                                           3,125           $517,889,930.97       60.82%
50 bp Reduction                                1,524            240,761,534.47       28.27
100 bp Reduction                                 693             92,883,094.75       10.91
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                               Collateral Summary

               Collateral statistics for the mortgage loans listed below are as of the cut-off date.

                          Equity Builder Program Status

                                             Number of                          Percentage of
Equity Builder                               Mortgage      Cut-off Date Loan    Cut-off Date Loan
Program Status                               Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Equity Builder Program                         5,151           $825,034,415.02       96.89%
None                                             191             26,500,145.17        3.11
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                                Payment Frequency

                                             Number of                          Percentage of
                                             Mortgage      Cut-off Date Loan    Cut-off Date Loan
Payment Frequency                            Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
Bi-Weekly                                      4,394           $700,921,958.19       82.31%
Monthly                                          572             87,309,045.99       10.25
Semi-Monthly                                     376             63,303,556.01        7.43
----------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

                           Prepayment Penalty Terms(1)

                                             Number of                          Percentage of
Prepayment Penalty                           Mortgage      Cut-off Date Loan    Cut-off Date Loan
Term (Months)                                Loans         Balance              Balance
---------------------------------------------------------------------------------------------------
None                                             975           $151,967,536.22       17.85%
36                                             4,367            699,567,023.97       82.15
---------------------------------------------------------------------------------------------------
Total:                                         5,342           $851,534,560.19      100.00%

(1) No prepayment penalty proceeds will go to any of the offered Certificates. If the borrower refinances with a Citigroup entity, the servicer will waive the prepayment penalty.

                                      ANNEX

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the offered Certificates will be offered globally (the Global Securities) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (i) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of Global Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a Non-U.S. Holder) holding a beneficial interest in a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's Global Securities, the paying agent or any other entity required to withhold tax (any of the foregoing, a U.S. Withholding Agent) establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

     1. from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Global Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of Global Securities):

          (1) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a Qualified Intermediary), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (a) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

          (b) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section
     1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (c) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

          (d) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in
     Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
     Regulations; or

          (2) if the intermediary is not a qualified intermediary (a Nonqualified Intermediary), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (a) stating the name and permanent residence address of the Nonqualified Intermediary and the country under the laws of which the Nonqualified Intermediary is created, incorporated or governed,

          (b) certifying that the Nonqualified Intermediary is not acting for its own account,

          (c) certifying that the Nonqualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such Nonqualified Intermediary's beneficial owners, and

          (d) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Global Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. Persons, holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

          (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

          (c) can be treated as a "exempt recipient" within the meaning of
     Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

CORE PROSPECTUS

September 27, 2006



Summary


The Certificates

Citicorp Residential Mortgage Securities, Inc. (CRMSI) will set up a Trust that will purchase from CRMSI one or more pools of mortgage loans that CRMSI acquired from Citicorp Trust Bank, fsb (CTB) and/or its affiliate CitiMortgage, Inc.
(CMI). The Trustee for the Trust will be U.S. Bank National Association. The Trustee is not affiliated with CMI, CTB or CRMSI. See "The Trustee" below.

     Each mortgage loan will be secured by a first priority mortgage on a one- to four-family residential property. The supplement describes the specific composition of the loans and the related mortgaged properties.

     The mortgage loans in the Trust will be originated by CTB and/or CMI (each of which we refer to herein as an originator) or purchased by CTB or CMI from third parties. All loans will be serviced by CMI.

     The Trust will issue Certificates evidencing interests in one or more pools of mortgage loans. The Certificates offered by the Trust will comprise a single Series of Certificates. A Certificate holder will be entitled, through the Trust, to a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders as described in the supplement.

     The Trust will receive monthly payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus or in the supplement. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CMI and/or others for servicing the mortgage loans and for bond administration, fees of the Trustee, expenses of foreclosure proceedings, and other expenses.

Different classes of Certificates

A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CTB, CMI or an affiliated company). Only Certificates rated as investment grade by at least one nationally recognized rating agency will be offered to the public.

     Holders of Certificates in different classes may be entitled to different distributions out of payments received by the Trust. For example,

     o Different classes may receive interest at different rates on their principal balances. Some principal-only, or PO, classes may receive no interest at all.

     o Some classes may receive interest but not principal. Such interest-only, or IO, classes will receive interest on a "notional" balance, but will not receive distributions of any part of their notional balance.

     o Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance.

     o Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class). As a result, some classes will have their principal balances reduced faster than other classes.

     o Some classes may receive distributions of principal out of excess cash available to the Trust while other classes have no right to receive any part of such excess cash.

     o Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.

     o Some classes may be entitled to credit enhancement of a type, or in an amount, that is not available to other classes.

     A class of Certificates may be divided into subclasses. Each subclass may have one or more of the characteristics described above.

     The supplement describes each class of Certificates in the Series.

REMIC election

The Trust will elect to be treated as one or more "real estate mortgage investment conduits" (each a REMIC) under U.S. federal tax laws. A REMIC is generally not subject to U.S. federal corporate income tax, so payments of principal and interest on the mortgage loans received by the Trust can be distributed to Certificate holders without deduction for this tax. A discussion of U.S. federal income tax laws applicable to REMICs and to interests in REMICs is set forth below under "Taxation of the Trust" and "Taxation of Certificate holders".


General risk factors


You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

Limited liquidity

The liquidity of the Certificates may be limited.

     o A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates.

     o While CRMSI anticipates that an underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.

     o CRMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

     o In addition to these considerations, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, which affect the Certificates generally or particular types of Certificate holders.

Limited assets

The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.

Limited delinquency advance obligation

In the case of loans for which CMI is the originator, CMI, as servicer, may advance its own funds to cover the interest and principal portion of a delinquent scheduled payment on a mortgage loan. In the case of daily simple interest loans originated by CTB, CMI, as servicer, may advance its own funds to cover the interest (but not the principal) portion of a delinquent scheduled payment. In either case, CMI will make such an advance only to the extent it believes that the advance will be reimbursed to it from future receipts on that loan. To the extent that CMI does not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans and any available credit enhancement.

Underwriting guidelines

CTB primarily originates sub-prime and non-prime mortgage loans to mortgagors who may not qualify for loans conforming to FNMA or FHLMC guidelines, particularly with respect to a prospective borrower's credit history. The origination of such sub-prime and non-prime loans is also a part of CMI's business. The loans in this Trust are likely to experience higher rates of delinquency, foreclosure and bankruptcy than the rates historically experienced for loans underwritten to FNMA and FHLMC conforming guidelines. Declines in the value of mortgaged properties are likely to have a greater negative effect on the delinquency, bankruptcy and loss experience of the mortgage loans than on loans originated in a more traditional manner. See "Mortgage loan underwriting" below and "Delinquency, loss and foreclosure experience" in the supplement.

Uncertainty of yields

The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to

     o the rate of principal prepayments and other unscheduled receipts on the mortgage loans,

     o the allocation of prepayments and unscheduled receipts among the classes of Certificates,

     o the amount, timing and cause of losses and payment shortfalls on the mortgage loans,

     o the allocation of losses and distribution shortfalls among the classes of Certificates and

     o any difference between the purchase price of a Certificate and its principal balance at the time of purchase.

     If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. Any credit enhancement provided for Certificates will be for credit risk, not prepayment risk. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions on the Certificates" below and "Distributions of principal," "Losses" and "Sensitivity of Certificates to prepayment" in the supplement.

Modification of loan terms

If a mortgage loan is delinquent and in default or, in CMI's judgment as servicer, is about to go into default, CMI is permitted to modify a homeowner's obligations under that loan. CMI may reduce the loan's interest rate, forgive delinquent payments of principal and interest, waive a prepayment charge in whole or in part, or extend the loan's maturity, or a combination of the foregoing. Any of these modifications will temporarily reduce, and may permanently reduce, the amount of cash received by the Trust on the loan. Reduced collections on loans may result in reduced distributions on one or more classes of Certificates. CMI will take such actions only if it determines that the action will ultimately reduce the loss that would otherwise be experienced on that loan. CMI cannot, however, guarantee that any modification will in fact prove to minimize losses, and the Trust will have no recourse against CMI if its determinations on modifications ultimately prove incorrect. See "Servicing - Realizing on defaulted mortgage loans" below.

Prepayment charges

Under the laws of some states, prepayment charges may not be imposed after a specified period of time following the origination of a loan secured by an owner-occupied residential property, if such loan is paid prior to maturity. In addition, CMI waives payment of a prepayment charge in connection with refinancings of loans through it or through an affiliate. The absence of such a restraint on prepayment, particularly for fixed rate loans having higher interest rates, may increase the likelihood of refinancings and other earlier retirements of loans. See "Distributions on the Certificates--Prepayments on mortgage loans" and "--Effect of prepayments".

Delayed interest rate adjustments

The interest rate on some classes of Certificates may be based on rates on adjustable rate mortgage loans (ARMs) included in the Trust. These classes will always receive accrued interest at a rate that lags behind the rate that they would receive if holders of such classes invested directly in obligations bearing interest at the ARM rate. There will be a delay between the time of an adjustment to the index interest rate on which ARM rates are based and the time at which homeowners begin making monthly payments reflecting that adjustment. There will be a further delay between the time of receipt of these monthly payments from homeowners and the payment to Certificate holders of accrued interest. See "The mortgage loans - Adjustable rate mortgage loans" below.

Subordinate financing

When a borrower encumbers his property with one or more junior liens in addition to a first priority mortgage, the owner of the senior mortgage is subjected to additional risk. First, the borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as many junior loans do) and the senior loan does not, a borrower may be more likely to repay amounts due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of, or interest rate on, a senior loan, the senior lender may lose its priority to the extent any junior lender is harmed or if the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or a junior loan or loans, the existence of junior lenders can impair the security available to the senior lender and can delay or interfere with the taking of action by the senior lender.

Environmental risks and clean-up costs

If a mortgage property becomes contaminated by hazardous wastes or toxic substances and the related loan goes into default, the servicer may have to expend considerable sums to clean up the property before it can be resold. These sums would be reimbursed to the servicer out of resale proceeds before any such proceeds are paid to the Trust, thus reducing amounts distributable to Certificate holders. Alternatively, the servicer may determine that clean-up costs would be too expensive and then abandon the property, resulting in a complete loss on the mortgage loan. See "Legal aspects of mortgage loans--Environmental considerations" below.

Consumer protection laws

The origination of mortgage loans is subject to numerous federal and state laws and regulations, which are discussed under "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders". Certain provisions of these laws and regulations apply to those loans in a Trust that may have higher interest rates and/or higher origination fees than are customary for loans conforming to guidelines of FNMA and FHLMC. Violations of these laws may enable the borrower to rescind the loan, may limit the ability of the servicer to collect all the principal and interest otherwise due on the loan, may entitle the borrower to a refund of amounts previously paid and may subject the servicer and the Trust to damages. The Trust, as assignee of the originator of the loans, would generally be subject to all claims and defenses of a borrower that the borrower could assert against the originator. If any mortgage loan is not originated in compliance with such laws in all material respects, and such non-compliance results in a material adverse effect on the interest of Certificate holders in that loan, then CRMSI will be required either to repurchase such non-complying loan from the Trust or to substitute another mortgage loan for the non-complying loan. Each repurchase will be treated as a prepayment of the loan, which may affect the yield on some or all of the classes of Certificates. See "Defective mortgage loans" below. CRMSI's repurchase price will include reimbursement to the Trust of any expenses, damages, costs or penalties incurred due to such non-compliance.

     A failure to comply with applicable laws in the origination of a mortgage could render the mortgage unenforceable against the homeowner. In this event, the only recourse of the Trust to recover on such a loan will be the obligation of CRMSI to repurchase or substitute a loan. Such remedy, however, may not be adequate to fully compensate the Trust. See "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders".

Texas Home Equity Laws

     In general, any "cash-out refinance" or other non-purchase money mortgage loan (except for rate/term refinancings and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to provisions of the Texas Constitution (the "Texas Home Equity Laws"). These laws provide disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any such requirement, whether inadvertent or not, may render the mortgage loan unenforceable and/or the lien on the mortgage property invalid. Mortgage loans subject to the Texas Home Equity Laws can be enforced only pursuant to court order, rather than through non-judicial foreclosure, as is available for other types of Texas mortgages. Therefore, delays and increased costs may result in effecting foreclosures of these loans. If the court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid and/or require the lender or the holder of the mortgage loan to forfeit some or all principal and interest on the loan.

Georgia Fair Lending Act

This Act prohibits certain practices in connection with the origination and servicing of all residential mortgage loans secured by one- to four-family owner-occupied homes in Georgia. In addition, a home loan with an interest rate that equals or exceeds certain thresholds specified in the Act, or for which points and fees were charged in an amount greater than specified thresholds, is subject to additional restrictions and prohibitions under the Act, such as caps on allowable fees and charges (including prepayment charges) that may be imposed on a homeowner, a limit on the amount of the final payment on a balloon loan, restrictions on a creditor's ability to accelerate and foreclose on a home loan, mandatory disclosures, prescribed suitability determinations and other restrictions. The Act also prohibits the refinancing of any home loan within five years of the original loan unless a tangible net benefit is provided to the homeowner, considering the factors specified in the Act.

     Penalties for violation of the Act can be severe, including rescission, actual, statutory and punitive damages and criminal penalties. The penalties can be imposed on the originator and the servicer and, in certain cases, upon the assignee of a home loan, such as a Trust. In addition, an assignee of a home loan may be subject to all defenses that a homeowner may have against the originator of the loan, even if the assignee had no knowledge of the originator's violation of the Act and even if the assignee and the originator are totally independent.

     Effective March 17, 2003, the Act was amended to exclude assignees, such as a Trust, from its coverage, except for certain "high cost" mortgages for which the assignee can not demonstrate, by a preponderance of the evidence, that it exercised reasonable due diligence. The amendment does not apply, however, to mortgages originated before March 17, 2003.

Legal investment

Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in certain classes of Certificates. CRMSI cannot represent that any class of Certificates will be a legal investment for you. You should consult your counsel on whether any class of Certificates is a legal investment for you. See "Legal investment considerations" below.

Restrictions on transfer

The purchase and holding of certain classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA) may result in prohibited transactions under ERISA, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy these classes of Certificates and could therefore adversely affect the liquidity of these Certificates.

     The Trust will not register or recognize a transfer of Certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations - Class exemptions" below.


Distributions on the Certificates


Scheduled payments on mortgage loans

Each mortgage loan will have a scheduled payment that is due on a specified day of each month (the due date). However, some loans may provide for bi-weekly or semi-monthly scheduled payments, such that there are two due dates in each calendar month (or, in the case of bi-weekly payment loans, three due dates in certain calendar months). The scheduled payment will consist of

     o interest on the unpaid principal amount (the principal balance) of the mortgage loan, and

     o    a specified part of the principal balance.

The principal balance of a mortgage loan other than a daily simple interest loan on a distribution day is the loan's scheduled principal balance on the last day of the related collection period, reduced to reflect any principal prepayments received during the related prepayment collection period. The principal balance of a daily simple interest loan on a distribution day is the actual principal balance of the loan at the end of the collection period. For some loans, the interest portion of a scheduled payment is equal to 30 days' accrued interest at the applicable loan rate. For other loans, called daily simple interest loans, accrued interest is calculated on the basis of the number of days elapsed since the last scheduled payment was actually made. The supplement will specify whether the loans in a Trust are daily simple interest loans.

     Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay a late payment charge or additional interest (except for daily simple interest loans, which do continue to accrue interest). (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a cooperative apartment shareholder.)

Property of the Trust; the cut-off date

The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). The cut-off date for each Series will be as stated in the related supplement. Prepayments of principal received before the cut-off date (or on the cut-off date, except in the case of daily simple interest loans) will not be property of the Trust. For loans other than daily simple interest loans, scheduled payments of principal and interest for due dates occurring on or before the cut-off date also will not be property of the Trust, even if the homeowners make the payments on or after the cut-off date. In contrast, in the case of daily simple interest loans, all payments in respect of the loans received on or after the cut-off date (except for payments in respect of interest that accrued on a loan prior to the loan's monthly due date, as specified in the related mortgage note, in the month preceding the month of the cut-off date) are property of the Trust, regardless of whether those payments were due before, on or after the cut-off date.

Distribution of scheduled payments

The paying agent for the Trust will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly. In this core prospectus, it will be assumed that distributions are made monthly on the 25th day of the month (the distribution day).

For each distribution day, the period from and including the first day of the preceding month through and including the last day of the preceding month (or such other period specified in the supplement for a Series) is the collection period. On a specified day in each month (the determination day), usually the 18th day, CRMSI will determine how much of the scheduled principal and interest payments due during the preceding collection period has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers', certificate administrator's and the Trustee's fees, their reimbursable advances and certain expenses, these funds will be distributed on the distribution day to the Certificate holders as principal and interest on the Certificates. (If the 18th day of the month is not a business day, the determination day will be the next business day preceding the 18th; if the 25th day of the month is not a business day, the distribution day will be the next business day after the 25th.)

     Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.

     In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be one residual class of Certificates in each REMIC that may have no interest rate and may have no principal balance. The residual class will receive in each month some or all of any amounts that were available for distribution but that exceeded the distributions required to be made to the regular classes.

Calculation of interest; effective rate

Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that

     o interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and

     o interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.

Calculation of interest for any Certificates bearing a variable or floating rate of interest is described in the supplement.

     Interest accrued on mortgage loans will be due from the homeowner, along with the scheduled principal payment due, on the specified due day (or due days, in the case of loans with bi-weekly or semi-monthly payments) for the loan in each month, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the due day to the distribution day. For example, scheduled payments of principal and interest due and received in January will not earn interest from February 1 to the February 25 distribution day.

     This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate will be lower than its stated interest rate.

LIBOR classes

Some classes may be LIBOR classes. (LIBOR is an abbreviation for London Interbank Offered Rate.)

     A LIBOR class will have an interest rate for each distribution day that equals LIBOR plus or minus a fixed percentage, subject to a maximum interest rate. The procedure for determining LIBOR for the distribution day is described below.

     Interest allocations for LIBOR classes are much like interest allocations for other classes, except that:

     o Interest will accrue on each LIBOR class for a monthly LIBOR accrual period that will usually (a) begin on the distribution day of the month and run through the day before the distribution day of the following month, or (b) begin on the first and run through the last day of the month, with interest being distributed in either case on the following distribution day. The first LIBOR accrual period for a class will be the latest possible LIBOR accrual period that ends before the first distribution day. If the accrual period begins on the 25th day of the month, LIBOR classes may receive interest distributions with less delay than other classes, and purchasers of LIBOR class certificates will pay accrued interest from and including the 25th day of the month to the date of purchase. (In that case, no interest will accrue for any period prior to the 25th day of the month in which the closing date occurs, even if the closing date is prior to the 25th day of that month.)

     o The record date for interest and principal distributions on a LIBOR class may be the day preceding the distribution day, whether or not a business day.

     If there are LIBOR classes, the accrual periods and record dates for the classes, the interest rates for the first accrual period, and the formulas for determining the interest rates for subsequent periods are stated in the supplement. The LIBOR rate for each following LIBOR accrual period will be the British Bankers Association LIBOR rate for US dollar deposits with a one-month maturity at 11AM, London time, on the second London Banking Day (as such terms are defined in the International Swap Dealers Association, Inc. 1991 ISDA Definitions) before the first day of the LIBOR accrual period, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%. The certificate administrator will determine the LIBOR rate and the amount of interest to be paid on LIBOR classes for each LIBOR accrual period.

     If no rate is so reported on the day a LIBOR rate is to be determined, the certificate administrator will select at least four prime banks in the London interbank market, and request the principal London office of each of the banks to quote a rate at approximately 11AM, London time, on that day for a one-month deposit of not less than $1 million that is representative for a single transaction in that market at that time. If the certificate administrator receives at least two quotations, LIBOR will be the average of all the quotations.

     If the certificate administrator receives fewer than two quotations, the certificate administrator will select three major banks in New York City and request them to quote rates at approximately 11AM, New York time, on that day for a one-month loan of not less than $1 million to leading European banks that is representative for a single transaction in that market at that time. The certificate administrator will then determine LIBOR as the average of the quoted rates.

     If the banks selected by the certificate administrator are not quoting such rates, the LIBOR rate for a LIBOR accrual period will be the LIBOR rate for the preceding LIBOR accrual period.

     The certificate administrator may designate an affiliate or a third party to determine LIBOR.

Adequacy of scheduled payments

The Certificates in a Series may be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. For some Series, however, we may provide a higher principal balance of mortgage loans than of Certificates, thus providing an initial amount of overcollateralization at closing. We may also provide that any excess cash flow on the loans in the Trust will be used to pay additional principal on the Certificates so that, over time and in the absence of losses, the aggregate principal balance of the Certificates becomes less than the aggregate principal balance of the mortgage loans. These options are described below under "Insurance and other credit support--Overcollateralization". In addition, we may provide that a portion of the mortgage loans to be part of the Trust will be sold to the Trust after the closing date. This option is described below under "The mortgage loans - Addition of mortgage loans".

     If each homeowner were to make all of his or her scheduled payments of principal and interest on the due day, and never prepay any principal, the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the collection period during which the last scheduled payment of principal and interest on any mortgage loan is due. Although it is extremely likely that some homeowners will be late or otherwise default on their mortgage loan payments, and that some homeowners will make principal prepayments, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.

     If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, the terms of a Series will usually provide that available funds will be used to distribute current interest and to pay principal, in the order of priority set forth in the supplement. Any remaining cash available will be applied as described in the supplement. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal (or notional) balances of the Certificates.

     You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a prepayment that the Trust receives after the end of a collection period, or a scheduled payment received after the determination day, is not available to be distributed on the following distribution day. Also, escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

Delinquencies and their effect; advances

Homeowners from time to time delay making scheduled payments of principal and interest until after the end of a collection period. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.

     If the Trust does not have enough money on a distribution day to distribute full interest to all classes of Certificates, it will allocate available funds to pay current interest accrued as specified in the supplement. Any class that does not receive a full payment of current accrued interest will be entitled to receive the amount of the interest shortfall on future distribution days, but only if sufficient cash is then available for that purpose.

     CMI, as servicer, may make a delinquency advance to the Trust of a delinquent payment of interest (in the case of a daily simple interest loan) or interest and principal (for other, amortizing loans) if it believes it will subsequently be reimbursed for such advance out of future receipts on such loan. A delinquent payment, and the advance, may also be for taxes or insurance premiums. On a later distribution day, the Trust will reimburse CMI for a delinquency advance, without interest, out of later payments received on the mortgage loan for which the advance was made or out of excess cash remaining after all required distributions on Certificates on that day have been made. In addition, if CMI determines that a prior delinquency advance has become nonrecoverable, it will be reimbursed for that advance on the next distribution day out of cash that would otherwise be available for distributions to the Certificates.

Prepayments on mortgage loans

A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest on the due date, or can pay it at some other time. A homeowner may incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "--Types of prepayment" below.

     CRMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

Delay in distribution of prepayments

For a particular distribution day, the prepayment collection period is the period from and including the first day of the preceding month through and including the last day of the preceding month (or such other period specified in the supplement for a Series). Prepayments received by the servicer during a prepayment collection period will generally not be distributed as principal to Certificate holders until the next distribution day after the end of that collection period. For example, if $1,000 of prepayments is received on March 2, the Trust will distribute these prepayments to the Certificate holders on the April 25 distribution day.

Effect of prepayments

Prepayments can have a number of effects on the Certificates:

     o Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes - an interest-only (IO) class and a principal-only
          (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.

     Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.

     o Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates.

     Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to pay off faster, with the result that the weighted average interest rate on the mortgage loans would decline.

     o When a homeowner makes a prepayment on a date other than the due date, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the distribution day, the prepayment amount will usually earn less interest than it would at the mortgage loan rate or the interest rate on any class of Certificates.

     Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 25 distribution day. The Trust will also be required to distribute 30 days' interest on the $1,000 - interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will most likely be less than 30 days' interest at the mortgage loan rate.

     If there are a substantial number of prepayments in a prepayment collection period, the drop in interest payments by the homeowners for that period could result in a shortfall of funds available to distribute interest on the Certificates on the following distribution day. However, in the case of loans prepaid in full or in part on a date other than their due dates, CMI, as servicer, will make up at least part of such prepayment interest shortfalls out of its servicing fee, as described in the supplement. The amount of the servicing fee applied to cover these shortfalls is called compensating interest. CMI will not be entitled to reimbursement of compensating interest.

Types of prepayment

     In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.

     o The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing (but not as an alternative to foreclosure). Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Each of CTB and CMI is permitted to refinance or modify mortgage loans, and from time to time may offer homeowners special refinancing or modification incentives.

     o Most mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMI, as servicer, will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMI believes the clause is legally enforceable, and (2) for an adjustable rate mortgage loan, the assumption would impair the Trust's security.

     o If a mortgaged property is damaged by fire or other hazard insured under an insurance policy, insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)

     o If the mortgage loan is foreclosed upon (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.

     o When the aggregate principal balance of all the mortgage loans in a Series (or in a particular pool of mortgages in a Trust) is reduced to less than a stated percentage (usually 10%) of the original principal balance of the mortgage loans, CRMSI, CMI, as servicer, or the holders of the residual Certificates (as specified in the supplement for the related Series) may purchase all the mortgage loans for their principal balances plus accrued interest or for such other purchase price that is described in the supplement for the related Series. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.

     o CRMSI will make various representations and warranties about the mortgage loans to the Trust; these representations and warranties will be essentially identical to those made by CMI and/or CTB to CRMSI for their sale of loans to CRMSI. If a mortgage loan does not conform to these representations and warranties and, as a result, the interest of Certificate holders in that loan is materially and adversely affected, CRMSI must repurchase or replace that loan. A repurchase will be treated as a prepayment in full of the loan. See "Defective mortgage loans" below.

     o CMI and CTB permit participation in "prepayment programs" in which homeowners generally make 26 bi-weekly payments during the year. Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a partial prepayment of the mortgage loan. See "The mortgage loans--Equity Builder program" below. Other prepayment programs exist in which the homeowner makes a monthly payment that exceeds the contractually required monthly payment by a fixed amount. This extra amount is also applied as a partial prepayment.

Foreclosures and their effect

After a mortgage loan has become seriously delinquent, the servicer may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay the servicer's expenses of foreclosure and unreimbursed advances and charges, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing - Realizing on defaulted mortgage loans."

     If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, may be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.

     Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of a potential borrower and the value of the mortgaged property. CTB's and CMI's loan underwriting policies are described below under "Mortgage loan underwriting."

     Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

Subordination

Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes.

     As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls allocated to the Certificates will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distributions or allocation of principal losses, to zero.

     A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" class M. In this structure, all losses allocated to the Certificates would be allocated to class B as long as it is outstanding (i.e., until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with even more levels of subordination.

     Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.

     Cash available for distribution is generally distributed in order of seniority - that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination - that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the losses have been fully allocated.

Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.

     Subordination can be limited in amount or time (e.g., a class is subordinated only for five years) or to certain types and amounts of losses (e.g., a subordinated class is allocated a specific type of loss up to a fixed dollar limit). Losses that are not covered by subordination are generally allocated among all the classes proportionately. The supplement describes the subordinated classes and the precise limits of the subordination.

     Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

Method of distribution

The paying agent will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional balance) of at least $1 million. In all other cases, the paying agent will make distributions by check or draft mailed on each distribution day.

Distribution reports

     On each distribution day, the certificate administrator will prepare and make available, a distribution report to each person who is a registered holder of a Certificate on the related record day. Each report will also be available generally within 15 days after each distribution day as part of the Trust's monthly Form 10-D on the SEC's website (www.sec.gov) under file no. 333- 132319, and the distribution report will be posted on the certificate administrator's website (www.citimortgagembs.com). For purposes of any electronic version of this prospectus, the preceding uniform resource locators, or URLs, are inactive textual references only. We have taken steps to ensure that these URLs were inactive at the time we created any electronic version of this prospectus. Beneficial owners of Certificates may obtain copies of these reports free of charge from the certificate administrator upon request in the manner described in the supplement.

     The report will include mortgage and Certificate information, including

     o the amounts of interest and principal distributed on the Certificates in each class, and the aggregate amounts of principal and interest for all classes, specifying any amounts drawn under credit enhancement,

     o    the amount of any losses allocated to the Certificates, by class,

     o for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,

     o the aggregate principal balance of the Certificates in each class, and the aggregate principal balances for all classes, after the distribution,

     o the aggregate payments received on the mortgage loans during the related collection period, and the number and aggregate principal balance of the mortgage loans after giving effect to these payments,

     o the number and aggregate principal balance of loans repurchased during the related collection period due to breaches of representations and warranties,

     o the number and aggregate principal balances of mortgage loans delinquent 30 days, 60 days and 90 or more days,

     o the book value of any real estate acquired by the Trust through foreclosure or otherwise,

     o    the amount remaining under any form of credit enhancement,

     o    servicing compensation paid since the preceding report, and

     o other customary information that CRMSI believes Certificate holders need to prepare their tax returns.

The Form 10-D will also include other information required by that Form that is not part of the distribution report.

     The servicer will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.

     The certificate administrator will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.


The mortgage loans


Each mortgage loan will generally have an original principal balance of not less than $10,000 and not more than $1,000,000, and will have an original maturity of up to 30 years.

     Each mortgage loan pool will be primarily composed of loans on one- to four-family residential properties. Other types of residential properties that may be included in a pool are manufactured housing, planned unit developments, condominiums, townhouses and multi-family residences. The mortgage loans will primarily be conventional mortgage loans (i.e., not insured or guaranteed by any governmental agency).

     The mortgage loans in a Trust may consist entirely of fixed rate mortgage loans or entirely of ARMs, or may include one or more pools, each including one type of loan.

     Each mortgage loan will be selected by CRMSI from mortgage loans originated by CTB and/or CMI or acquired by one of them in the ordinary course of its business, with advice from the underwriters as to the characteristics of the mortgage loans that will optimize the marketability of the Certificates. Originators of acquired loans may be affiliates of CRMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.

     The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean

     o if only the interest rate has been changed (and, as a result, the scheduled payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and scheduled payment, and

     o for other changes, the mortgage loan as modified at the effective date of the modification.

Warranties by CRMSI

For each Series, CRMSI will warrant in the pooling agreement to the Trustee that

     o the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CRMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),

     o at the cut-off date, no principal or interest on a mortgage loan was 60 days or more past due,

     o at the closing date, there were no delinquent tax or assessment liens against the mortgaged properties,

     o at the closing date, each mortgaged property was free of substantial damage,

     o each mortgage loan had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force at the cut-off date,

     o at the closing date, any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),

     o CRMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,

     o at the closing date, each mortgage is a valid first lien on the mortgaged property, subject only to (1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the title policy or the appraisal of the mortgaged property at origination and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and

     o each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

Fixed rate mortgage loans

A fixed rate mortgage loan may be

     o a fully amortizing mortgage loan with level monthly, bi-weekly or semi-monthly payments of principal and interest, or

     o a daily simple interest mortgage loan with monthly, bi-weekly or semi-monthly payments which may not be level because interest accrues from the last day on which principal was paid to the next day on which principal is paid; these loans are offered only by CTB, or

     o a balloon mortgage loan that amortizes over a fixed number of years (generally 30) but has a shorter term to maturity (generally 15 years), so that the entire remaining principal balance of the loan is due at maturity; these loans are not originated by CMI or CTB but may be purchased from third parties and included in a Trust.

     No fixed rate mortgage loan will have "negative amortization" - i.e., any shortfall between the payment received on a loan and the amount of accrued interest at the mortgage loan interest rate will not be capitalized and will not be added to the principal balance of the loan.

Rate reduction loans

Some of the fixed rate loans may have a rate reduction feature. Under this feature, homeowners who have received a credit grade in the categories of "B" through "C-" (as described under "Mortgage loan underwriting--Credit grade categories" below), who have never been 90 days or more delinquent during the term of the loan and who have made each of the preceding 24 consecutive monthly payments when due prior to the second, third or fourth anniversary of the origination of the loan receive a reduction in their mortgage interest rate of 0.50% (if in the "B+" or "B" category) or 1.00% (if in the "C+", "C" or "C-" category). This rate reduction will be applied only once, on the first anniversary on which the homeowner qualifies. Loans that have been the subject of a modification or workout are automatically disqualified for this reduction. The supplement will disclose what portion of the loans in the Trust possess this feature.

Equity Builder loans

Under CTB's Equity Builder program, homeowners that agree at origination to participate in this program will receive a one-time reduction in their mortgage interest rate of 0.25% although the amount of the scheduled payment will be based on the higher interest rate. Participation in the program requires that the homeowners authorize automatic withdrawals of their monthly payment on a monthly, bi-weekly or semi-monthly basis. The supplement will disclose what portion of the homeowners whose loans are in the Trust are participating in this program.

Adjustable rate mortgage loans

Adjustable rate mortgage loans (ARMs) bear interest at a rate that is adjusted at regular intervals to equal a fixed number of basis points over a variable index interest rate. (A basis point is 0.01%.) The adjusted rate is generally rounded to the nearest eighth of a percent. Six-month LIBOR is our most common index interest rate. There are often limits on the size of any one upward or downward adjustment or on the total upward or downward adjustment during a specified period (usually six months), and there is usually a limit on the maximum interest rate and the minimum interest rate that can ever be charged on the mortgage loan.

     ARM loans usually pay on a monthly basis. When the interest rate on an ARM is adjusted, the scheduled monthly payment of principal and interest will be adjusted in order to amortize fully the mortgage loan by its stated maturity.

     The initial scheduled monthly payment by the homeowner is the amount that will fully amortize the initial principal balance of the ARM in equal installments over its original term and pay interest at the initial interest rate. On the due date of the month following the month in which an interest rate adjusts, the homeowner must begin making scheduled monthly payments that will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted interest rate. No ARM in a Trust will permit negative amortization.

     The homeowner under an ARM may have been qualified at an interest rate that is lower than the then-current rate at origination. Accordingly, the repayment of the ARM will depend on the homeowner's ability to make larger monthly payments after the first interest rate adjustment.

     Unless otherwise specified in the supplement, ARMs included in a Trust will not be convertible at the homeowner's option into fixed rate loans.

Yield considerations. When the scheduled monthly payment on an ARM is adjusted, the first distribution to Certificate holders that reflects the adjustment will be made on the distribution day following the collection period which includes the due date on which the new ARM interest rate is first effective. Furthermore, adjustments in the interest rate are made on a delayed basis because the adjustments are based on the relevant index available on a date before the date of the interest rate adjustment. Also, there may be a delay between the time the index is set and its public availability. Accordingly, for those Certificate holders whose interest rates are based on variable indices, their yield will be adjusted on a delayed basis relative to movements in the index. Adjustments to the ARM rate may also be limited by a maximum periodic adjustment or a maximum or minimum interest rate. The following table illustrates the timing of the adjustments and receipt by Certificate holders of related distributions for a hypothetical ARM pool containing ARMs having a July 1 adjustment date based on the value of the index that is most recently available within 45 days of the ARM adjustment date. All dates are assumed to be business days.

     May 1            Index published.

     May 15           Index value picked for use on next adjustment date.

     July 1           ARM interest rate adjusted based on value of May 15 index.

     August 1 Homeowners make first adjusted monthly payment at adjusted interest rate.

     September 25     First payment to Certificate holders that reflects
                      adjusted scheduled monthly payments on ARMs.

On the cut-off date for a Trust containing ARMs, some ARMs may be newly originated while others may have had one or more adjustments. The ARMs will have different interest rate adjustment dates.

    The mortgaged properties

The mortgaged properties will be detached homes, attached homes (i.e., one- to four-family units with a common wall), units located in condominiums or planned unit developments or manufactured housing. The mortgaged properties will be located within the 50 United States and Puerto Rico.

     The mortgaged properties may include investment properties and vacation and second homes. However, CRMSI anticipates that most mortgaged properties will be the homeowner's primary residence. CTB will determine whether a mortgaged property is a homeowner's primary residence based solely on either

     o the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or

     o the mortgaged property being the homeowner's mailing address in the originator's records.

Loan-to-value ratios

Mortgage loans will usually have an original principal balance that, when taken together with all other liens on the property, is not more than 100% of the value of the mortgaged property (a 100% loan-to-value ratio or LTV). The maximum permitted LTV depends on the borrower's FICO score and whether the loan is originated under full income documentation standards. For these purposes, "value" is (in the case of refinancings) the appraised value at origination or (in the case of purchase money mortgages) the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed.

     See "Mortgage loan underwriting" below.

Junior mortgages

     A mortgaged property may be encumbered by one or more subordinated mortgage loans. Subordinated loans are not included in loan-to-value ratio calculations.

Defective mortgage loans


Repurchase or substitution

The Trustee (or a custodian on the Trustee's behalf) will review the mortgage loan documents (see "Mortgage documents" below) within 180 days after the closing date for a Series. If it is discovered that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, and the effect is to materially and adversely affect the interests of Certificate holders in the mortgage loan, CRMSI must cure the defect or repurchase or replace the mortgage loan within 180 days (or 90 days in the case of loans that are not suitable for a REMIC).

     If it is discovered that a warranty that CRMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CRMSI will have 60 days (or a longer period if permitted by the trustee) to cure the false warranty or repurchase the mortgage loan or (if permitted) replace the loan.

     The repurchase price for a mortgage loan will be

     o the sum of the loan's principal balance and accrued unpaid interest to date of repurchase, plus

     o any unreimbursed payments under credit support or advances on the loan.

     During the first two years following the closing date, CRMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substitute mortgage loan must satisfy the criteria in the pooling agreement, including the requirements that such loan must

     o be of a credit grade category at least as high as that of the loan for which it is substituted,

     o have a loan-to-value ratio not greater than that of the loan for which it is substituted,

     o have a principal balance that is at least equal to the principal balance of the loan for which it is substituted (except that CRMSI may make up any shortfall in the principal balance with a cash payment to be distributed to Certificate holders),

     o have an interest rate that is equal to or not more than 1% per annum higher than the interest rate of the loan for which it is substituted,

     o have a maturity date that is no later, and not more than one year earlier, than the maturity of the loan being replaced, and

     o    be suitable for a REMIC.

In addition, a balloon loan cannot be substituted for a non-balloon loan.

     If one or more loans are substituted for one or more defective loans, the substitution criteria (other than the interest rate, maturity, loan-to-value and REMIC criteria) may be satisfied on a weighted average or other aggregate basis.

     CRMSI will indemnify the Trust for any costs or expenses not reimbursed by the repurchase or substitution. If CRMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CRMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan. CRMSI will repurchase defective loans by concurrently requiring the party that sold such loan to it (i.e., either CTB or CMI) to repurchase such loans, and will similarly obtain any substitute loans from such party.


Insurance and other credit support


Homeowners' policies

     Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. CTB and CMI require homeowners to maintain insurance in an amount not less than the lower of (1) the total principal balance of all liens on the property and (2) the minimum amount necessary to compensate for loss or damage on a replacement cost basis.

     The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, CTB and CMI require flood insurance to be maintained by the homeowner for mortgaged properties located in federally designated special flood hazard zones. The homeowner may elect to participate in the National Flood Insurance Program or to obtain flood insurance from an independent carrier.

     The homeowner policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

     If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

Title insurance

CTB and CMI require title insurance to be obtained in order to ensure that its mortgage is a valid lien on a valid deed and that the mortgage has the intended priority over other liens. The amount of coverage required is the amount of the loan. These title insurance policies or commitments contain only those exceptions that are generally accepted in the mortgage banking business. An insured or equity property report is accepted in lieu of title insurance for loans originated under streamlined documentation and, otherwise, such a report is accepted where customary under local practice.

Fidelity bond and errors and omissions policy

CMI, as servicer, will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will generally conform to FNMA requirements.

Other insurance

The Trust may have the benefit of the following additional insurance coverage:

     o Primary mortgage insurance, if any, may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.

     o Since hazard insurance policies do not cover all possible causes of physical damage to mortgaged properties, special hazard insurance against some additional hazards may be obtained.

     o Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.

     The supplement describes any additional insurance maintained for the Series.

Overcollateralization

The principal balance of loans in a Trust at the cut-off date may exceed the initial principal balance of the Certificates of the related Series, thus providing an additional measure of protection against losses and delinquencies on the loans.

     Alternatively, a Series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the Certificates) will not be released. Instead, the excess cash will be paid to one or more senior classes of Certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the Certificates; the difference is overcollateralization. The supplement describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

Crosscollateralization

More than one pool of mortgage loans may be included in a Trust, and certain classes of the related Series of Certificates may evidence interests in only one, or less than all, of the pools. Credit support may be provided in this case by a cross-support feature that requires payments be made on certain classes of Certificates evidencing interests in one or more pools before payments are made on more subordinated Certificates evidencing interests in other pools. The supplement describes any crosscollateralization feature for a Series.

Other credit support

Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CRMSI or by a third party. The supplement describes any additional credit support.

Mortgage documents


Assignments to Trust

On the closing date, CRMSI will buy the mortgage loans from CMI and/or CTB and will sell the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.

     CRMSI will deliver to the Trust for each mortgage loan,

     o    the endorsed mortgage note,

     o either (1) the original title insurance commitment or (if available) the original title insurance policy or (2) an attorney's opinion of title, a title report or other assurance of title customary in the relevant jurisdiction,

     o    any assumption or modification agreement, and

     o the original recorded mortgage (or, temporarily, a copy if the recorded document cannot be immediately delivered due to recording delays).

Custody of mortgage documents

Citibank (West) has been appointed the custodian of the documents comprising the mortgage files, to act as such for the benefit of the Trustee and Certificate holders. These files will include the items listed above.

     Citibank (West) will have physical custody of the mortgage loan documents, including the mortgage notes. Under its agreement with the Trustee and CMI, Citibank (West) is required to

     o hold the documents for each mortgaged property in a separately identified mortgage file,

     o maintain the mortgage file in secure and fire resistant facilities in accordance with customary standards for such custody,

     o    maintain accurate records for mortgages in the mortgage files, and

     o maintain a current inventory and conduct periodic physical inspections of the mortgage files that will enable the Trustee and Citibank (West) to verify the accuracy of Citibank (West)'s record-keeping, inventory and physical possession.

     The custodian may resign upon 60 days' notice to the depositor and the Trustee. The custodian may be terminated as such, with or without cause, by the depositor or the Trustee on 60 days' notice. Upon any termination, the depositor will use its reasonable best efforts to select a successor custodian acceptable to the Trustee. If the depositor is unable to find a successor in 50 days, the Trustee may select a successor custodian. If this process is unsuccessful, the Trustee will automatically become the mortgage document custodian.

Recording of assignments

CRMSI will deliver to the custodian (on behalf of the Trustee) a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the custodian (on behalf of the Trustee) to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.

     CRMSI will record assignments of the mortgage loans to the Trust after the issuance of the certificates only to the extent required under rating agency guidelines. Recording is not necessary to make the sale to the Trust effective as between the Trustee and CRMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be CMI, CTB or one of their affiliates). In addition, if any of the originators or CRMSI were to release or discharge a mortgage before the recording of its assignment to the Trust, other parties might have rights and interests in the mortgaged property superior to the Trust's. If the originator or CRMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CRMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CRMSI might have rights in the mortgage loan superior to the Trust's.


CRMSI and its affiliates


Citicorp Residential Mortgage Securities, Inc., the depositor

CRMSI was incorporated in Delaware in 2006 and is a wholly owned subsidiary of CTB. It is not expected that CRMSI will have any business operations other than purchasing mortgage loans from CMI and CTB, offering mortgage-backed securities and related activities. CRMSI's principal offices are at 1000 Technology Drive, O'Fallon, Missouri 63368-2240, telephone (636) 261-1313.

     CRMSI's obligations under the pooling and servicing agreement after the closing date for any Series of Certificates will be limited primarily to repurchasing or substituting mortgage loans due to a breach of representation or warranty. CRMSI will also be responsible for the preparation and filing of annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust.

Citicorp Trust Bank, fsb, the sponsor and an originator

CTB was chartered as a federal stock savings bank by the Office of Thrift Supervision in November 1997 and is a direct, wholly owned subsidiary of Citigroup Inc. CTB's deposits are insured by the FDIC. CTB's business is primarily originating mortgage loans that may not conform to the underwriting standards of FNMA or FHLMC. It originates its loans through an affiliate, Primerica Financial Services Home Mortgage, Inc. CTB also originates private label revolving credit accounts and is authorized to conduct trust activities. CTB's owned portfolio of mortgage loans totaled approximately $14 billion at December 31, 2003, approximately $28 billion at December 31, 2004 and approximately $30 billion at December 31, 2005. Its home office is at 4500 New Linden Hill Road, Wilmington, Delaware 19808, and its principal administrative offices are at 4000 Regent Boulevard, Irving, Texas 75063, telephone (469) 220-4094.

     Prior to 2006, CTB had not sponsored or otherwise participated in the securitization of any of its assets. CTB's obligations after the closing date for any Series of Certificates will be limited primarily to repurchasing or substituting mortgages loans sold by it to CRMSI in the event of a breach of representation or warranty.

CitiMortgage, Inc., the servicer, an originator and the certificate administrator

CitiMortgage, Inc. was incorporated in Delaware in 1979 and reincorporated in New York in 2005. Its principal offices are at 750 Washington Blvd., Stamford, Connecticut 06901, telephone (800) 285-3000. CMI began originating mortgage loans in 1980. CMI derives income primarily from interest on mortgages that it owns, secondary market mortgage sales, mortgage loan servicing fees, and mortgage origination fees and charges. CMI has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, the Government National Mortgage Association (popularly known as Ginnie Mae), Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation), and the Federal National Mortgage Association, more commonly known as Fannie Mae. CMI's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.

     CMI has sponsored mortgage securitizations, including securitization of fixed-rate non-conforming one- to four-family residential mortgage loans, since shortly after its founding. (A non-conforming loan is a loan that is not eligible for purchase by Fannie Mae or Freddie Mac, usually because its principal amount is too large.)

     In 1994, CMI significantly tightened its underwriting standards for originating fixed-rate non-conforming one- to four-family residential loans. Since then, its securitizations of non-conforming one- to four-family residential loans through Citicorp Mortgage Securities, Inc., another affiliated depositor, has grown as follows:

                                       Principal amount
                        Year           ($ in millions)
                        ----           ---------------
                        2005                4,123
                        2004                5,383
                        2003                4,871
                        2002                5,112
                        2001                6,633
                        2000                1,137
                        1999                2,176
                        1998                3,624
                        1997                1,359
                        1996                  200
                        1995                  387

     The table above excludes securitizations of sub-prime and non-prime residential mortgage loans by CitiFinancial Mortgage Co. (CFMC) through CitiFinancial Mortgage Securities, Inc. (CFMSI) for 2004, 2003 and 2002 in the aggregate principal amounts of $602,000,000, $3,485,000,000 and $755,000,000, respectively. On or about July 1, 2006, CFMC merged into CMI, and CMI is now the servicer in those securitizations. CMI maintains CFMC's servicing platform for the servicing of sub-prime and non-prime residential mortgage loans, and the loans in those securitizations are serviced on that platform.

     The securitizations referenced in the table above do not contain sub-prime loans or non-prime loans.

     Most of the loans in these securitizations have been originated by CMI or acquired from CMI affiliates. CMI has serviced the loans in all these securitizations.

     There has never been an event of default by CMI under any constitutive agreement for a securitization in which CMI has participated.

     CMI is acting as certificate administrator for each series of Certificates. CMI has performed the functions of certificate administrator for residential mortgage-backed securities since 1987. CMI performs pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, CMI will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust, if a REMIC election is made, and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information that are required to be filed with the SEC on behalf of the Trust. As of December 31, 2005, CMI was acting as certificate administrator for more than $70 billion of outstanding residential mortgage-backed securities.

Citibank (West), fsb, the custodian

Citibank (West), fsb, is a federal savings bank based in San Francisco, California, and a sister company of CTB. Citibank (West) will be the custodian of the mortgage files related to each series of Certificates. Citibank (West)'s principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (718) 248-9102.

Citibank, N.A., the paying agent, authenticating agent and certificate registrar

Citibank, N.A. is a national banking association and a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world. Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC).

     Citibank, N.A. performs as paying agent through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank's Agency and Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 274 various residential mortgage-backed transactions.

     The principal office of Citibank's Agency and Trust group is located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-5685.

Consolidation of Citibank (West) into Citibank

Citibank (West) has asked the U.S. Comptroller of the Currency (Citibank's primary regulator) for permission to merge into Citibank. If approved, this merger will cause Citibank to become a parent company of CMI.

Citigroup Inc.

CTB, CMI, Citibank (West), fsb and Citibank, N.A. are all wholly owned subsidiaries of Citigroup Inc., a publicly owned Delaware corporation. Citigroup's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000. Through its subsidiaries and affiliates, Citigroup is a diversified financial holding company whose businesses provide a broad range of financial services to consumer and corporate customers in over 100 countries.


Static pool information


Vintage information regarding delinquencies, cumulative losses, prepayments and other features of residential mortgage loans originated by CTB, during each month since January 2003 (pooled, for the purposes of such information, by month of origination) may be obtained, free of charge, and without registration, by going to CMI's website, www.citimortgagembs.com, clicking on "Reg AB," selecting "CRMSI" under "Shelf", and clicking the "Go" button.

     Such information with respect to pools of loans originated by CTB before January 1, 2006 is not deemed to be part of this prospectus or the Registration Statement of which this prospectus is a part. CTB had not, prior to 2006, securitized any of its residential mortgage loans.

Potential investors should realize that the loan portfolios on which the static pool information is based may not be representative of the loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic distribution of the mortgaged properties. Prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated.


Mortgage loan underwriting


Mortgage loan underwriting assesses a prospective borrower's ability and willingness to repay, and the adequacy and suitability of the property as collateral for, a requested loan.

     CTB has a risk committee that is the senior risk management and policy-making authority for its mortgage business. This committee is responsible for credit quality for both originations and purchases. It evaluates all proposed changes to credit policy and the effect of significant policy changes on asset performance.

     CTB's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations.

     CTB uses a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's probability of default based upon predetermined characteristics and credit risk factors. The credit scoring model generates a credit score (also known as a FICO score) ranging from around 250 to 900, with a higher score indicating a borrower with a relatively lower probability of default. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on other accounts, levels of outstanding debt, length of credit history, types of credit and higher score indicating a borrower with a relatively lower probability of default. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on other accounts, levels of outstanding debt, length of credit history, types of credit and bankruptcy experience.

     CTB generally does not make loans to prospective borrowers if the credit score is less than 530 (560 if the applicant is self-employed). A prospective borrower is assigned a credit grade, ranging from "A++" to "F"; credit grades are discussed below under "--Credit grade categories". Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below.

     Initially, a prospective borrower must fill out an application that gives information about the applicant's income, employment, assets, debts and other obligations, the property to be financed and the type of loan desired. The applicant (other than a self-employed person) must also provide

     o proof of income, such as (in the case of a salaried prospective borrower) a recent paycheck stub and W-2 form; tax returns are accepted to verify income other than salary, and

     o for loans between $550,000 and $750,000, proof of liquid assets sufficient to support at least two months of payments of principal, interest, taxes and insurance, and for loans above $750,000, proof of net assets sufficient to support at least 12 months of debt service, and

     o    verification of source of funds for purchase money transactions.

     A self-employed applicant can establish income as described below under "--Income verification".

     A credit report is obtained that summarizes the prospective borrower's credit history and any record of bankruptcy, delinquencies, judgments, repossessions, garnishments and similar instances of adverse credit factors that can be discovered from public records. Loans are usually not made to applicants that do not have a credit history of at least three years.

     For salaried applicants, two years' employment history is generally required. Facsimile copies of some verification documents (such as bank statements and verification of employment) can be accepted in lieu of originals.

Income guidelines

Once the employment verification and credit reports are received, the originator decides whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses. Income is calculated on a gross basis, before deduction for taxes, social security or other benefits.

     CTB has established as a lending guideline that the mortgage payments, plus applicable real property taxes and any condominium or home owner association common charges, hazard insurance and other fixed obligations, such as car and credit card payments (together, the debt burden), should not exceed a specified percentage of the borrower's monthly gross income. This percentage is called the debt-to-income ratio. For CTB, the maximum debt-to-income ratio is generally 60%; however, the maximum ratio is reduced to 50% if the property proposed for collateral is not owner occupied and is reduced to 55% if the loan will be secured by a multi-family property or by a non-standard property owned by a self-employed applicant.

     In addition to meeting the debt-to-income ratio criterion, each applicant is required to have a minimum amount of disposable income per month; the amount required is dependent on family size, with higher amounts required for larger families.

Income Verification

The underwriting guidelines recognize the following means of establishing income:

     o Full income documentation uses written third party verifications or alternative information sources (such as a W-2), in addition to borrower-supplied information.

     o Streamlined documentation uses only the applicant's most recent pay stub, but only for refinancings with applicants with a minimum credit grade of "B-" and a debt-to-income ratio meeting the standards described above. In addition, the loan must be secured by an owner-occupied property, the LTV would not exceed 90% and the maximum loan amount is decreased to specified levels.

     o Self-employed uses the income declared on the borrower's loan application plus support from the borrower's business license, accountant's letter verifying income reported for tax purposes, two years of Form 1040's, two years or W-2's, the borrower's bank statements and similar items.

     o Stated Income uses the borrower's stated income, without confirmation, if the borrower has a substantial record of satisfactory debt repayment, as evidenced by the borrower's credit bureau report and credit score. For these borrowers, the evidence that they have consistently been able to repay obligations in an orderly manner provides a reasonable substitute for verification of income.

     o Bank Statement uses the 12 most recent months of the borrower's personal bank statements.

Property valuations

CTB requires the value of the mortgaged property to be sufficient to secure the principal balance of the mortgage loan in the event of a homeowner default. A valuation process also assists in ensuring that the property is suitable as collateral. A valuation is required on each property proposed as collateral. The two methods of establishing collateral value are an appraisal and an automated valuation model.

Appraisals:

Either a full or limited appraisal on FNMA forms is obtained, in accordance with Uniform Standards of Professional Appraisal Practices. A full appraisal is generally required for prospective borrowers who are not prior customers of CTB. All appraisals are conducted by independent fee appraisers. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. A full appraisal, together with an AVM and a full review by the originator, is also typically required on properties valued at more than $750,000 or when the combined loan amount (first plus second) is more than $550,000. An appraisal over one year old is not acceptable. For loans in excess of $1,000,000, a second appraisal will be obtained if the originator believes another appraisal is necessary.

     The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the originator's judgment of the appraisal determines the maximum amount of the mortgage loan.

     In the case of refinancings of loans with existing customers in which only the interest rate and/or term of the loan is modified ("rate/term refinancings"), a new appraisal is not required if the loan is not more than 36 months old. In the case of refinancings with existing customers in which the borrower receives cash in excess of $500 or debt consolidation payments ("cash-out financings"), a new appraisal is not required if the loan is not more than 12 months old. In both cases, however, the original appraisal must be available; if it is not, then a new appraisal is required. If the original appraisal is used, a current property inspection report with photos is required. For loans (other than purchase money loans) of up to $150,000 secured by Texas homestead property, the tax assessed value and a property inspection report may be used in lieu of a current appraisal.

Automated valuation model (AVM):

An AVM is a valuation tool based on property characteristics and a comparison of property values of record on a computerized database. An AVM is not prepared by a licensed appraiser. An AVM may be used for loans of up to $250,000. The maximum LTV allowed is dependant on the credit grade and lien position, not to exceed 90% on first liens or 100% on second liens. AVMs may be used on loans secured by owner-occupied, single-family detached or single-family attached with a home owners association, site built, fee simple, urban, suburban and rural dwellings.

Lien records; title insurance; hazard and flood insurance

At origination a search is made of the recorded liens on the property being financed. Title insurance, a title insurance commitment, title report or other assurance of title and lien priority customary in the jurisdiction, is required for all mortgage loans.

     Borrowers are required to secure homeowners insurance and, depending on the location of the property, flood insurance, as described above under "Insurance and other credit support".

Origination channels

CTB sources loans through the Primerica Financial Services group, which is comprised of over 100,000 representatives located throughout the United States. Primerica representatives provide financial counseling to individuals, complete loan application documentation for applicants and provide initial required disclosures to applicants. Loan applications are processed in five origination centers. The loans sourced are primarily refinancings, both "cash out" and "rate/term" refinancings.

Credit grade categories

Underwriting guidelines use credit grade categories to gauge the likelihood that the borrower will satisfy the repayments obligations of his or her loan. These categories determine the loan products for which an applicant can qualify, as well as the maximum loan-to-value ratio and debt-to-income ratio. A summary of the credit grade categories for CTB is set forth below. Credit grades must be current within 30 days of loan closing. Mortgage payment history must be such that the applicant must be less than 60 days contractually delinquent at the time of underwriting, as well as at closing. Some loan programs have additional mortgage payment history requirements.

                         CTB credit grade category table

   Credit Grade        FICO Score
     A++                  760+
     ---               ----------
     A+                 710-760
     A                  680-709
     B+                 650-679
     B                  630-649
     B-                 610-629
     C+                 590-609
     C                  560-589
     D+                 540-559
     D                  530-539
     F                Lower or no
                         score

Additional underwriting criteria

Bankruptcy experience: Prior bankruptcy experience of a prospective borrower is considered in the underwriting process. A self-employed applicant with prior bankruptcy experience, or any applicant with a history of multiple bankruptcies, will usually be declined. If an applicant has had a Chapter 7 bankruptcy case discharged less than 24 months ago, the permissible LTV generally cannot exceed 90%, regardless of credit grade category. Similarly, if the Chapter 7 discharge was more than 24 months ago, or if a Chapter 13 bankruptcy discharge was obtained by the applicant, the maximum LTV is generally 95%. If a loan applicant is the subject of an active Chapter 13 proceeding, the proposed loan will usually be declined. A loan applicant who has been the subject of a foreclosure action within the preceding five years will also usually be declined.

Property type: Properties are classified as standard or non-standard, and further as owner occupied or non-owner occupied. Standard properties are owner occupied single family detached principal residences owned in fee simple (but including certain condominiums) and located in an urban or suburban area. Non-standard properties are all other properties, such as 2-to-4 family residences, vacation and investment properties, second homes and leasehold estates. Loans secured by non-owner occupied properties and on non-standard properties are generally subject to higher minimum credit grade requirements, lower permissible debt-to-income ratios and/or lower permissible LTVs.

Compensating factors

Other credit considerations may cause a loan underwriter to depart from the guidelines set forth above, and a loan underwriter may require additional information or verification of information to compensate for the departure. These positive credit considerations ("compensating factors") could include such factors as a relatively low LTV, a relatively low debt burden, a relatively high FICO score, relatively high income, substantial liquid assets, a robust credit history, a good prior payment history with CMI, CTB or an affiliate, stable employment, and the length of time in the same residence. All compensating factors that are the basis for a departure, or exception, from underwriting guidelines must be documented. Based on industry experience, the originators believe that these credit considerations will affect underwriting decisions for a significant number of mortgage loans.

Tangible benefit to borrower

Regardless of whether a loan applicant meets the underwriting criteria described above, the originators will decline to make a loan if the loan would not provide a tangible benefit to the borrower. Examples of loans that would usually provide a tangible benefit are purchase money loans, loans that reduce the interest rate, term or monthly debt service, refinancing of a balloon loan, cash-out refinancings and fixed rate loans that replace an adjustable rate loan.


Servicing


The servicer; delegation

CMI, as servicer, will be responsible for administering and servicing the mortgage loans. It may delegate or subcontract servicing duties to affiliated or non-affiliated qualified subservicers. CMI will in all cases remain ultimately responsible for servicing the mortgage loans. References to the servicer and to actions taken by the servicer in this prospectus will refer to CMI, acting by itself or through subservicers.

Collection procedures; realizing on defaulted mortgage loans

CMI will make reasonable efforts to collect all payments due on the mortgage loans, following collection procedures it believes advisable. It will deposit all amounts received from homeowners, net of permitted reimbursements, within two business days after receipt into an account in the Trustee's name at an approved depositary institution.

     The servicer employs a variety of collection techniques during the various stages of mortgage loan delinquency. The primary aim of its collection efforts is to bring a delinquent loan current in as short a time as possible. The servicer will attempt to ascertain the reason for a delinquency, whether the delinquency results from a temporary or permanent condition, and whether the delinquency can reasonably be expected to be cured by the homeowner.

     CMI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan, regardless of whether recovery under insurance or other credit support is available. These practices and procedures include working with the homeowner to explore every reasonable avenue for curing a loan default on more than just a temporary basis, and may include the waiver of past due fees, penalties and interest.

     If CMI does not foreclose on a defaulted mortgage loan, it may accept less than the principal balance of and accrued interest on the mortgage loan following a sale or a retention by the homeowner of the mortgaged property. If CMI does foreclose on a defaulted mortgage loan, it may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. The servicer is not required to pursue a deficiency judgment on a mortgage loan, even if legally permitted. The servicer need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement for its expenditures.

     As an alternative to foreclosure, the servicer may enter into a modification, waiver or amendment to the provisions of a mortgage loan that is delinquent and is, or is about to become, in serious default. The purpose of pursuing an alternative to foreclosure is to keep a willing borrower in his or her home, to mitigate potential future losses and to help a borrower with a permanent or long lasting hardship. However, the servicer will take such action only if it believes that the action will minimize the loss that would otherwise be experienced on the loan. Before entering into a modification or amendment, the homeowner may be subject to income and property value verification. The servicer generally does not enter into such an arrangement if the loan, as modified or amended, would result in negative amortization of the loan or would be a balloon loan, and generally does not modify a fixed rate loan into an adjustable rate loan.

     Another alternative to foreclosure is a refinancing of the delinquent loan. To qualify for a refinancing, the homeowner would be subject to payment history and debt-to-income ratio requirements, and the servicer would obtain a new credit score for the homeowner. If the delinquent loan is refinanced, it will be repurchased from the Trust by CMI at a price equal to its current principal balance plus accrued and unpaid interest (net of unreimbursed advances) and treated as a full prepayment of the loan.

     If a particular Series of Certificates has the benefit of credit support provided by a third party or through a reserve fund, spread account or similar facility, and if a mortgage loan in the Trust goes into default, then to avoid draws under the credit support the servicer may make advances or repurchase the loan. The servicer will be entitled to full reimbursement of its advances and purchase price, any net loss on the loan will diminish the credit support (if the credit support is limited in dollar amount), and any excess will be retained by the servicer. Credit support providers do not have to cover mortgage losses or delinquencies if the remaining obligation under the credit support is less than the amount of such losses or delinquencies.

     Certificate holders will realize a loss to the extent that liquidation proceeds and payments under any credit support for a mortgaged property, are less than the principal balance and accrued interest on the mortgage loan plus the servicer's unreimbursed fees, expenses and advances.

Enforcement of due-on-sale clauses

If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMI may (but is not obligated to) accelerate the maturity of the mortgage loan. If the servicer believes it will not be able to enforce the due-on-sale clause, the servicer will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement. The interest rate, principal amount and monthly payment will not be reduced under an assumption agreement, nor will the maturity of the loan be extended. CMI will retain as additional servicing compensation any fees it receives for entering into an assumption agreement.

Real estate taxes and assessments

For those loans that provide for escrow payments by the homeowner, CMI will deposit all homeowner payments of taxes, assessments or comparable items in an escrow account. CMI will use the escrow account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse itself for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the escrow account.

Primary mortgage and flood insurance

We do not anticipate that many of the mortgage loans will be covered by primary mortgage insurance. For those loans that do have such insurance, CMI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.

     Unless otherwise specified in the supplement, CMI will not advance premiums for any flood insurance if the homeowner does not make the payments, even if CMI is authorized to do so under the loan documents. However, CMI will force place flood insurance if the homeowner fails to maintain such insurance and the mortgaged property is in a federally designated special flood hazard zone.

Fees; Expenses and indemnities payable to Trustee and others; Reimbursement of such payments from Interest Funds

CMI will withhold from interest payments on the mortgage loans a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. CMI may also receive additional fees in connection with servicing or taking certain specified actions with respect to delinquent or defaulted loans. In addition, unless otherwise specified in the supplement for a particular Series, the servicer may keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation.

     As described below under "The Trustee--The Trustee's duties; limitation of liability; Indemnities to the Trustee", the fees of the Trustee are included in the servicing fee, and the servicer will pay certain expenses of the Trustee and will be required to provide certain indemnification to the Trustee and its directors, officers and employees.

     The fees of the certificate administrator, the paying agent, the certificate registrar, the authenticating agent and the custodian are also included in the servicing fee. Under the pooling agreement, to the extent of funds available in the collection account available to reimburse the servicer therefor, the servicer will indemnify and hold harmless the Trustee, the certificate administrator, the paying agent, the certificate registrar, the authenticating agent, the custodian and their respective directors, officers and employees from and against any loss, liability or expense incurred or paid to third parties in connection with such indemnified parties' acceptance and administration of their respective trusts under the pooling agreement or under the Certificates, except any such expense, loss or liability as may arise from such party's negligence, bad faith or willful misconduct. These indemnity obligations of the servicer will survive the termination of the pooling agreement and the resignation or removal of the indemnified party. In addition, to the extent provided for in a separate agreement between the parties, the servicer will pay certain ordinary expenses of the certificate administrator, the paying agent, the certificate registrar, the authenticating agent and the custodian.

     The servicer will be entitled to reimburse itself for any indemnification payments that it makes to the Trustee, the certificate administrator, the paying agent, the certificate registrar, the authenticating agent, the custodian and their respective directors, officers and employees by withdrawing the amounts of such payments from the collection account before funds in that account are distributed to Certificate holders.

     The following table summarizes the fees and expenses that will be paid out of collections on the mortgage loans:



       Fee                Amount           Paid to              From              Purpose            Priority
---------------------------------------------------------------------------------------------------------------------
Servicing Fee         Percentage of      Servicer            Interest           Servicing           Prior to
                      aggregate                              collections on     compensation and    servicer or
                      principal                              mortgage loans     compensation of     depositor
                      balance of                                                Trustee,            indemnities,
                      mortgage loans,                                           certificate         reimbursement of
                      as specified in                                           administrator,      servicer's
                      supplement                                                paying agent,       indemnification
                                                                                certificate         of others,
                                                                                registrar,          payment of
                                                                                authenticating      insurance
                                                                                agent and           premium,
                                                                                custodian           reimbursement of
                                                                                                    liquidation
                                                                                                    expenses or
                                                                                                    distributions to
                                                                                                    certificate
                                                                                                    holders

Indemnities to the    As incurred        Servicer            Collections on     Indemnification     Prior to payment
servicer and                                                 mortgage loans     of servicer and     of insurance
depositor;                                                                      depositor and       premium,
Reimbursement of                                                                reimbursement of    reimbursement of
servicer's                                                                      payments by         liquidation
indemnification                                                                 Servicer of         expenses or
payments to                                                                     indemnification     distributions to
Trustee,                                                                        to Trustee,         certificate
certificate                                                                     certificate         holders
administrator,                                                                  administrator,
paying agent,                                                                   paying agent,
certificate                                                                     certificate
registrar,                                                                      registrar,
authenticating                                                                  authenticating
agent and custodian                                                             agent and
                                                                                custodian

Liquidation           As incurred        Servicer            Collections on     Reimbursement of    Prior to payment
expenses                                                     mortgage loans     out of pocket       of insurance
                                                                                expenses of         premium or
                                                                                liquidating         distributions to
                                                                                mortgage loans      certificate
                                                                                and pursuing        holders
                                                                                deficiency
                                                                                judgment

Certificate           Usually,           Insurer of          Collections on     Insurer             Prior to
insurance premium     percentage of      certificates        mortgage loans     compensation        distributions to
                      aggregate                                                                     certificate
                      principal                                                                     holders
                      balance of
                      insured classes,
                      as specified in
                      supplement



     CMI will pay any subservicer's fees and independent accountants' fees and expenses.

     CMI will be reimbursed for expenses which in its judgment were necessary in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection, repair or restoration of the mortgaged property, as well as legal fees, real estate taxes, appraisal costs, unpaid late charges, etc.) out of payments by the homeowner, from any credit support or from foreclosure proceedings before those payments are distributed to Certificate holders.

Collection and servicing accounts

Collections of principal and interest on loans (including proceeds from liquidations and insurance) will be deposited, generally within two business days of CMI's receipt and posting, into a collection account in the Trustee's name at Citibank (West), an affiliate of CMI, or another bank, savings and loan association or trust company that meets certain eligibility requirements specified in the pooling agreement. The collection account may contain funds allocable to more than one series of Certificates; however, separate accounting for each series will be maintained.

     CMI will deposit all homeowner payments of taxes, assessments, insurance premiums and similar items into a servicing account. Generally, there will be a single servicing account for all series. CMI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse itself for any costs incurred in paying such items or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the account.

     CMI may retain its servicing fees, any charges representing additional servicing compensation, and reimbursements for certain expenses for the protection of mortgaged properties.

     Unless otherwise stated in the supplement, the collection and servicing accounts will not be interest bearing. However, the paying agent or other eligible depository at which such accounts are maintained may pay CMI amounts based on the average daily balances in these accounts. Such payments will be property of CMI and not of the Trust.

     On the business day before each distribution day, CMI will be permitted to transfer the amount to be distributed to Certificate holders from the collection account to an account at Citibank (West), an affiliate of CMI, that will be commingled with amounts to be distributed on other series; amounts in this account will be distributed to the paying agent, Citibank, N.A., on the distribution day for payment to certificate holders of this and other series.

Resignation and removal

CMI may resign as servicer only if

     o it receives a legal opinion that remaining as servicer would be illegal or

     o the Trustee and 2/3 of the registered holders of Certificates (by principal balance) and any credit enhancer consent to the resignation.

A resignation will become effective when the Trustee or a successor servicer assumes CMI's servicing obligations. A successor servicer must satisfy the criteria set forth under "Transfer of servicing" below.

     The Trustee may remove CMI as servicer only upon a servicer event of default, as described below under "Servicing events of default".

CMI's liability

CMI, as servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.


Servicing events of default


An officer of the servicer will deliver an annual certificate required under the pooling agreement to the Trustee stating that, based on a review of the servicer's activities during the prior year, the servicer has fulfilled its servicing obligations under the pooling agreement or, if there has been a default in such obligations, specifying such default and the nature and status thereof.

Events of default

The following are servicing events of default:

     o The servicer, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.

     o The servicer fails to observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 business days after either the Trustee notifies the servicer, or the registered holders of 2/3 of the principal balance of the Certificates notify the servicer and the Trustee, of the failure.

     o Certain events indicate the servicer's bankruptcy, insolvency, reorganization or inability to pay its obligations.

Actions on event of default

As long as an event of default remains unremedied, the Trustee, the registered holders of 2/3 of the principal balance of the Certificates or (if applicable) the credit enhancer may have the Trustee take over the servicer's responsibilities, duties and liabilities under similar compensation arrangements. The servicer will be paid for its prior services notwithstanding the termination of its activities as servicer. Termination of the servicer will not affect the obligations of any credit support provider.

     If the Trustee is unwilling or unable to act as servicer, it may appoint, or ask a court to appoint, a successor servicer satisfying the criteria described under "Transfer of servicing" below.

Transfer of servicing


In the event that the servicer has resigned or has been removed as servicer upon a servicing event of default, the Trustee may either solicit bids of a successor servicer or assume the servicing duties itself. If the Trustee elects to solicit bids, the Trustee will act as servicer during the solicitation process. If the Trustee is unable to obtain a qualifying bid or is unable or unwilling to assume the servicer's duties, it may ask a court to appoint a successor servicer. Any successor servicer (other than the Trustee) must be a housing and home finance institution, bank or mortgage servicing institution that has been designated by FNMA or FHLMC as an approved seller-servicer of first mortgages and that has a net worth of at least $5 million to be a successor servicer for a servicing compensation no greater than the prior servicer's servicing compensation.

     If the Trustee receives any cash payment from an appointed successor servicer in respect of the transfer of servicing, the Trustee will first reimburse itself for all of its and the Trust's costs in effecting the solicitation and transfer of servicing, and any remainder will be paid to the departing servicer. In addition, the departing servicer will reimburse the Trust, the Trustee and affected Certificate holders for the costs and expenses associated with the transfer of servicing. If neither the departing servicer nor the newly-appointed servicer reimburses the Trust for those costs and expenses, the Trustee will reimburse itself for the costs and expenses out of amounts otherwise distributable to Certificate holders.

     The successor servicer, upon assuming its duties as such, will record all assignments of the mortgages not previously recorded unless it is advised by each rating agency that such recordation is not required.


The Trustee


The Trustee is U.S. Bank National Association (U.S. Bank), a national banking association and a wholly owned subsidiary of U.S. Bancorp, the sixth largest US bank holding company with total assets at June 30, 2006 of over $213 billion. U.S. Bank has provided fiduciary services since 1924, and has acted as a trustee of mortgage-backed securities since 1987. As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on approximately 449 issuances of sub-prime mortgage-backed securities, with an aggregate outstanding balance of approximately $140,660,700,000.

     The Trustee may appoint agents (including CMI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations. However, the Trustee will not be responsible for any negligence or misconduct on the part of any agent appointed with due care.

     To meet legal requirements of certain local jurisdictions, CRMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.

     The Trustee may have normal banking relationships with CMI, CTB or any originator, or any of their affiliates.

     The Trustee may resign at any time. The Trustee may be removed at any time, with or without cause, by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CRMSI if

     o the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,

     o    the Trustee is insolvent,

     o the Trustee breaches a duty that materially and adversely affects the Certificate holders, or

     o through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.

A Trustee resignation or removal will not be effective until CRMSI appoints a successor trustee. A successor trustee must be a corporation or national banking association authorized to exercise trust powers and having a principal corporate trust office in New York or Massachusetts. Furthermore, a successor trustee must have combined capital and surplus of at least $30 million and a deposit rating of at least "A" from each rating agency.

     The resigning or removed Trustee will be responsible for the costs of effecting a transfer to a successor trustee unless the removal was without cause by Certificate holders, in which case the Certificate holders will be liable for such costs on a pro rata basis.

The Trustee's duties; limitation of liability; Indemnities to the Trustee

The fees of the Trustee are included in the servicing fee. To the extent provided for in a separate agreement between the parties, the servicer will pay certain ordinary expenses of the Trustee.

     If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.

     The Trustee is not responsible for CMI's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related document, and is not accountable for the use or application by CMI of funds paid to it on the mortgage loans.

     The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a REMIC, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.

     Under the pooling agreement, to the extent of funds available in the collection account available to reimburse the servicer therefor, the servicer will indemnify and hold harmless the Trustee and any director, officer or employee of the Trustee from and against any loss, liability or expense incurred or paid to third parties in connection with its acceptance and administration of its trusts under the pooling agreement or under the Certificates, except any such expense, loss or liability as may arise from its negligence, bad faith or willful misconduct. The indemnity obligations of the servicer to the Trustee will survive the termination of the pooling agreement and the resignation or removal of the Trustee. The servicer will be entitled to reimburse itself for any indemnification payments that it makes to the Trustee by withdrawing the amounts of such payments from the collection account before funds in that account are distributed to Certificate holders.


The Trust


Each Trust will be the issuing entity for a single Series of Certificates. Each Trust will be a common law trust created under New York law.

     A Trust will have only those permitted activities that are permitted to a "qualifying special purpose entity" under Financial Accounting Standard 140. It is anticipated that the only assets of the Trust will be the mortgage loans comprising the corpus of the Trust and collections thereon. The Trustee (or its agent) will hold the mortgage documents evidencing the Trust assets, as described under "Mortgage documents".

     A Trust will act only through its Trustee; it will not have any officers, directors, or employees.

     Except for the clean up call option held by the depositor, the servicer or holders of the residual Certificates (as specified in the supplement) (or the related Series), none of the depositor, the servicer or any Certificate holder will have the right to wind up a Trust or institute insolvency proceedings against it.


The pooling agreement


The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) among CRMSI, CMI and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, the repurchase or substitution of defective mortgage loans, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, and otherwise sets forth the specific rights and obligations of CMI, CRMSI and the Trustee. The pooling agreement is governed by New York law.

     The Certificates are complex instruments, and the pooling agreement is a lengthy and complex document. The prospectus discusses only those aspects of the Certificates and the pooling agreement that CRMSI believes are likely to be material to purchasers of Certificates. You should read the provisions of the pooling agreement that may be important to you. The Trustee will send a copy of the pooling agreement (without exhibits) to you upon your written request. The pooling agreement for each Series will also be filed with the SEC and will be available on its website (www.sec.gov) shortly after the issuance of the Series, and will also be available on the website of the certificate administrator (www.citimortgagembs.com). For purposes of any electronic version of this prospectus, the preceding uniform resource locators, or URLs, are inactive textual references only. We have taken steps to ensure that these URLs were inactive at the time we created any electronic version of this prospectus.

The pooling agreement also contains the following provisions:

Legal action by CMI and CRMSI

Neither CMI nor CRMSI will have to appear in, prosecute or defend any legal action that is not incidental to CMI's servicing responsibilities and that it believes may cause it expense or liability. CMI or CRMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CMI and CRMSI for, the expenses of the action and any resulting liability out of Trust assets. CMI and CRMSI may receive such payments or reimbursements through withdrawals of those amounts from the collection account before funds in that account are distributed to Certificate holders.

Legal action by Certificate holders

A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless

     o the holder gives CRMSI and the Trustee written notice of the holder's intent to institute proceedings and

     o the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.

The Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

Liability of CRMSI and CMI; indemnification

Neither CMI nor CRMSI nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.

     The Trust will indemnify CMI and CRMSI and their directors, officers, employees or agents out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement. CMI and CRMSI may receive such indemnification through withdrawals of those amounts from the collection account before funds in that account are distributed to Certificate holders.

Amendments

CMI, CRMSI, Citibank, N.A. (as paying agent, certificate registrar and authenticating agent, if a party to the pooling agreement), the issuers of any credit support, and the Trustee may together amend the pooling agreement and any credit support without Certificate holder consent

     o    to cure ambiguities and errors,

     o    to resolve inconsistencies,

     o to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support,

     o to comply with federal tax law, including amendments to maintain the Trust as a REMIC,

     o    to avoid or minimize the risk of imposition of any tax on the Trust,

     o to modify the provisions regarding the transferability of residual Certificates, or

     o    to establish a "qualified reserve fund" for a REMIC.

     CMI, CRMSI, Citibank, N.A. (if a party to the pooling agreement), the issuers of any credit support, and the Trustee may also amend the pooling agreement and any credit support without Certificate holder consent if CRMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders. In lieu of a legal opinion, CRMSI may deliver confirmation from each rating agency that the amendment will not cause a reduction in the current rating of any affected class.

     CMI, CRMSI, Citibank, N.A. (if a party to the pooling agreement), the issuers of any credit support, and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the Certificates affected by the amendment, except that

     o the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose holders must consent to an amendment, without the consent of the holders of all Certificates of each affected class, and

     o if the amendment affects any class of Certificates differently in any material respect than the other classes, the holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment.

     For purposes of granting or withholding consent, if a class of Certificates is divided into subclasses, a subclass will not be considered a separate "affected class". Accordingly, where consent of the registered holders of 2/3 of the principal balances of the Certificates of a differently affected class is required, this means the consent of the holders of the entire class, without regard to subclasses. Thus, if a class is divided into subclasses, the consent of the holders of 2/3 of the principal balances of Certificates of a single subclass will not be sufficient in itself for any consent, nor will the withholding of consent by the holders of more than 1/3 of the principal balance of the Certificates of one subclass be sufficient in itself to deny any consent.

Compliance reports

By March 1 of each year during which the Trust is subject to the applicable reporting requirements under the Securities Exchange Act of 1934, CMI and each other participant in a servicing-related function with respect to the Trust--including the paying agent and the custodian--will deliver to CRMSI a statement that CMI or such other servicing function participant, as the case may be, has reviewed its activities and assessed its compliance with applicable servicing criteria and, based on such review, has fulfilled its servicing obligations in all material respects throughout the preceding calendar year, or specifying any failures. Concurrently, a firm of independent public accountants selected by CMI (or such other servicing function participant, as the case may be) will provide an attestation report on such assessment of compliance by CMI (or such other servicing function participant, as the case may be).

     The assessments of compliance of CMI and other applicable servicing function participants and the corresponding attestation reports of the accountants will be filed as exhibits to the Trust's annual report on Form 10-K filed by CRMSI with the SEC.

List of registered holders

Unless the Trustee is also the certificate registrar, the certificate registrar will provide the Trustee within five business days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMI and will give the requesting Certificate holders access to the new list promptly after receipt.

No annual meeting

There will not be any annual or other meetings of Certificate holders.

Successors

A corporation or other entity

     o that is a successor to CMI due to a merger or consolidation, or that otherwise succeeds to the business of CMI, or

     o that is more than 50% owned, directly or indirectly, by Citigroup Inc. that assumes CMI's obligations,

will be CMI's successor under the pooling agreement, without any requirement for consent from Certificate holders.

Termination of Trust

The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them, whether due to exercise of a clean-up call or the payoff of the last asset in the Trust. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.

     The paying agent will notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates to the paying agent in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates.


Book entry and physical Certificates


Book-entry Certificates

Classes of Certificates offered to the public will be book-entry certificates. That is, one or more "global" Certificates for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these Certificates. If you purchase a book-entry Certificate, you will be a beneficial owner of the Certificate, and as such will not be able to obtain physical (paper) certificates evidencing your ownership of your Certificates.

     Purchasers of book-entry Certificates will hold their certificates indirectly through securities intermediaries - banks, brokerage houses and other institutions that maintain securities accounts for their customers. DTC will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermediaries holding certificates for their customers). Thus, each purchaser of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the purchaser's own securities intermediary at the "bottom." The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries with a securities depository at the top is the system through which most publicly traded securities are held in the United States.

     Purchasers of book-entry Certificates should realize that, unless otherwise stated in this prospectus, the Trust will

     o    make all payments on their Certificates to DTC,

     o send all reports and notices required to be sent to book-entry Certificate holders solely to DTC, and

     o accept notices and directions solely from the registered holder, which for book-entry Certificates will mean DTC.

     DTC and the securities intermediaries are generally required by law and their own internal procedures to

     o deposit payments from the Trust into the appropriate customers' accounts,

     o transmit notices and directions from the Trust to their customers and from their customers to the Trust, and

     o exercise the rights that come from holding Certificates as a representative of their customers.

     Beneficial owners of book-entry Certificates may find it more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving payments on their Certificates, since payments will be initially made to DTC and must then travel down the hierarchy of intermediaries to the Certificate owner's own account with its securities intermediary.

     European purchasers of Certificates can hold interests in the Certificates only through Clearstream International (Clearstream) or through Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear), if they are participants in such systems or indirectly through organizations that are participants in such systems.

     Because Clearstream and Euroclear are not DTC participants, Clearstream and Euroclear will hold positions through US securities intermediaries that will in turn hold positions on DTC's books. Citibank's London office will act as securities intermediary for Clearstream, and JPMorgan Chase Bank will act as securities intermediary for Euroclear.

     Neither the Trustee, CMI, CRMSI nor any of their respective affiliates will be responsible, or liable to Certificate owners, for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

     o    payments to its participants or customers,

     o transmission of notices, directions (including directions as to voting Certificates) and other communications to or from Certificate owners, or

     o    record keeping,

nor will they have any obligation to Certificate owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

The Depository Trust Company

DTC is a limited purpose trust company organized under the laws of New York State, a member of the Federal Reserve System, a "clearing corporation" under the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934.

     DTC holds securities deposited by its participants and facilitates the settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream is registered as a bank in Luxembourg and is regulated by the Luxembourg Monetary Authority, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Clearstream's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's US customers are limited to securities brokers and dealers and banks, and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream or Euroclear.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. Euroclear's rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under Euroclear's rules only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     The preceding information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Physical Certificates

Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if DTC advises the Trustee and the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CRMSI is unable to locate a qualified successor,

     The certificate registrar will notify all beneficial owners, through DTC, of the availability of physical Certificates.

     Physical Certificates will be transferable and exchangeable at the offices of the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the certificate registrar may require a payment sufficient to cover any tax or other governmental charge incurred.


ERISA considerations


The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account, or IRA, or other plan subject to Internal Revenue Code 4975 will be considered an ERISA plan.)

"Plan asset" regulations

If an ERISA plan purchases Certificates, the underlying assets of the Trust - for example, mortgage loans - might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee or the servicer. In such circumstances, some operations of the Trust might constitute or result in prohibited transactions under ERISA.

     ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CRMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations, as modified by Section 3(42) of ERISA, state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and entities deemed to be holding "plan assets" subject to ERISA.

Class exemptions

U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CRMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans. PTE 83-1 might not apply, however, to the purchase and holding of

     o    senior classes of Certificates of a PO or IO class,

     o    subordinated classes of Certificates or

     o    residual Certificates.

     Accordingly, unless an underwriter exemption (described below) applies, CRMSI will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee

     o executes a representation letter satisfactory to the certificate registrar and CRMSI stating that (1) it is not, and is not acting on behalf of, an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 (PTE-95-60)), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition or

     o delivers (1) an opinion of counsel satisfactory to the certificate registrar, CMI and CRMSI that the purchase or holding of the Certificate by or on behalf of the plan will not constitute or result in a non-exempt prohibited transaction under ERISA Section 406 or any similar law and will not subject CRMSI, CMI, the certificate registrar or the Trustee to any obligation in addition to those undertaken in the pooling agreement and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee, the certificate registrar, CRMSI and CMI may require in connection with the transfer.

Underwriters' exemptions

Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

Other prohibitions

An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CRMSI (such as Citibank, N.A. or Citigroup Global Markets Inc.), any underwriter or the Trustee

     o    has discretion to invest such assets, or

     o has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or

     o    is an employer maintaining or contributing to the ERISA plan.

By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CRMSI that the assets of the ERISA plan used in the purchase are not described in the preceding sentence.

Investor responsibility

Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     Employee benefit plans that are not subject to ERISA may be subject to similar federal, state or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.


Legal investment considerations


SMMEA

If the Trust contains only first priority mortgage loans, then the senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA).

     Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.

     A Certificate will be a mortgage related security so long as

     o it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and

     o it is part of a Series of Certificates in a Trust consisting of first priority mortgage loans originated by the types of originators specified in SMMEA.

     The supplement specifies whether any classes of Certificates of a Series are mortgage related securities.

State overrides of SMMEA

SMMEA permitted states that acted before October 3, 1991 to override some of its provisions for mortgage related securities backed by loans on residential properties or mixed commercial and residential properties. A number of states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

Federal depository institutions

SMMEA also permits

     o federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby,

     o    federal credit unions to invest in mortgage related securities, and

     o national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities,

subject in each case to regulations of their federal regulators.

     In this connection,

     o the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),

     o the National Credit Union Administration has adopted rules which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices, and

     o the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

Investor responsibility

Depository institutions considering an investment in the Certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates may be considered unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).

     The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.

     Except for the status of some Certificates as "mortgage related securities," no representation is made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.


Taxation of Certificate holders


The following taxation sections (including "Taxation of the Trust" below) discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in a REMIC (referred to in this section as "Certificates"). The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, Certificate holders that hold Certificates as part of a hedge, straddle, integrated or conversion transaction, or Certificate holders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Certificate holder. Moreover, the discussion and the opinions referred to in "Taxation of the Trust" below are based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service (the IRS) or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Certificates. Investors are urged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

Taxation of Certificates - general

Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

Accrual method

Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

Original issue discount

All accrual Certificates will be issued with original issue discount (or OID), and others classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

     Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.

     The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CRMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the IRS may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.

     CRMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "- Reporting requirements" below.

     The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Calculation of OID

     A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)

     Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CRMSI will treat the monthly period ending on the day before each distribution day as the accrual period.

     Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series. However, no representation is made as to the rate at which prepayments actually will occur.

     Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."

     The issue price of a Certificate is generally the first cash price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CRMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CRMSI as the fair market value of that class on the issue date.

     The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day. It is unclear how an election to do so would be made under the OID rules and whether that election could be made unilaterally by a Certificate holder.

     The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CRMSI intends to treat interest on Certificates as qualified stated interest.

     Distributions on the following types of Certificates will not be qualified stated interest:

     o    Certificates in an accrual class,

     o Certificates for which interest distributions may be deferred and added to the principal balance, or

     o Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class).

Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Any deferred interest (as defined in the supplement) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the Certificates in computing OID.

     Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of

     o the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and
          (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over

     o the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.

     Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.

     The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

     The OID rules suggest that OID with respect to any Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the pooling agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, OID with respect to any such Certificates will be reported to the IRS and the Certificate holders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID rules, so long as the pooling agreement requires that the uncertificated regular interests be transferred together.

De minimis OID

OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (i.e., rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.

     Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "- Election to treat interest under the constant yield method" below.

OID on retail class Certificates

     For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CRMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate

     o the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and

     o the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

     CRMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

Acquisition premium

A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "- Election to treat interest under the constant yield method" below.

OID on variable rate Certificates

Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if

     o the issue price does not exceed the original principal balance by more than a specified amount and

     o the interest compounds or is payable at least annually at current values of (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.

     An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)

     OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "- Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CRMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.

     Although unclear under the OID rules, CRMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.

     Under the REMIC regulations, a Certificate bearing

     o a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

     o one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods,

can qualify as a regular interest in a REMIC. For OID reporting purposes, CRMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

     A class of Certificates may not have a variable rate under the preceding rules - for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

Market discount

A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.

     The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period. To the extent that Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID.

     The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

     The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.

     As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "- Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.

     By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "- Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "- De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

Losses

Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.

     Under section 166, it appears that

     o a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and

     o other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.

     Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

Election to treat interest under the constant yield method

A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

     A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

Sale or exchange of Certificates

If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received (excluding any amount attributable to qualified stated interest, which will be treated as such) and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.

     Except as described in "- Market discount" above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.

     Gain on the sale or exchange of a Certificate will be treated as ordinary income

     o if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,

     o for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     o to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate.

In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

Special types of holders

CRMSI anticipates that a Certificate held by

     o a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC underlying the Certificate would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C), or

     o    a real estate investment trust will be a "real estate asset" under section 856(c)(4)(A) in the same proportion that the assets of the REMIC underlying the Certificate would be so treated, and interest on the Certificate will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) to the extent that the Certificate is treated as a "real estate asset" within the meaning of section 856(c)(3)(A).

Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the Certificates will qualify for the corresponding status in their entirety for that calendar year. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of a REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "--Reporting requirements."

Certificates held by

     o a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and

     o certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

Foreign investors

A non-U.S. person is a person that is not

     o    a citizen or resident of the United States,

     o a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,

     o an estate subject to United States federal income tax regardless of the source of its income, or

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person

     o is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and

     o provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S. person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Certificate held by a residual Certificate holder that owns directly or indirectly a 10% or greater interest in the residual Certificates.

     For the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

     o You provide your name, address and a signed statement that you are the beneficial owner of the certificates and that you are not a US certificate owner. This statement is generally made on IRS Form W-8BEN.

     o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form W-8BEN.

     o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the US. This claim is generally made on Form W-8ECI.

     If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates. For Certificates held by a foreign partnership, (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership must provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

     Further, it appears that a Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificate holders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

Backup withholding

Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 28% (increasing to 31% after 2010) of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the

Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the paying agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Reporting requirements

Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.


Taxation of the Trust


REMIC qualification

CRMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools. The supplement states whether CRMSI will make more than one REMIC election for the Trust's assets.

     Upon the issuance of a Series, Cadwalader, Wickersham & Taft LLP or Orrick, Herrington & Sutcliffe LLP will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the pooling agreement, (ii) certain representations set forth in the pooling agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes:

     o    the Trust will qualify as one or more REMICs under current law and

     o the Certificates will evidence ownership of regular interests in a REMIC.

     For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.

     If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates may then not be accorded the status or given the tax treatment described above.

Taxes that may be imposed on the REMIC

Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include

     o the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,

     o the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,

     o    the receipt of compensation for services, or

     o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.

     Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC

     o    during the three months following the closing date,

     o    made to a qualified reserve fund by a residual interest holder,

     o    in the nature of a guaranty, and

     o    made to facilitate a qualified liquidation or clean-up call.

     Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.


Legal aspects of mortgage loans


Mortgages and deeds of trust

The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the land trustee to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.

     The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

Foreclosure

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and limit the remedies available to the lender for a default perceived as harsh or unfair.

     Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

     In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property at the foreclosure sale for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any insurance proceeds.

     CMI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances - for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property - that would cause CMI to elect not to foreclose on a defaulted mortgage loan.

     Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."

     The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

     In Connecticut a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 20 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

     Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.

     In California, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although the redeemer will be required to pay reasonable rental value during the redemption period.

     A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record in a foreclosure.(1)

---------------------------
(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a

     In California, a borrower has until 5 days before a trustee sale to cure the default and to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.

     In Illinois, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

     In Michigan, a borrower is granted a right of redemption for a period after a sale of the property of six months (one year in certain cases). Upon exercise of such right, the borrower can redeem the property by paying the amount of the sale price, plus interest and advances. Any resulting deficiency in the amount owing under the mortgage will be unsecured, and is generally nonrecoverable.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

Anti-deficiency laws and other limitations on lenders

In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Although CMI may elect to pursue deficiency judgments on a mortgage loan, CMI does not have to do so, even if permitted by applicable law.

     New York. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the


--------------------
fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of
(1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.

     Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender.

     In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

     New Jersey. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

     In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

     Connecticut. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference.

If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.

     California. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti- deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, CMI intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.

     Texas. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A mortgage loan, including a refinancing, secured by the borrower's homestead pursuant to the Texas Constitution, is made without personal recourse against the borrower and does not permit a deficiency judgment. On other Texas mortgage loans, generally a purchase money loan or a refinancing of a prior loan that does not involve cash to the borrower, a suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

     Illinois. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.

     Florida. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

     Michigan. If the price at the foreclosure sale is less than the total amount due under the mortgage, under Michigan law the lender retains the right to institute suit for the amount of the deficiency against the borrower.

     All mortgage loans. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default under a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 reorganization plan.

     Generally, a repayment plan in a case under Chapter 13 and a reorganization plan under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan f a mortgage loan, it is possible that the mortgage loan could be modified.

     State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.

     In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.

     Bankruptcy reform legislation passed by the Senate in September 1998 would have amended the Bankruptcy Code to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, the provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the mortgage loans. The House bill and the conference report did not have a similar provision, and Congress adjourned without acting on the proposed legislation. However, such legislation may be reintroduced. If the proposed amendment to the Bankruptcy Code were to become law, a violation of the Truth in Lending Act in the origination of a mortgage loan could result in a total loss on the loan in a bankruptcy proceeding. Such a violation would, however, breach a representation and warranty of CRMSI, which would require it to repurchase the mortgage loan.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a Trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.

     The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Reigle Community Development and Regulatory Improvement Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Violations of these laws may also limit the ability of the servicer to collect all of the principal and interest otherwise payable on the related mortgage loans.

     The Servicemembers Civil Relief Act (the Civil Relief Act) limits the amount of interest that may be charged on a mortgage loan during the period when the homeowner is in military service. The maximum interest rate that can be charged is 6% per annum. This maximum rate applies even though the mortgage was originated before the homeowner was called to active duty. Shortfalls on interest collections due to this law will not be covered by any servicer advance or by any subordination and, unless otherwise provided in the supplement, the interest shortfalls will be allocated pro rata to all interest-bearing Certificates. This law also limits the ability of a servicer to foreclose on a defaulted mortgage loan during the homeowner's period of military service.

Due-on-sale clauses

Fixed rate mortgage loans in a Trust will usually contain due-on-sale clauses. Generally, ARM s in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.

     The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated

     o    before October 15, 1982,

     o on mortgaged properties in Minnesota, Michigan, New Mexico and Utah, and

     o by a lender that was not a federal savings and loan associations or a federal savings bank.

     However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.

Other limitations on foreclosure

Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have

     o required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,

     o required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and

     o limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

     Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of usury laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.

     CRMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws, to the extent not pre-empted by Title V.

Environmental considerations

Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate

     o    emissions of air pollutants,

     o    discharges of wastewater or storm water,

     o generation, transport, storage or disposal of hazardous waste or hazardous substances,

     o    operation, closure and removal of underground storage tanks,

     o    removal and disposal of asbestos-containing materials, and

     o management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").

Failure to comply with these laws can result in significant penalties, including civil and criminal fines.

     Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners" and/or "operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. For example, under the laws of many states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.

     Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.

     Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.

     In 1996, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA upon foreclosure. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, the scope of the additional protections offered by the new law has not yet been fully defined by the courts. It is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The secured creditor protections in CERCLA do not protect against the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. None of CTB, CMI or any other originator has made such evaluations prior to the origination of the mortgage loans, and CMI does not require that originators who sell mortgage loans to it make such evaluations. CMI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CRMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CRMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued under that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a foreclosure proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture". However, there is no assurance that such a defense would be successful.


Use of proceeds


CRMSI intends to use net proceeds from the sale of the Certificates to purchase residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to CTB, CMI, their affiliates or unaffiliated parties.

     Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CRMSI acquires, prevailing interest rates, availability of funds and general market conditions.


Plan of distribution


CRMSI may offer and sell the Certificates either through agents or through underwriters. CRMSI anticipates selling Certificates through underwriters in most cases. An underwriter or agent that offers the Certificates may be an affiliate of CRMSI, and offers and sales of Certificates may include secondary market transactions by CRMSI affiliates. Affiliates may act as principal or agent in these transactions. Sales will be at prices related to prevailing market prices at the time of sale.

     The supplement sets forth the terms of the offering, including the names of any underwriters or agents, the managing underwriters of any underwriting syndicate, the net proceeds from the sale, and any securities exchange on which the Certificates will be listed. CRMSI does not anticipate listing Certificates on any securities exchange. Dealer trading may take place in the Certificates, including Certificates not listed on a securities exchange.

     CRMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."

     Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for CTB, CMI or their affiliates in the ordinary course of business.


Additional information


SEC filings

All documents subsequently filed by CRMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the Certificates are incorporated by reference into this prospectus.

     CRMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (without exhibits). Written or telephone requests for documents should be made to Citicorp Residential Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, telephone (636) 261-1313.

     You may read and copy any materials CRMSI files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the public reference room by calling the sec at 1-800-SEC-0330.

     The SEC also maintains an Internet site at http://www.sec.gov that contains, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CRMSI. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

     Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

Index of Defined Terms


A

a simple interest advanceable amount.............S-12
accrual classes.....................................1
accrual period...................................S-25
adjusted issue price...............................40
appraisal from prior loan........................S-52
ARMs............................................3, 14
available for distribution..........................8

B

balloon............................................14
Bank Statement.....................................22
Bankruptcy Code....................................53
beneficial owner...................................33
bi-weekly interest advanceable amounts...........S-13
bi-weekly loans..................................S-18
book-entry certificates............................33
broker price opinion.............................S-52

C

CERCLA.............................................56
Certificates........................................1
CFMC...............................................19
CFMSI..............................................19
Civil Relief Act...................................55
Civil Relief shortfall...........................S-24
class A-1b margin.................................S-4
classes.............................................1
clean-up call......................................10
clean-up call date...............................S-29
Clearstream........................................34
CMI............................................S-5, 1
collection account.................................27
collection period...................................6
compensating factors...............................24
compensating interest........................S-24, 10
Conference Committee Report........................39
CPR..............................................S-31
credit grade categories............................23
credit score.......................................21
CRMSI..........................................S-5, 1
CTB............................................S-5, 1
cut-off date........................................6

D

daily simple interest..............................14
daily simple interest loans.........................5
debt burden........................................22
debt-to-income ratio...............................22
delinquency advance.................................8
determination day...................................6
distribution day....................................6
DTC................................................33
due date............................................5
due-on-sale clause.................................10

E

enhancement level................................S-20
Equity Builder Loan..............................S-18
equity builder prepayment shortfall..............S-12
Equity Builder program...........................S-18
ERISA...........................................5, 35
ERISA plans........................................35
Euroclear..........................................34
events of default..................................28
Excess interest..................................S-11
exterior inspection only.........................S-52

F

Fannie Mae.........................................19
FDIC...............................................20
FICO score.........................................21
field review.....................................S-52
Freddie Mac........................................19
full appraisal...................................S-52
Full income documentation..........................22
fully amortizing...................................14

G

Garn-St Germain Act................................55
Global Securities.................................I-1

H

homeowner...........................................6

I

index interest rate................................14
interest cap carryforward........................S-26
interest funds...................................S-22
interest shortfall...............................S-26
interest-only.......................................1
IO..................................................1
IRA................................................35
IRS................................................39
issue price........................................40

L

LIBOR accrual period................................7
LIBOR class.........................................7
liquidated loan..................................S-30
loan-to-value ratio................................15
loss...............................................11
LTV................................................15

M

market discount....................................43
maximum compensating interest amount.............S-19
monthly payment loans............................S-19
Moody's...........................................S-6
mortgaged properties................................1
mortgagee..........................................48
mortgagor..........................................48

N
NAS class........................................S-27
net WAC rate.....................................S-26
non-conforming.....................................19
Nonqualified Intermediary.........................I-4
Non-U.S. Holder...................................I-3
non-U.S. person....................................46

O

objective rate.....................................42
OC floor amount..................................S-22
OID................................................39
OID rules..........................................39
order of seniority.................................11
order of subordination.............................11
original issue discount............................39
originator..........................................1
outstanding........................................11
overcollateralization..............................17

P

Par..............................................S-41
Periodic Interest Advances.......................S-19
PO..................................................1
Pool..............................................S-6
pool insurance.....................................17
pooling agreement..................................30
PPC..............................................S-31
prepayment charge...................................9
prepayment collection period........................9
prepayment interest shortfalls...............S-13, 10
prepayment model..............................S-31, 9
present value of the remaining distributions.......40
principal balance.............................S-23, 5
principal distribution amount....................S-27
Principal funds..................................S-23
principal-only......................................1
PTE 83-1...........................................35
PTE-95-60..........................................36

Q

qualified floating rate............................42
Qualified Intermediary............................I-3
qualified inverse floating rate....................42

R
RCRA...............................................57
realized loss....................................S-30
recertification of value.........................S-52
registered holder..................................33
regular classes.....................................6
release amount...................................S-29
REMIC...............................................2
residual class......................................6
retail class Certificates..........................41
rolling sixty-day delinquency rate...............S-22

S

S&P...............................................S-6
scheduled payment...................................5
SEC................................................58
secured creditor exemption.........................57
securities intermediaries..........................33
Self-employed......................................22
semi-monthly loans...............................S-18
senior..............................................1
senior classes.....................................11
senior principal distribution amount.............S-27
Series..............................................1
servicers...........................................6
servicing account..................................27
servicing fee......................................26
simple interest prepayment shortfall.............S-12
sixty-day delinquency rate.......................S-22
SMMEA........................................S-42, 36
special hazard insurance...........................17
specified enhancement level......................S-21
Stated Income......................................22
stated redemption price at maturity................40
stepdown date....................................S-22
Streamlined documentation..........................22
structuring assumptions..........................S-31
subclasses..........................................2
subordinated........................................1
subordinated classes.........................S-16, 11
subordination depletion date.....................S-23
superliens.........................................56

T

targeted level.............................S-11, S-21
Texas Home Equity Laws..............................4
Title V............................................56
Trust.............................................S-5

U

U.S. Bank..........................................29
U.S. Withholding Agent............................I-3
underwriter exemption............................S-41
unsupported prepayment interest shortfall........S-24
USTs...............................................57

V

variable rate Certificates.........................42

Prospectus
September 27, 2006




                      Citicorp Residential Mortgage Trust,
                                  Series 2006-2





                           $829,820,000 (approximate)
                         REMIC Pass-Through Certificates
                                  Series 2006-2








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                      Dealer Prospectus Delivery Obligation

                Until December 26, 2006, all dealers that effect
                transactions in these securities, whether or not
                     participating in this offering, may be
      required to deliver a prospectus. This is in addition to the dealers'
         obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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